Exhibit 10.1

SECOND AMENDMENT TO

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) dated as of the 8th day of September, 2025.

BETWEEN:

BANK OF MONTREAL, as Administrative Agent, Lead Arranger and Sole Bookrunner

(herein called the “Agent”)

- and -

THE LENDERS FROM TIME TO TIME PARTY HERETO, as

Lenders

(herein called the “Lenders”)

- and -

TUCOWS.COM CO., as Canadian Borrower and

TUCOWS (DELAWARE) INC., TING INC., TUCOWS EMERALD), LLC, WAVELO, INC. and TUCOWS Inc., as U.S.

Borrowers

(herein called the “Borrowers”)

- and –

THE GUARANTORS FROM TIME TO TIME IDENTIFIED

HEREIN, as Guarantors

(herein called the “Guarantors”)

WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors entered into a credit agreement made as of September 22, 2023, as amended by a first amendment to credit agreement dated May 3, 2024 (as amended, restated, renewed, extended, supplemented, replaced or otherwise modified to the date hereof, the “Credit Agreement”);

AND WHEREAS the Agent, the Lenders, the Borrowers and the Guarantors have agreed to amend the Credit Agreement, as more particularly set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1

DEFINED TERMS

1.01        Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement.

ARTICLE 2

AMENDMENTS TO CREDIT AGREEMENT

2.01      General Rule. Subject to the terms and conditions herein contained, effective as of the Second Amendment Effective Date, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.02        Amendments to Credit Agreement.

(a)

Effective as of the Second Amendment Effective Date, the Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double- underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached to this Amendment as Exhibit A.

ARTICLE 3

CONDITIONS PRECEDENT

3.01        This Amendment shall be effective on the date upon which the Agent has received (such date being the “Second Amendment Effective Date”):

(a)           a fully executed copy of this Amendment;

(b)          payment, on behalf of the Lenders, an extension fee in the amount of USD$288,000 (which fee amounts to 12 bps per annum for a one (1) year period on the amount of the Credit Facility), which fee shall be paid by the Agent to each Lender in accordance with such Lender’s pro rata share of the Credit Facility;

(c)          a copy (certified by an authorized officer of the applicable Loan Party) of (i) the charter documents and by-laws (or equivalent) of each Loan Party (ii) the resolutions of the board of directors (or equivalent governing body) of each Loan Party approving the borrowing and other matters contemplated by this Agreement; and (iii) all other instruments evidencing necessary corporate or other action of each Loan Party with respect to such matters;

(d)           a certificate of a senior officer of each Loan Party certifying the names and true signatures of its officers authorized to sign this Agreement and the Loan Documents to which it is a party; and

(e)           a certificate of status, compliance, good standing or like certificate, if applicable, with respect to each Loan Party issued by the appropriate Governmental Entity in the jurisdiction of its incorporation or formation.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.01       Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Lenders that the representations and warranties which are contained in Section 6 of the Credit Agreement, as amended herein, are true and correct on the date hereof as if made on the date hereof.

ARTICLE 5 MISCELLANEOUS

5.01       Future References to the Credit Agreement. On and after the date of this Agreement and/or the effective dates referenced herein, each reference in the Credit Agreement to “this agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in any related document to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.02        Ratification and Confirmation of Loan Documents. Except as specifically amended by this Agreement, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

5.03        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

5.04        Successors and Assigns. This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.05        Conflict. If any provision of this Agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this Agreement shall prevail and be paramount.

5.06       Further Assurances. Each of the Loan Parties shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Lenders may reasonably request for the purpose of giving effect to this Agreement and to each and every provision hereof.

5.07        Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by facsimile or electronic transmission, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

(The remainder of this page has been intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Agent:	BANK OF MONTREAL, as Administrative Agent, Lead Arranger and Sole Bookrunner

	By:	/s/ Rohit Lobo
Name: Rohit Lobo
Title: Senior Director

By:	/s/ Gregory Mancina
Name: Gregory Mancina
Title: Director

Lenders:	BANK OF MONTREAL, as Lender

By:
Name:
Title:

By:
Name:
Title:

BMO BANK, N.A., as Lender

By:
Name:
Title:

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Agent:	BANK OF MONTREAL, as Administrative Agent, Lead Arranger and Sole Bookrunner

By:
Name:
Title:

By:
Name:
Title:

Lenders:	BANK OF MONTREAL, as Lender

	By:	/s/ Charles Reggie Rice
Name: Charles Reggie Rice
Title: Vice President

By:	/s/ Gregory Mancina
Name: Gregory Mancina
Title: Director, Corporate Finance

BMO BANK, N.A., as Lender

By:	/s/ Charles Reggie Rice
Name: Charles Reggie Rice
Title: Vice President

By:
Name:
Title:

THE TORONTO-DOMINION BANK, as Lender and Co-Syndication Agent

By:	/s/ Justin Whiteside
Name: Justin Whiteside
Title: Director, TD Innovation Partners

By:	/s/ Mark Kiyonaga
Name: Mark Kiyonaga
Title: Director, Capital Solutions

BANK OF NOVA SCOTIA, as Lender and Co- Syndication Agent

By:
Name:
Title:

By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender

By:
Name:
Title:

By:
Name:
Title:

THE TORONTO-DOMINION BANK, as Lender and Co-Syndication Agent

By:
Name:
Title:

By:
Name:
Title:

BANK OF NOVA SCOTIA, as Lender and Co- Syndication Agent

By:	/s/ Beatriz Martinez
Name: Beatriz Martinez
Title: Director National Accounts

By:	/s/ Sebastian Reveredo
Name: Sebastian Reveredo
Title: Director National Accounts

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender

By:
Name:
Title:

By:
Name:
Title:

THE TORONTO-DOMINION BANK, as Lender and Co-Syndication Agent

By:
Name:
Title:

By:
Name:
Title:

BANK OF NOVA SCOTIA, as Lender and Co- Syndication Agent

By:
Name:
Title:

By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender

By:	/s/ Adam Weiers
Name: Adam Weiers
Title: Authorized Signatory

By:	/s/Faisal Dajani
Name: Faisal Dajani
Title: Authorized Signatory

NATIONAL BANK OF CANADA, as Lender

By:	/s/ Scott Morrison
Name: Scott Morrison
Title: Director

By:	/s/ David Bernstein
Name: David Bernstein
Title: Director

BUSINESS DEVELOPMENT BANK OF CANADA, as Lender

By:
Name:
Title:

By:
Name:
Title:

ROYAL BANK OF CANADA (formerly, HSBC BANK CANADA), as Lender

By:
Name:
Title:

By:
Name:
Title:

NATIONAL BANK OF CANADA, as Lender

By:
Name:
Title:

By:
Name:
Title:

BUSINESS DEVELOPMENT BANK OF CANADA, as Lender

By:	/s/ Rahul Baswan
Name: Rahul Baswan
Title: Director, Syndicated Financing

By:	/s/ Conor Jefferies
Name: Conor Jefferies
Title: Associate Director, Syndicated Financing

ROYAL BANK OF CANADA (formerly, HSBC BANK CANADA), as Lender

By:
Name:
Title:

By:
Name:
Title:

NATIONAL BANK OF CANADA, as Lender

By:
Name:
Title:

By:
Name:
Title:

BUSINESS DEVELOPMENT BANK OF CANADA, as Lender

By:
Name:
Title:

By:
Name:
Title:

ROYAL BANK OF CANADA (formerly, HSBC BANK CANADA), as Lender

By:	/s/ Seema Pasha
Name: Seema Pasha
Title: Vice President, Finance

By:
Name:
Title:

Borrowers:

TUCOWS INC., as Parent and U.S. Borrower

By:	/s/ Ivan Ivanov
Name: Ivan Ivanov
Title: Treasurer and Chief Financial Officer

TUCOWS.COM CO., as Canadian Borrower

By:	/s/ Ivan Ivanov
Name: Ivan Ivanov
Title: Treasurer and Chief Financial Officer

TING INC., as U.S. Borrower

By:	/s/ Ivan Ivanov
Name: Ivan Ivanov
Title: Treasurer and Chief Financial Officer

TUCOWS (DELAWARE) INC. as U.S. Borrower

By:	/s/ Ivan Ivanov
Name: Ivan Ivanov
Title: Treasurer and Chief Financial Officer

TUCOWS (EMERALD), LLC, as U.S. Borrower

By:	/s/ Ivan Ivanov
Name: Ivan Ivanov
Title: Treasurer and Chief Financial Officer

WAVELO, INC., as U.S. Borrower

By:	/s/ Ivan Ivanov
Name: Ivan Ivanov
Title: Treasurer and Chief Financial Officer

Acknowledged and Agreed to by the Guarantors as of the date first written above.

eNOM, LLC, as Guarantor

By:	/s/ Ivan Ivanov
Name: Ivan Ivanov
Title: Treasurer and Chief Financial Officer

ASCIO TECHNOLOGIES, CORP., as Guarantor

By:	/s/ Ivan Ivanov
Name: Ivan Ivanov
Title: Treasurer and Chief Financial Officer

Exhibit A

Amendments to Credit Agreement

See attached

Exhibit A to ~~First~~Second Amendment to Credit Agreement dated ~~May 3, 2024~~

~~Removal of CDOR Loans and Addition of Term CORRA Loans S~~eptember 8, 2025

TUCOWS.COM CO.

as Canadian Borrower

- and -

TUCOWS (DELAWARE) INC., TING INC., TUCOWS (EMERALD), LLC, WAVELO, INC. and TUCOWS Inc.

as U.S. Borrowers

- and -

BANK OF MONTREAL

as Agent, Lead Swap Arranger and Sole Bookrunner

- and -

The Toronto-Dominion Bank and Bank of Nova Scotia as Co-Syndication Agent

- and -

THE FINANCIAL INSTITUTIONS IDENTIFIED ON THE SIGNATURE PAGES HERETO

as Lenders CREDIT AGREEMENT

Dated as of September 22, 2023

TABLE OF CONTENTS

		Page

Article 1 INTERPRETATION		1
Section 1.01	Defined Terms	1
Section 1.02	Gender and Number	41
Section 1.03	Interpretation not Affected by Headings, etc	41
Section 1.04	Currency	41
Section 1.05	Certain Phrases, etc.	~~42~~41
Section 1.06	Time of the Essence.	~~42~~41
Section 1.07	Accounting Terms.	~~42~~41
Section 1.08	Non-Business Days.	~~43~~42
Section 1.09	Incorporation of Schedules.	~~43~~42
Section 1.10	Reference to Agent or Lenders.	~~43~~42
Section 1.11	References to Time of Day	43
Section 1.12	References to Applicable Laws	43
Section 1.13	References to Agreements	43
Section 1.14	Rateable Portion of Accommodations	43
Section 1.15	Quebec Matters	43
Section 1.16	Permitted Liens	44
Section 1.17	Interest Rates	~~45~~44
Section 1.18	Joint and Several Obligations	45
Article 2 CREDIT FACILITY		~~46~~45
Section 2.01	Availability.	~~46~~45
Section 2.02	Commitments and Facility Limits	46
Section 2.03	Credit Facility Accordion	~~47~~46
Section 2.04	Use of Proceeds.	~~48~~47
Section 2.05	Mandatory Repayments.	~~48~~47
Section 2.06	Mandatory Prepayments	48
Section 2.07	Repayments of Credit Excess.	~~49~~48
Section 2.08	Voluntary Prepayments	49
Section 2.09	Payments under this Agreement	49

Section 2.10	Application of Payments and Prepayments.	~~50~~49
Section 2.11	Computations of Interest and Fees	50
Section 2.12	Adjustment for Currency Fluctuations.	~~51~~50
Section 2.13	Standby Fee	51
Section 2.14	Upfront Fee	51
Section 2.15	Defaulting Lender Adjustments	51
Section 2.16	Replacement Lenders	54
Article 3 ADVANCES		~~55~~54
Section 3.01	The Advances.	~~55~~54
Section 3.02	Procedure for Borrowing.	~~56~~55
Section 3.03	Conversions and Rollovers Regarding Advances	56
Section 3.04	Circumstances Affecting SOFR Loans and CORRA Loans	~~57~~56
Section 3.05	Interest on Advances	58
Section 3.06	Benchmark Replacement Setting – SOFR	~~61~~60
Section 3.07	Canadian Benchmark Replacement Setting	~~63~~62
Section 3.08	Inability to Determine Rates – CORRA.	~~65~~64
Article 4 LETTERS OF CREDIT		~~66~~65
Section 4.01	Letters of Credit.	~~66~~65
Section 4.02	Issue Notice.	~~66~~65
Section 4.03	Form of Letters of Credit	66
Section 4.04	Procedure for Issuance of Letters of Credit	66
Section 4.05	Payment of Amounts Drawn Under Letters of Credit.	~~67~~66
Section 4.06	Fees.	~~68~~67
Section 4.07	Obligations Absolute.	~~69~~68
Section 4.08	Indemnification; Nature of Fronting Letter of Credit Lender’s Duties.	~~69~~68
Section 4.09	Repayments.	~~70~~69
Section 4.10	Cash Collateral.	~~71~~70
Article 5 SECURITY/GUARANTEES		~~72~~71
Section 5.01	Security.	~~72~~71
Section 5.02	Additional Guarantors	72
Section 5.03	Mortgaged Property.	~~73~~72

Section 5.04	Obligations Secured by the Security.	~~73~~72
Section 5.05	Further Assurances.	~~74~~73
Section 5.06	Security Principles	~~74~~73
Article 6 CONDITIONS OF LENDING		75
Section 6.01	Conditions Precedent to Effectiveness	75
Section 6.02	Conditions Precedent to All Accommodations and Conversions.	~~77~~76
Section 6.03	No Waiver.	~~78~~77
Article 7 REPRESENTATIONS AND WARRANTIES		~~78~~77
Section 7.01	Representations and Warranties.	~~78~~77
Section 7.02	Survival of Representations and Warranties.	~~85~~84
Article 8 COVENANTS OF THE BORROWER		85
Section 8.01	Affirmative Covenants	85
Section 8.02	Negative Covenants	92
Section 8.03	Financial Covenants.	~~97~~96
Article 9 EVENTS OF DEFAULT		~~98~~97
Section 9.01	Events of Default.	~~98~~97
Section 9.02	Remedies Upon Demand and Default	100
Section 9.03	Application of Funds.	~~101~~100
Article 10 YIELD PROTECTION		~~102~~101
Section 10.01	Increased Costs.	~~102~~101
Section 10.02	Taxes	103
Section 10.03	Mitigation Obligations: Replacement of Lenders.	~~106~~105
Section 10.04	Illegality.	~~107~~106
Section 11.01	Right of Setoff.	~~107~~106
Article 12 SHARING OF PAYMENTS BY LENDERS		~~108~~107
Article 11 RIGHT OF SETOFF		~~107~~106
Section 12.01	Sharing of Payments by Lenders.	~~108~~107
Article 13 AGENT’S CLAWBACK		~~109~~108
Section 13.01	Agent’s Clawback.	~~109~~108
Article 14 AGENCY		109
Section 14.01	Appointment and Authority	109

Section 14.02	Rights as a Lender.	~~110~~109
Section 14.03	Exculpatory Provisions.	~~110~~109
Section 14.04	Reliance by Agent.	~~111~~110
Section 14.05	Indemnification of Agent.	~~111~~110
Section 14.06	Delegation of Duties	111
Section 14.07	Replacement of Agent.	~~112~~111
Section 14.08	Non-Reliance on Agent and Other Lenders.	~~112~~111
Section 14.09	Collective Action of the Lenders.	~~113~~112
Section 14.10	Anti-Money Laundering Legislation.	~~113~~112
Section 14.11	No Other Duties, etc.	~~114~~113
Section 14.12	Erroneous Payments By The Agent	~~114~~113
Section 14.13	Receipt of Payments	115
Section 14.14	Bank Act Security	~~116~~115
~~Article 15 BDC PROVISIONS~~		~~116~~
~~Section 15.01~~	~~BDC Availability~~	~~116~~
~~Section 15.02~~	~~Mechanics for Advances by BDC~~	~~117~~
~~Section 15.03~~	~~Enforcement, Rights, Etc. of BDC~~	~~117~~
Article ~~16~~15 NOTICES: EFFECTIVENESS; ELECTRONIC COMMUNICATION		~~117~~116
Section ~~16.0115.01~~	Notices, etc.	~~117~~116
Article ~~17~~16 EXPENSES; INDEMNITY: DAMAGE WAIVER		~~118~~116
Section ~~17.01~~16.01	Expenses; Indemnity: Damage Waiver.	~~118~~116
Article ~~18~~17 SUCCESSORS AND ASSIGNS		~~119~~118
Section ~~18.01~~17.01	Successors and Assigns.	~~119~~118
Article ~~19~~18 AMENDMENTS AND WAIVERS		~~123~~121
Section ~~19.01~~18.01	Amendments and Waivers	~~123~~121
Section ~~19.02~~18.02	Judgment Currency.	~~124~~122
Article ~~20~~19 GOVERNING LAW; JURISDICTION; ETC.		~~125~~123
Section ~~20.01~~19.01	Governing Law; Jurisdiction; Etc.	~~125~~123
Article ~~21~~20 WAIVER OF JURY TRIAL		~~125~~124
Section ~~21.01~~20.01	Waiver of Jury Trial	~~125~~124
Article ~~22~~21 COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION		~~126~~124
Section ~~22.01~~21.01	Counterparts; Integration; Effectiveness; Electronic Execution.	~~126~~124
Article ~~23~~22 TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY		~~126~~125
Section ~~23.01~~22.01	Treatment of Certain Information: Confidentiality; Non-Public Informa
Article ~~24~~23 ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS		~~128~~126
Section ~~24.01~~23.01	Acknowledgement and Consent to Bail In of EEA Financial Institution

SCHEDULES

Schedules Relating to Accommodation

SCHEDULE 1	-	Form of Borrowing Notice
SCHEDULE 2	-	Form of Interest Rate Election Notice
SCHEDULE 3	-	Form of Issue Notice
SCHEDULE 4	-	Notice Periods and Amounts
SCHEDULE 5	-	Applicable Margins

Schedules Relating to the Administration of the Credit Agreement

SCHEDULE 6	-	Form of Assignment and Assumption Agreement
SCHEDULE 7	-	Form of Compliance Certificate
SCHEDULE 8	-	Lender Commitments
SCHEDULE 9	-	Form of Payment/Reduction Notice

Schedules Relating to Representations and Warranties

Schedule 5.03	-	Mortgaged Property
Schedule 7.01(6)	-	Material Authorizations
Schedule 7.01(7)	-	Litigation and Other Proceedings
Schedule 7.01(8)	-	Ownership of Assets
Schedule 7.01(10)	-	Real Property – Owned and Leased
Schedule 7.01(11)	-	Place of Business
Schedule 7.01(13)	-	Material Contracts
Schedule 7.01(15)	-	Taxes
Schedule 7.01(18)	-	Pension Plans
Schedule 7.01(23)	-	Intellectual Property
Schedule 7.01(25)	-	Collective Agreements
Schedule 8.01(13)	-	Authorizations, Intellectual Property
Schedule 8.01(17)	-	Maintenance of Bank Accounts and Service Accounts
Schedule 8.01(21)	-	Post-Closing Undertaking

CREDIT AGREEMENT

THIS CREDIT AGREEMENT made as of September 22, 2023 among TUCOWS.COM CO., as Canadian Borrower, TUCOWS (DELAWARE) INC., TING INC., TUCOWS (EMERALD), LLC, WAVELO, INC., and TUCOWS INC. as U.S. Borrowers, BANK OF MONTREAL, as Agent, Lead Swap Arranger and Sole Bookrunner, and the financial institutions identified on the signature pages hereto, as Lenders.

WHEREAS the Borrowers have requested that the Lenders make certain credit facilities available to the Borrowers and the Lenders have agreed to provide certain credit facilities to the Borrowers on the terms and conditions herein set forth;

AND WHEREAS the Lenders wish the Agent to act on behalf of the Lenders on and subject to the terms and conditions herein set forth;

NOW THEREFORE for good and valuable consideration the receipt and sufficient of which is agreed to by each of the parties hereto, the parties hereto acknowledge and agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.01         Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Accommodation” means (i) an Advance made by a Lender on the occasion of any Borrowing; and (ii) the issue of a Letter of Credit by the Fronting Letter of Credit Lender on the occasion of any Issue (each of which is a “Type” of Accommodation).

“Accommodation Notice” means a Borrowing Notice, an Interest Rate Election Notice or an Issue Notice, as the case may be.

“Accommodations Outstanding” means, at any time in relation to (a) a Borrower and any Lender, the amount of all Accommodations outstanding thereunder made to such Borrower by such Lender; (b) a Borrower and all Lenders, the amount of all Accommodations outstanding thereunder made to such Borrower by the Lenders, (c) the Borrowers and any Lender, the amount of all Accommodations outstanding thereunder made to the Borrowers by such Lender; and (d) the Borrowers and all Lenders, the amount of all Accommodations outstanding thereunder made to the Borrowers by the Lenders. In determining Accommodations Outstanding, the aggregate amount thereof shall be determined on the basis of the aggregate principal amount of all outstanding Advances and the aggregate principal amount of all outstanding Swingline Advances for which the Lenders are contingently liable pursuant to Article 3 and the aggregate Face Amount of all outstanding Letters of Credit for which the Lenders are contingently liable pursuant to Article 4. In determining Accommodations Outstanding, the foregoing amounts shall be expressed in U.S. Dollars and each relevant amount denominated in Canadian Dollars shall be converted (for purposes of such determination only) into its Equivalent Amount in U.S. Dollars as of the date of determination.

“Accordion Effective Date” means the date the Agent notifies the Borrowers and the Lenders that an increase in the Commitments has taken effect in accordance with Section 2.03.

“Accordion Notice” has the meaning ascribed thereto in Section 2.03(1).

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the Assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Equity Interests of any Person or otherwise causing any Person to become a Subsidiary of the Parent, or (c) an amalgamation, plan of arrangement, merger or consolidation or any other combination with another Person, except any such merger or consolidation involving such Person or a subsidiary in which the shares of capital stock of such Person outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, and “Acquire” and “Acquired” have meanings correlative thereto.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (i) the Daily Simple SOFR, plus (ii) 0.10% (10 basis points).

“Adjusted EBITDA” means, in respect of any fiscal period until January 31, 2026, EBITDA for such fiscal period, plus ~~an amount equal to the lesser of the following: (i)~~the actual amount expensed in connection with the portion (if any) of the Verizon Liability or other similar liability to other carriers which was deducted in the determination of EBITDA for such fiscal period~~; and (ii) the Verizon Liability and any other similar liability to other carriers included in the calculation of Funded Debt as at the end of such fiscal period~~.

“Adjusted Daily Compounded CORRA” means for purposes of any calculation, the rate per annum equal to (a) Daily Compounded CORRA for such calculation plus (b) (i) 0.29547% per annum for an Interest Period of (1) month and (ii) 0.32138% per annum for an Interest Period of three (3) months, provided that if Adjusted Daily Compounded CORRA as so determined shall ever be less than the Floor, then Adjusted Daily Compounded CORRA shall be deemed to be the Floor.

“Adjusted Term CORRA” means for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) (i) 0.29547% per annum for an Interest Period of (1) month and (ii) 0.32138% per annum for an Interest Period of three (3) months, provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“Adjusted Term SOFR” means with respect to any tenor, the per annum rate equal to the sum of (i) Term SOFR as determined by the Agent plus (ii) 0.10% (10 basis points).

“Advances” means advances of funds made by a Lender under Article 3 and “Advance” means any one of such advances. Advances may be denominated in Canadian Dollars (a “Canadian Dollar Advance”) or U.S. Dollars (a “U.S. Dollar Advance”). A Canadian Dollar Advance is designated as a “Canadian Prime Rate Advance”, a “Term CORRA Loan” or a “Daily Compounded CORRA Loan” and a U.S. Dollar Advance may (in accordance with Article 2 and Article 3) be designated as a “SOFR Loan”, a “Base Rate (Canada) Advance” or “Base Rate (United States) Advance”. Each of a Canadian Prime Rate Advance, a Term CORRA Loan, a Daily Compounded CORRA Loan, a SOFR Loan, a Base Rate (Canada) Advance and a Base Rate (United States) Advance is a “Type” of Advance.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.

“Agent” means Bank of Montreal, its successors and permitted assigns in its capacity as an administration agent hereunder.

“Agreement” means this credit agreement and all schedules thereto, as amended, supplemented or restated from time to time; and the expressions “Article” and “Section” followed by a number mean and refer to the specified Article or Section of this Agreement.

“AML Legislation” has the meaning set out in Section 14.10.

“Annual Business Plan” means a business plan in respect of the Tucows Group, for a Financial Year, approved by the board of directors of the Parent and disclosing all assumptions made in the formulation thereof, which shall include a detailed Capital Expenditure budget and projections on a quarterly basis, income statement, balance sheet and cashflow statement, and compliance with all financial covenants in Section 8.03 herein.

“Anti-Corruption Laws” means the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to any Loan Party or any Subsidiary or Affiliate thereof.

“Anti-Terrorism Laws” means any federal, state or local laws relating to terrorism or money laundering, including, without limiting the generality of the foregoing, the Executive Order, the Canadian Sanctions Laws, the USA PATRIOT Act, the laws comprising or implementing The Currency and Foreign Transactions Reporting Act, 31 U.S.C. §§5311-5330 and 12 U.S.C. §§1818(s) and 1820(b) (also known as the “Bank Secrecy Act”), the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, the laws administered by the United States Treasury Department’s Office of Foreign Asset Control, and any sanctions administered or enforced by the U.S. Department of State, Public Safety Canada, the United Nations Security Council, the European Union, or His Majesty’s Treasury (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced), in each case to the extent that such laws relate to terrorism or money laundering and any other applicable AML Legislation, all as amended, supplemented or replaced from time to time.

“Applicable Margin” means, at any time, the applicable margin, expressed in basis points per annum which is in effect at such time based upon the Total Funded Debt to Adjusted EBITDA Ratio at such time as set forth in the table in SCHEDULE 5. If applicable, each Applicable Margin shall be adjusted in the manner prescribed in SCHEDULE 5 five (5) Business Days after the date the Agent receives a Compliance Certificate pursuant to Section 8.01(2)(ii) calculating the Total Funded Debt to Adjusted EBITDA Ratio. Such adjusted Applicable Margin shall apply in respect of (a) Advances, from and after such date, and (b) Letters of Credit, to Letters of Credit fees calculated from and after such date. In the event that the Parent has not delivered a Compliance Certificate in respect of any Financial Quarter as required pursuant to Section 8.01(2)(iii)(B), the Applicable Margin shall be the highest rate provided for in any column of SCHEDULE 5 until such time as such Compliance Certificate has been delivered (and thereafter shall correspond to the Applicable Margin calculated pursuant to the preceding sentences hereof). At any time an Event of Default has occurred and is continuing the Applicable Margins in SCHEDULE 5 shall in each case be increased by 200 bps.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be the percentage of the total Accommodations Outstanding represented by such Lender’s Accommodations Outstanding.

“Approved Fund” means, with respect to any Lender that is an investment fund that invests in bank loans, any other investment fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Arm’s Length” has the meaning interpreted for the purposes of the Income Tax Act (Canada), as in effect as of the date hereof.

“Asset Sales” means, in respect of the Tucows Group, a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any other Person, in one transaction or a series of transactions, of all or any part of any Tucows Groups Entity’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Equity Interests of any Subsidiary of the Parent (including by issuance of such Equity Interests). For greater certainty, for purposes of Section 2.06(1), an Asset Sale shall not include Dispositions of Assets between any Loan Party and any other Loan Party.

“Assets” means, with respect to any Person, any property, assets and undertakings of such Person of every kind and wheresoever situate, whether now owned or hereafter acquired (and, for greater certainty, includes any equity or like interest of such Person in any other Person).

“Assignment and Assumption” means an assignment and assumption agreement substantially in the form of SCHEDULE 6.

“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, licence, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, by-law, rule or regulation of any Governmental Entity.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (i) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (ii) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.06.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b)    with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Act Security” has the meaning ascribed thereto in Section 14.13

“Bank Act Security Lender” has the meaning ascribed thereto in Section 14.14.

“Base Rate (Canada)” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (iii) Adjusted Daily Simple SOFR in effect for such day plus 1.00%; provided that to the extent such highest rate as calculated above shall, at any time, be less than the Floor, such rate shall be deemed to be Floor for all purposes herein. Any change in the Base Rate (Canada) due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR shall be effective on the opening of business on the day specified in the public announcement of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR, respectively. If the Base Rate (Canada) is being used as an alternative rate of interest pursuant to Section 3.05 or Section 3.06, then the Base Rate (Canada) shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above.

“Base Rate (United States)” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (iii) Adjusted Daily Simple SOFR in effect for such day plus 1.00%; provided that to the extent such highest rate as calculated above shall, at any time, be less than the Floor, such rate shall be deemed to be Floor for all purposes herein. Any change in the Base Rate (United States) due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR shall be effective on the opening of business on the day specified in the public announcement of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Daily Simple SOFR, respectively. If the Base Rate (United States) is being used as an alternative rate of interest pursuant to Section 3.05 or Section 3.06, then the Base Rate (United States) shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above.

“basis point” or “bps” means 1/100th of one per cent.

“BDC” means Business Development Bank of Canada, together with its successors and assigns.

~~“BDC Commitment” means the relevant amount designated as such and set forth under BDC’s name on Schedule 8, as such amount may be increased or reduced pursuant to this Agreement from time to time.~~

~~“BDC Commitment Percentage” means, the Applicable Percentage attributable to BDC, being for certainty, the percentage of the total Commitments represented by the BDC Commitment.~~

“Benchmark” means, at the election of the Borrowers, Daily Simple SOFR or the Term SOFR Reference Rate, provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the Term SOFR Reference Rate, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.06.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time in Canada and the United States, and (b) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement as so determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board of the United States, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date, and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety

(90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.06 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.06.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership, as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Beneficiary” means, in respect of a Letter of Credit, the beneficiary named in the Letter of Credit or the Issue Notice with respect thereto.

“BMO” means Bank of Montreal (including, Canadian Equipment Finance division of the Bank of Montreal) and its Subsidiaries and Affiliates, BMO Bank N.A. (formerly, BMO Harris Bank N.A.) (including, US Equipment Finance Division) and its Subsidiaries and Affiliates and each of their respective successors and assigns.

“Bona Fide Debt Fund” means a bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in loans, commitments and similar extensions of credit in the ordinary course of business.

“Borrower Materials” has the meaning specified in ~~Section 23.01(4)~~Section 22.01(4).

“Borrowers” means, collectively, the Canadian Borrower and the U.S. Borrowers and “Borrower” means any one of them, as applicable.

“Borrower’s Account” means, in respect of all of the Borrowers, (i) in respect of Canadian Dollars, Tucows.com Co’s Canadian Dollar account with BMO, bearing account no. 0002-1547881; (ii) in respect of U.S. Dollars, Tucows Inc.’s U.S. Dollar account with BMO, bearing account no. 4238721.

“Borrowing” means a borrowing consisting of one or more Advances.

“Borrowing Notice” has the meaning specified in Section 3.02(1).

“Business” means the provision of network access, domain names and other internet services.

“Business Day” means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario or Montréal, Québec and, where used in the context of (i) a Base Rate (Canada) Advance or Base Rate (United States) Advance, is also a day on which banks are not required or authorized to close in New York, New York; and (ii) a SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” means any day that is only a U.S. Government Securities Business Day.

“Canadian Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (x) if such Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Canadian Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Canadian Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.07(4).

“Canadian Benchmark” means, initially, the Term CORRA Reference Rate; provided that if a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, or the then-current Canadian Benchmark, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.07.

“Canadian Benchmark Replacement”, means, with respect to any Canadian Benchmark Transition Event:

(1)    where a Canadian Benchmark Transition Event has occurred with respect to Term CORRA Reference Rate, Daily Compounded CORRA; and;

(2)    where a Canadian Benchmark Transition Event has occurred with respect to a Canadian Benchmark other than the Term CORRA Reference Rate, the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Canadian Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Canadian Benchmark for Canadian Dollar-denominated syndicated credit facilities and (ii) the related Canadian Benchmark Replacement Adjustment.

If the Canadian Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Canadian Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Canadian Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Canadian Benchmark with an Unadjusted Canadian Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Unadjusted Canadian Benchmark Replacement by the Canadian Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Unadjusted Canadian Benchmark Replacement for Canadian Dollar syndicated credit facilities at such time.

“Canadian Benchmark Replacement Conforming Changes” means, with respect to the use or administration of a Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of Borrowing Notice or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.09(3) and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Canadian Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Canadian Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Canadian Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Canadian Benchmark Transition Event,” the first date on which such Canadian Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Canadian Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Canadian Available Tenor of such Canadian Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Canadian Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Canadian Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Canadian Available Tenors of such Canadian Benchmark (or the published component used in the calculation thereof).

“Canadian Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Canadian Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Canadian Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark (or such component), which states that the administrator of such Canadian Benchmark (or such component) has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Canadian Benchmark Transition Event” will be deemed to have occurred with respect to any Canadian Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Canadian Available Tenor of such Canadian Benchmark (or the published component used in the calculation thereof).

“Canadian Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Canadian Benchmark Replacement Date has occurred if, at such time, no Canadian Benchmark Replacement has replaced the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07 and (b) ending at the time that a Canadian Benchmark Replacement has replaced the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07.

“Canadian Borrower” means Tucows.com Co., a Nova Scotia corporation and its successors and permitted assigns.

“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Dollars” and “Cdn.$” means lawful money of Canada.

“Canadian Pension Plan” means each pension plan required to be registered under Canadian federal or provincial pension law that is maintained or contributed to by any Loan Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec or a Canadian “multi-employer plan” as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Pension Termination Event” means, except as would not reasonably be expected to result in a Material Adverse Change, (a) the termination or wind-up in whole or in part of any Canadian Defined Benefit Pension Plan or the institution of proceedings by any Governmental Entity to terminate or wind-up in whole or in part or have a trustee or a replacement administrator appointed to administer a Canadian Defined Benefit Pension Plan, (b) the occurrence of an event under the Income Tax Act (Canada) that could reasonably be expected to affect the registered status of any Canadian Defined Benefit Pension Plan, (c) the taking of any action with respect to any Canadian Pension Plan or any other extraordinary event or condition with respect to a Canadian Pension Plan that could reasonably be expected to result in a Material Adverse Change, (d) the receipt by any Loan Party of any order or notice of intention to issue an order from the applicable pension standards regulator or similar Governmental Entity that could reasonably be expected to affect the registered status or cause the termination or wind-up (in whole or in part) of any Canadian Defined Benefit Pension Plan, or (e) the receipt of notice by the administrator or the funding agent of any failure to remit contributions to a Canadian Pension Plan.

“Canadian Prime Rate” means, for any day, the rate of interest per annum equal to the greater of (i) the per annum rate of interest publicly quoted or established as the “prime rate” of the Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (ii) Adjusted Term CORRA for an Interest Period of one (1) month plus 100 basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to the Borrowers or any other Person.

“Canadian Prime Rate Advance” has the meaning specified in the definition of Advance.

“Canadian Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Canadian Sanctioned Person” means any person that is a “designated person” or “terrorist group” as described in any Canadian Sanctions Laws.

“Canadian Sanctions Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures or any laws related to terrorism and money laundering, including, but not limited to, the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada), the Export and Import Permits Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and any related regulations, in each case as amended, renewed, extended or replaced from time to time.

“Capital Expenditures” of any Person means expenditures of such Person that, in accordance with GAAP, would be classified as capital expenditures.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means, to deposit in a deposit account subject to the control of the Agent or to pledge and deposit with or deliver to the Agent, for the benefit of one or more of the Fronting Letter of Credit Lenders or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Agent and the applicable Fronting Letter of Credit Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent and the applicable Fronting Letter of Credit Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (i) short-term obligations of, or fully guaranteed by, the government of the United States of America or Canada, (ii) short-term obligations of, or fully guaranteed by, the government of a State of the United States of America or of a Province of Canada, in each case having a rating of “A-1” (or the then equivalent grade) or better by a nationally recognized rating agency, (iii) commercial paper having a rating of “A-1” (or the then equivalent grade) or better by S&P or of “P-1” by Moody’s, (iv) demand or current deposit accounts maintained in the ordinary course of business with any commercial bank, (v) certificates of deposit issued by and time deposits with any Schedule I Canadian chartered bank or any other commercial bank or trust company (whether domestic or foreign) having capital and surplus in excess of U.S.$500,000,000 and a senior unsecured rating of “A-1” or better by S&P or “P-1” by Moody’s, or (vi) money market funds that invest substantially all of their assets in any of the foregoing; provided in each case that the same has a term not exceeding (A) one year in the case of (i), (ii) and (v) above, and (B) 180 days in the case of (iii) and (vi) above.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any applicable Law, (b) any change in any applicable Law or in the administration, interpretation or application thereof by any Governmental Entity or (c) the making or issuance of any applicable Law by any Governmental Entity. Notwithstanding anything herein to the contrary, (a) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, and Basel Committee on Banking Supervision (or any successor or similar authority) or by United States, Canadian or foreign regulatory authorities, in each case pursuant to Basel III, and (b) the Dodd-Frank Wall Street Reform and Consumer Protection Act (United States) and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (i) any Person or group of Persons acting in concert shall acquire control, directly or indirectly, of a majority by voting power of the issued and outstanding Equity Interests of the Parent having the right to vote for directors of the Parent; (ii) other than in the case of a Permitted Replacement, individuals who were elected as members of the board of directors of the Parent by the most recent resolutions of the shareholders of the Parent shall no longer constitute a majority of the board of directors of the Parent at any time prior to the next following resolutions of the shareholders of the Parent relating to the election of the same; (iii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the Tucows Group’s property and assets; or (iv) any Borrower or Guarantor shall cease to be a Wholly-Owned Subsidiary of the Parent (except as otherwise agreed to by the Majority Lenders and other than Wavelo, Inc. as a result of the issuance of common stock of Wavelo, Inc. pursuant to the Wavelo Stock Option Plan provided that the Parent shall retain ownership at all times of, directly or indirectly, not less than 80% of the common stock of Wavelo, Inc.).

“Claims” means all claims, demands, complaints, actions, suits, causes of action, assessments or reassessments, charges, judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, including loss of value, professional fees, including fees of legal counsel on a solicitor and his or her own client basis, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing.

“Closing Date” means September 22, 2023.

“Code” means the Internal Revenue Code of 1986 (United States), as amended, and regulations promulgated thereunder.

“Collateral” means the Assets of a Loan Party in respect of which the Agent on its own behalf and on behalf of one or more of the Secured Parties has or will have a Lien pursuant to a Loan Document.

“Committed” means, for the purposes of Section 2.06(4), the Parent or its applicable Subsidiary shall have entered into a written agreement for the repair or replacement of the applicable affected property.

“Commitment” means U.S.$240,000,000, as such amount may be increased or reduced pursuant to this Agreement, and a “Lender’s Commitment” means, at any time, the relevant amount designated as such and set forth under such Lender’s name on SCHEDULE 8, in the assignment and assumption agreement executed and delivered pursuant to ~~Article 18~~Article 17 pursuant to which it shall become a party hereto, or as otherwise increased or decreased pursuant to this Agreement. ~~For greater certainty, the BDC Commitment, as defined herein, constitutes a Lender’s Commitment hereunder.~~

“Commodity Exchange Act” means the Commodity Exchange Act (7 USC § 1 et seq.) (United States) as amended from time to time and any successor statute.

“Compliance Certificate” means a certificate of an officer of the Parent substantially in the form attached hereto as SCHEDULE 7.

“Conforming Changes” means with respect to either the use or administration of Daily Simple SOFR or Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate (Canada)” or “Base Rate (United States)” the definition of “Business Day,” the definition of “Interest Period”, the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Basis” means, in determining the results of operations or any amount in respect of any period or at any time, the results of operations or amounts, as applicable: (i) when referencing the Tucows Group and the Ting Fiber Group on a Consolidated Basis, the Tucows Group and the Ting Fiber Group taken as a whole for such period or at such time; (ii) when referencing the Tucows Group on a Consolidated Basis, the Tucows Group taken as a whole for such period or at such time; or (iii) when referencing the Ting Fiber Group on a Consolidated Basis, the Ting Fiber Group taken as a whole for such period or at such time, as applicable.

“Contracts” means contracts, licences, leases, agreements, commitments, entitlements or engagements to which any Loan Party is a party or by which any of them are bound or under which any Loan Party has, or will have, any liability or contingent liability, and warranties or guarantees (express or implied), but excluding any Authorizations.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; “controlling” and “controlled” have corresponding meanings.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common Control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Loan” means a Term CORRA Loan or a Daily Compounded CORRA Loan, as applicable, and “CORRA Loans” means Term CORRA Loans and Daily Compounded CORRA Loans together.

“Covered Entity” means (a) each Loan Party and each Loan Party’s Subsidiaries, and

(b) each Person that, directly or indirectly, is in control of a Person described in clause (a).

“Credit Excess” means, as at a particular date, the amount, if any, by which the aggregate amount of credit outstanding under the Credit Facility (excluding, for the avoidance of doubt, any Eligible Hedging Agreement) as at the close of business on such date exceeds the applicable limit of the Credit Facility as at the close of business on such date.

“Credit Facility” or “Facility” means, the revolving credit facility made available to the Borrowers by the Lenders in accordance with Article 2 for the purposes specified in Section 2.03.

“Daily Compounded CORRA” means, for any Business Day in a Interest Period, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (applying the Daily CORRA Lookback Period) being established by the Agent in accordance with the methodology and conventions for this rate selected or recommended by the Canadian Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Canadian Benchmark Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

“Daily Compounded CORRA Loan” means an Advance made pursuant to this Agreement that bears interest at a rate based on Adjusted Daily Compounded CORRA.

“Daily CORRA Lookback Period” means two (2) Business Days in respect of any lookback period in respect of Advances that are swaps, and five (5) Business Days in respect of any lookback period for any other Advances.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Day”), that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided, however, that if as of 5:00 p.m. (New York City time) on any SOFR Determination Day Daily Simple SOFR for the applicable tenor has not been published by the SOFR Administrator and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then Daily Simple SOFR will be the Daily Simple SOFR as published by the SOFR Administrator on the first preceding U.S. Government Securities Business Day for which Daily Simple SOFR was published by the SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such SOFR Determination Day; provided, that to the extent such rate as determined above shall, at any time, be less than the Floor, such rate shall be deemed to be Floor for all purposes herein.

“DBRS” means DBRS Limited and DBRS Inc.

“Default” means an event which, with the giving of notice or passage of time, or both, would, unless cured or waived, constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.15(2), any Lender that (a) has failed to (i) fund all or any portion of its Accommodations within two (2) Business Days of the date such Accommodations were required to be funded hereunder unless such Lender notifies the Agent and the Parent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, each Fronting Letter of Credit Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Parent, the Agent or any Fronting Letter of Credit Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Accommodation hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the Parent, to confirm in writing to the Agent and the Parent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Parent), or (d) has, or has a direct or indirect parent company that has, at any time after the date hereof, (i) become the subject of a proceeding under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other similar corporate proceeding involving or affecting its creditors, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Canada Deposit Insurance Corporation, Federal Deposit Insurance Corporation or any other provincial, state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender (x) solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Entity so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within Canada or the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Entity) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) in the case of a Lender (or its direct or indirect parent company) that is Solvent, solely by virtue of the precautionary appointment of an administrator, guardian, custodian or similar official by a Governmental Entity under or based on the Law of the country where such Person is subject to home jurisdiction. Any determination by the Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(2)) upon delivery of written notice of such determination to the Parent, each Fronting Letter of Credit Lender and each Lender.

“Disposal” means any disposal by any means including dumping, incineration, spraying, pumping, injecting, depositing or burying.

“Disposition” means, with respect to any Asset of any Person, any direct or indirect sale, assignment, cession, transfer (including any transfer of title or possession), exchange, conveyance, release or gift of such Asset, including by means of a Sale-Leaseback Transaction (unless accounted for as a Capital Lease Obligation) and including any such transfer arising on liquidation, dissolution or winding up of such Person; and “Dispose” and “Disposed” have meanings correlative thereto.

“Distribution” means any amount paid to or on behalf of the shareholders, partners or unitholders of any Tucows Group Entity, or to any Related Party thereto, by way of management fees, dividends, redemption of shares, distribution of profits or otherwise, which payments are made to such Persons in their capacity as shareholders, partners, unitholders or owners of any Tucows Group Entity or otherwise, or any other direct or indirect payment in respect of the earnings or capital of any of Tucows Group Entity to such Persons.

“Division/Series Transaction” shall mean, with respect to the Loan Parties and their Subsidiaries, that any such Person (a) divides into two or more Persons (whether or not the original Loan Party or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case as contemplated under the laws of any jurisdiction.

“E-System” means any electronic system approved by Agent, including Syndtrak®, Intralinks® and ClearPar® and any other Internet or extranet based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“EBITDA” means, in respect of any fiscal period, without duplication (A) the consolidated net income of the Tucows Group, on a Consolidated Basis, in such fiscal period determined without including or deducting (i) unrealized gains or losses arising from hedging agreements and other foreign currency transactions; (ii) gains or losses arising from or in connection with any sale or other disposition of assets outside the ordinary course of business; or (iii) gains or losses arising from or in connection with any revaluation of assets, or accretion of contingent consideration; plus (B) the following amounts (to the extent such accounts were deducted in determining such consolidated net income): Interest, income taxes, capital taxes, depreciation, amortization, stock based compensation, non-cash charges relating to the impairment of goodwill and other intangible assets and any other non-cash expenses and extraordinary, unusual or non-recurring expenses or acquisition and transaction costs approved in writing by the Majority Lenders in their discretion (but specifically including non-recurring professional fees and expenses relating to the establishment or restructuring of the Facilities); all determined in accordance with GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means, in the case of an assignment pursuant to ~~Section 18.01~~Section 17.01, any Person (other than a natural person, any Loan Party, any Affiliate of a Loan Party, any Defaulting Lender or any Ineligible Transferee) that meets the criteria set out in ~~Section 18.01(2)~~Section 17.01(2).

“Eligible Hedging Agreements” means any Hedging Agreement between a Loan Party and any Lender or its Affiliates (the “Hedge Lender”), provided that (i) such Hedging Agreement is not entered into for speculative purposes; (ii) the term of such Hedging Agreement shall not exceed the Maturity Date; (iii) the terms and conditions of such Hedging Agreement, including pricing, shall be determined by the Lead Swap Arranger and the applicable Hedge Lender and communicated to the applicable Loan Party for acceptance; and (iv) the applicable Loan Party shall have executed and delivered an ISDA Master Agreement, in form and substance satisfactory to the Lead Swap Arranger and the applicable Hedge Lender, and provided further that any Hedge Termination Value owing by a Hedge Lender upon designation of an Early Termination Date (as such term is defined in the ISDA Master Agreement), has been assigned to the Agent as security for the Secured Obligations. The Lead Swap Arranger has been appointed lead arranger on all Eligible Hedging Agreements with the Loan Parties and shall promptly offer all eligible Hedge Lenders the opportunity to participate in all Hedging Agreements at the discretion of the Borrowers.

“Environment” includes the air, surface water, underground water, any land, soil or underground space even if submerged under water or covered by a structure, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matters and living organisms in the environment or natural environment as defined in any Environmental Law and “Environmental” shall have a similar extended meaning.

“Environmental Law” means all applicable and legally enforceable federal, state, provincial, municipal or local statutes, regulations, by-laws, and Orders of any Governmental Entity, any binding guidelines, policies or rules of any Governmental Entity relating in whole or in part to the Environment or the protection thereof and includes those laws relating to the storage, generation, use, handling, manufacturer, processing, transportation, import, export, treatment, Release, recycling or Disposal of any Hazardous Materials and any laws relating to asbestos or asbestos-containing materials in the Environment, in the workplace or in any building.

“Environmental Liabilities” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of the Tucows Group directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, recycling, treatment or Disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means all permits, certificates, approvals, consents, authorizations, registrations and licences issued, granted, conferred or created by or acquired from any Governmental Entity pursuant to any Environmental Laws.

“Equity Interests” means (a) all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or non-voting, participating or non-participating, including common stock, preferred stock or any other equity security and (b) all securities convertible into or exchangeable for any other Equity Interests and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any other Equity Interests, whether or not presently convertible, exchangeable or exercisable.

“Equivalent Amount” means, on any date, with respect to the specified amount of any specified currency the amount of any other currency after giving effect to a conversion of the specified amount of the first currency to the other currency at the spot rate quoted for wholesale transactions by the Agent (or, if the Agent does not provide such spot rate quotation, a quoted rate from another financial institution selected by the Agent); provided that if the conversion is of Canadian Dollars to U.S. Dollars or of U.S. Dollars to Canadian Dollars, the rate used shall be the Bank of Canada rate for such a conversion as of the close of the Business Day on such date (as quoted or published from time to time by the Bank of Canada) if available.

“ERISA” means the Employee Retirement Income Security Act of 1974 (United States of America), as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

“ERISA Event” means (a) a reportable event, within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Benefit Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the withdrawal of any Loan Party or any member of the Controlled Group from a Multiple Employer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) or ERISA; (c) the providing of notice of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Pension Benefit Plan or Multiemployer Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not diligent, upon any Loan Party or any member of the Controlled Group.

“Erroneous Payment” has the meaning assigned to it in Section 14.12(1).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 14.12(4).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 9.01.

“Excess” has the meaning specified in Section 2.12.

“Exchange Rate Determination Date” means the last Business Day of each calendar month.

“Excluded Assets” has the meaning specified in Section 5.06.

“Excluded Swap Obligations” means, with respect to any Tucows Group Entity, in its capacity as a Guarantor, any Swap Obligation if, and only to the extent that and for so long as, all or a portion of the Guarantee by such Person, or the grant by such Person, of a security interest in any of its Assets to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee by such Person or the grant by such Person of such security interest becomes effective with respect to such Swap Obligation; provided, however, that if any Guarantor that was not an “eligible contract participant” at the time any such guarantee of a Swap Obligation under an Eligible Hedging Agreement was entered into thereafter becomes an “eligible contract participant,” such Guarantor shall, by virtue of any applicable Pledge and Security Agreement or joinder thereto and without any further action by any Person, be deemed to have guaranteed the Swap Obligations under Eligible Hedging Agreements and granted a security interest to secure such Swap Obligations under Eligible Hedging Agreements, and such Swap Obligations under Eligible Hedging Agreements shall no longer constitute Excluded Swap Obligations with respect to such Guarantor. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or any application or official interpretation of any thereof).

“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower, the Guarantors or any of their Subsidiaries hereunder or under any Loan Document, (a) taxes imposed on or measured by its net income (however denominated) or capital, and franchise taxes and branch profits Taxes, in each case (i) imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) are Other Connection Taxes, (b) any withholding tax payable as a result of such recipient not dealing at Arm’s Length with the Borrowers, the Guarantors or any of their Subsidiaries (other than when an Event of Default has occurred and is continuing), (c) Taxes imposed under FATCA and (d) in the case of a Foreign Lender (other than (i) an assignee pursuant to a request by the Parent under Section 10.03(2) or (ii) any other assignee to the extent that the Parent has expressly agreed, in its sole discretion, that any withholding tax shall be an Indemnified Tax), any withholding tax that (A) is imposed or assessed, and (B) is required by applicable Law to be withheld or paid in respect of any amount payable hereunder or under any Loan Document to such Foreign Lender where such applicable Law is in effect at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 10.02(5), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 10.02(1).

“Face Amount” means in respect of a Letter of Credit, the maximum amount which the Fronting Letter of Credit Lender is contingently liable to pay the Beneficiary.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof or any amended or successors version that is substantively comparable and not materially more onerous to comply with (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions), any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977 of the United States of America, 15 U.S.C. §§78dd 1, et seq., as amended.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight United States Federal funds transactions with members of the Federal Reserve System arranged by United States Federal funds brokers, as published for the day (or if the day is not a Business Day, for the preceding Business Day) by the NYFRB, or if such rate is not so published for any day which is a Business Day, the average of the quotations for the day on such transactions received by the Agent from three United States Federal funds brokers of recognized standing selected by the Agent, acting reasonably.

“Fees” means the fees payable by the Loan Parties under this Agreement or under any other Loan Document.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Financial Quarter” means, in respect of each of the Parent, the financial quarters ending March 31, June 30, September 30 and December 31.

“Financial Year” means, in respect of the Parent, its financial year commencing on January 1 of each calendar year and ending on December 31 of such calendar year.

“Flood Insurance” means, for any Material Owned Real Property (including any personal property Collateral located on such Material Owned Real Property) located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance reasonably satisfactory to Agent, in either case, that (a) meets the requirements of FEMA and any other applicable federal agencies, (b) includes a deductible not to exceed $100,000 and (c) has a coverage amount equal to the lesser of (i) the insurable value of the buildings and any personal property Collateral located on such Material Owned Real Property as determined by Agent or

(ii) the maximum policy limits set under the National Flood Insurance Program.

“Floor” means a rate of interest equal to zero percent (0%) per annum.

“Foreign Lender” means, with respect to any Borrower, any Lender that is not resident for income tax or withholding tax purposes under the laws of the jurisdiction in which the Borrower is resident for tax purposes on the date hereof and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Loan Document to be resident for income tax or withholding tax purposes in the jurisdiction in which the Borrower is resident for tax purposes by application of the laws of that jurisdiction. For purposes of this definition Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fronting Exposure” means, at any time that there is a Defaulting Lender, with respect to any Fronting Letter of Credit Lender, such Defaulting Lender’s pro rata share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Fronting Letter of Credit Lender, other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, Cash Collateralized in accordance with the terms hereof or otherwise mitigated in a matter reasonably satisfactory to the applicable Fronting Letter of Credit Lender.

“Fronting Letter of Credit Lender” means BMO, and any successor thereto hereunder in such capacity.

“Fronting Letter of Credit Lender’s Fronting Letter of Credit Commitment” means, at any time, the relevant amount designated as such and set forth under such Lender’s name on SCHEDULE 8 (or in respect of any other Lender, as otherwise agreed to by the Parent, the Agent and such Lender) or in the assignment and assumption agreement executed and delivered pursuant to ~~Article 18~~Article 17 pursuant to which it shall become a party hereto (as reduced or increased in accordance with the terms hereof).

“Funded Debt” in respect of any Person means obligations of such Person which are considered to constitute debt in accordance with GAAP, including indebtedness for borrowed money (in the case of the Borrowers, specifically including the Accommodations Outstanding), Subordinated Debt, Purchase Money Obligations, Capital Lease Obligations, capitalized interest, and the redemption price of any securities issued by such Person having attributes substantially similar to debt (such as securities which are redeemable at the option of the holder); but excluding the following: accounts payable, future income taxes (both current and long-term), obligations under hedging agreements which have not yet become due and payable, and operating lease liabilities (both current and long-term); plus, the Verizon Liability and any similar liabilities to other carriers.

“GAAP” means, generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination.

“Governmental Entity” means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, stock exchange, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) subdivision or authority of any of the foregoing, or (iii) quasi-governmental, public sector entity, supra-national entity (including the European Union and the European Central Bank), private body, self-regulatory organization (including the National Association of Insurance Commissioners) and any other entity exercising any executive, legislative, judicial, regulatory, expropriation, taxing or administrative authority under or for the account of any of the above.

“guarantee” means any agreement by which any Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such Person against loss, and shall include any contingent liability under any letter of credit or similar document or instrument.

“Guarantee” means any guarantee delivered by any Person in connection herewith.

“Guarantor” means the Parent and each direct and indirect Subsidiary of the Parent that has (a) executed a Guarantee (or an addendum to a Guarantee or other guarantee agreement (in form and substance satisfactory to the Agent acting reasonably)) pursuant to which it (and any general partner thereof) has provided an unconditional and unlimited guarantee of the obligations of the Borrowers and the other Loan Parties under this Agreement and the other Loan Documents, (b) provided security in form and substance substantially similar to that delivered on the Closing Date by the Borrowers (as determined by the Agent acting reasonably); and (c) delivered to the Agent all resolutions (corporate, shareholder or otherwise), certificates and appropriate legal opinions as the Agent may reasonably request. Any of the foregoing entities shall cease to be a Guarantor in accordance with the provisions of this Agreement and the other Loan Documents, and “Guarantor” means any one of them as applicable. As at the date of this Agreement, the following are Guarantors for purposes hereof: eNom, LLC, a Delaware limited liability company, Ascio Technologies, Corp., a Nova Scotia corporation, Tucows Domains Services, Inc., a Delaware corporation, and, subject to any express exclusions set forth herein or in any Guarantee, each Borrower in respect of the obligations of the other Borrowers and the other Loan Parties under this Agreement and the other Loan Documents. For the avoidance of doubt, no Ting Fiber Group Entity is a Guarantor.

“Hazardous Material” means any and all (i) contaminants, pollutants, toxic or hazardous material or wastes (including petroleum and any by product or derivative thereof, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls); or (ii) substances which are or may be defined, prohibited or regulated by Environmental Laws, or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, Disposal, Release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Law.

“Hedge Lender” has the meaning specified in the definition of “Eligible Hedging Agreements”.

“Hedge Termination Value” means, in respect of any one or more Eligible Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Eligible Hedging Agreements, (a) for any date on or after the date such Eligible Hedging Agreements have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in (a), the amounts determined as the mark-to-market values for such Eligible Hedging Agreements, as determined by the Lead Swap Arranger using its good faith, commercially reasonable estimates at mid-market and in accordance with customary methods for calculating mark-to-market values for substantially similar agreements by leading dealers in the relevant market.

“Hedging Agreement” means any agreement evidencing any Hedging Arrangements, any combination of such Hedging Arrangements or any option with respect to any such Hedging Arrangements.

“Hedging Arrangement” means, for any period and for any Person, any arrangement, transaction or combination of transactions between such Person and any other Person commonly considered to be a derivative, swap or hedging transaction, including interest rate swaps, basis swaps, forward interest rate transactions, commodity swaps, interest rate options, forward foreign exchange transactions, cap, floor and collar transactions, currency swaps, cross-currency interest rate swaps, currency options and any other similar transaction (including any option with respect to any of such transactions or arrangements and any swap or derivative related to any index).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Ineligible Transferee” means (i) certain Persons identified as “Disqualified Lenders” in writing to the Agent by the Parent on or prior to the Closing Date; and (ii) operating companies which are bona fide competitors of the Loan Parties or their Subsidiaries and such competitors’ subsidiaries and controlling equity holders (other than Bona Fide Debt Funds) as may be identified by name in writing to the Agent following the date of this Agreement (but only with the consent of the Majority Lenders, not to be unreasonably withheld), by delivery of notice to the Agent setting forth such person or persons. Notwithstanding the foregoing, no Person shall be regarded as an Ineligible Transferee for purposes of this Agreement at any time that an assignment or participation otherwise occurs in accordance with ~~Section 18.01~~Section 17.01 while an Event of Default has occurred and is continuing.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property, whether registered or not, owned, licenced, used or held by any Tucows Group Entity, in respect of: (a) inventions, pending patent applications (including divisions, reissues, renewals, re-examinations, continuations, continuations-in-part and extensions) and issued patents; (b) trade-marks, trade dress, trade-names, business names and other indicia of origin; (c) copyrights; (d) industrial designs and similar rights; and (e) urls, domain names and tag lines.

“Interest” means interest on loans, issuance fees in respect of letters of credit, and any other charges or fees in connection with the extension of credit which are determined by reference to the amount of credit extended, plus standby fees in respect of the unutilized portion of any credit facility; but for greater certainty “Interest” shall not include capitalized interest (for greater certainty, being interest which is accrued but not paid), agency fees, arrangement fees, structuring fees, fees relating to the granting of consents, waivers, amendments, extensions or restructurings, the reimbursement of costs and expenses, and any similar amounts which may be charged from time to time in connection with the establishment, administration or enforcement of the Credit Facility.

“Interest Coverage Ratio” means, in respect of any Rolling Period, the ratio of (i) EBITDA for such Rolling Period to (ii) Interest Expense for such Rolling Period.

“Interest Expense” means, in respect of any fiscal period, the aggregate amount of Interest paid or payable in respect of the Funded Debt of the Tucows Group on a Consolidated Basis in respect of such fiscal period (but for greater certainty, excluding any Interest which is capitalized and not paid or payable during such fiscal period).

“Interest Payment Date” means, as to any SOFR Loan or CORRA Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three month intervals after the first day of such Interest Period, and on the maturity date; provided that, as to any such SOFR Loan or CORRA Loan, (i) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day and (ii) the Interest Payment Date with respect to any such SOFR Loan or CORRA Loan that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month.

“Interest Period” means

(a)

the period commencing on the date a borrowing of any SOFR Loan is advanced, continued, or created by conversion and ending on the numerically corresponding day in the calendar month that is a period of one, three or six months (in each case, subject to the availability thereof), as specified in the applicable Borrowing Notice or Interest Rate Election Notice; or

(b)

the period commencing on the date a borrowing of any Term CORRA Loan is advanced, continued, or created by conversion and ending on the numerically corresponding day in the calendar month that is a period of one and three months (in each case, subject to the availability thereof), as specified in the applicable Borrowing Notice or Interest Rate Election Notice; or

(c)

the period commencing on the date a borrowing of any Daily Compounded CORRA Loan is advanced, continued, or created by conversion and ending on the numerically corresponding day in the calendar month that is a period of one and three months (in each case, subject to the availability thereof), as specified in the applicable Borrowing Notice or Interest Rate Election Notice; or

provided, that, in each case (i) no Interest Period shall expire subsequent to the Maturity Date; (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a SOFR Loan or CORRA Loan, as applicable, to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; (iii) for purposes of determining an Interest Period for a SOFR Loan or a CORRA Loan, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end; and (iv) no tenor that has been removed from this definition pursuant to Section 3.06 or Section 3.07 hereof, as applicable, shall be available for specification in such Borrowing Notice or Interest Rate Election Notice.

“Interest Rate Election Notice” has the meaning specified in Section 3.03(2).

“Investment” means: (i) an investment made or held by a Person, directly or indirectly, in another Person (whether such investment was made by the first-mentioned Person in such other Person or was acquired from a third party); (ii) a contribution of capital; (iii) the acquisition or holding of common or preferred shares, debt obligations, partnership interests and interests in joint ventures; provided however that if a transaction would constitute a “Capital Expenditure” as defined herein and would also constitute an “Investment” as defined herein, it shall be deemed to constitute an Investment and not a Capital Expenditure; and (iv) advances, loans, guarantees or other extensions of credit (other than in the ordinary course of business) or capital contributions or the provision of any other financial assistance of any kind to (by means of transfers of property, money or assets) any other Person, and, for greater certainty, includes any Funded Debt of any other Person guaranteed by such Person.

“ISDA Master Agreement” means the applicable standard Master Agreement of the International Swaps and Derivatives Association, Inc. in effect from time to time and includes all its schedules, credit support annexes and all confirmations documented pursuant thereto.

“Issue” means an issue of a Letter of Credit by the Fronting Letter of Credit Lender pursuant to Article 4.

“Issue Date” has the meaning specified in Section 4.02.

“Issue Notice” has the meaning specified in Section 4.02.

“Judicial Order” has the meaning specified in Section 4.09(1).

“Laws” means all federal, state, local, or foreign law (statutory or common), statutes, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, restraints, guidelines, or other legal requirements or determinations of an arbitrator or of any Governmental Entity or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person (or any of such Person’s Assets) referred to in the context in which such word is used; and “Law” means any one of the foregoing.

“Lead Swap Arranger” means BMO.

“Lenders” means, collectively, the financial institutions and other Persons set forth on the signature pages hereof as Lenders (and for greater certainty shall include the Hedge Lenders, the Swingline Lender and the Fronting Letter of Credit Lenders, as applicable), and any Eligible Assignee thereof upon such Eligible Assignee executing and delivering an assignment and assumption agreement referred to in ~~Section 18.01(2)(vi)~~Section 17.01(2)(vi) to the Parent and the Agent and in the singular any one of such Lenders, it being understood that for the purposes of this Agreement, ~~each of Bank of Montreal, Chicago Branch and~~ BMO Bank, N.A. shall constitute ~~Lenders~~a Lender.

“Letter of Credit” means a letter of credit or a bank letter of guarantee issued or to be issued by the Fronting Letter of Credit Lender for the account of a Borrower pursuant to Article 4 and in such form as the Fronting Letter of Credit Lender may from time to time approve.

“Letter of Credit Obligations” means, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letters of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed drawings on any Letters of Credit.

“Lien” means liens, charges, mortgages, pledges, security interests, hypothecs, adverse claims, defects of title, deposit arrangements, deeds of trust, encumbrances or any other similar rights of third parties relating to any Asset and any other similar lien of any kind that in substance secures payment and performance of an obligation.

“Loan Document” or “Loan Documents” means this Agreement, the Guarantees, the Pledge and Security Agreements, the other Security, the Eligible Hedging Agreements, the Other Secured Agreements and all other documents, certificates, fee letters, instruments, consents, waivers, estoppels, acknowledgments, notices, postponements, subordinations and agreements to be executed and delivered to the Agent or the Lenders by any Loan Party as contemplated hereunder and thereunder or any one or more of such documents and any other document which is stated to be a Loan Document.

“Loan Parties” means, collectively, the Borrowers and the Guarantors, and “Loan Party” means any one of them.

“Majority Lenders” or “Required Lenders” means, at any time, Lenders whose Commitments, taken together, are at least 66 2/3% of the aggregate amount of the Commitments of all Lenders. If at any time the Commitments of the Lenders have been cancelled, the Majority Lenders/Required Lenders shall mean Lenders whose Accommodations Outstanding, taken together, are at least 66 2/3% of the aggregate amount of the Accommodations Outstanding of all Lenders. For greater certainty, if at, any time, there are only two (2) Lenders, the Majority Lenders/Required Lenders shall mean both Lenders. For purposes of this definition, subject to Section 2.15(1)(i), any Defaulting Lender shall be disregarded in determining the Majority Lenders/Required Lenders at any time.

“Management Services Agreement” means the intercompany administrative services agreement dated as of January 1, 2022 between Tucows Inc. and the Service Recipients (as defined therein).

“Margin Stock” means any “margin stock” as defined in Regulation T, U or X of the FRB.

“Material Adverse Change” means any change or event which: (i) constitutes a material adverse change in the business, operations, condition (financial or otherwise) or properties of the Tucows Group on a Consolidated Basis; (ii) is reasonably likely to materially impair the ability of the Loan Parties (taken as a whole) to timely and fully perform their obligations under the Loan Documents; or (iii) is reasonably likely to materially impair the ability of the Agent or the Lenders to enforce their rights and remedies under this Agreement or the Security.

“Material Authorizations” means, collectively (i) the Authorizations specified in Schedule 7.01(6); and (ii) any other Authorization of any Tucows Group Entity, the breach, non-performance or cancellation of which or the failure of which to renew would reasonably be expected to have a Material Adverse Change, and individually, any one of such Authorizations.

“Material Contracts” means, collectively (i) the Contracts specified in Schedule 7.01(13); and (ii) any other Contract of any Tucows Group Entity the breach, non-performance or cancellation of which or the failure of which to renew would reasonably be expected to have a Material Adverse Change, and individually, any one of such Contracts.

“Material IP” means, as of any date of determination, Intellectual Property of the Loan Parties that, individually or in the aggregate, is necessary in, or material to, the conduct of the business of the Tucows Group, taken as a whole.

“Material Owned Real Property” means any owned real property of a Loan Party that has a value in excess of $5,000,000.

“Maturity Date” means ~~the third anniversary of the Closing Date~~September 22, 2027.

“Maximum Lawful Rate” has the meaning specified in Section 3.05(1)(g).

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of (i) the Fronting Exposure of all Fronting Letter of Credit Lenders with respect to Letters of Credit issued and outstanding at such time, or (ii) in the case of Cash Collateral provided pursuant to Section 4.10(1), the Fronting Exposure required to be cash collateralized pursuant to such Section, and

(b) otherwise, an amount determined by the Agent and the Fronting Letter of Credit Lenders in their reasonable discretion.

“Minor Title Defects” in respect of any parcel of real property means encroachments, restrictions, easements, rights-of-way, servitudes and defects or irregularities in the title to such real property which are of a minor nature and which, in the aggregate, will not materially impair the use of such land for the purposes for which such real property is held by the owner thereof.

“MNPI” has the meaning specified in ~~Section 23.01(4)~~Section 22.01(4).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgaged Property” has the meaning specified in Section 5.03.

“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that, among other things, mandates the purchase of flood insurance to cover real property improvements and contents located in Special Flood Hazard Areas in participating communities and may provide protection to property owners through a federal insurance program.

“Net Proceeds” means any one or more of the following:

(a)

with respect to any Asset Sales by any Tucows Group Entity, the net amount equal to the aggregate amount received in cash in connection with such Disposition (including, without limitation, the release of any amount from an indemnity reserve, escrow or similar fund established in connection with such Disposition, but only as and when received), less the sum of reasonable fees, including reasonable accounting, advisory (including investment banking fees) and legal fees, commissions and other out-of-pocket expenses, a provision of taxes attributable to such Disposition and costs associated with the repayment of Funded Debt (as evidenced by supporting documentation provided to the Agent) or the unwinding of any hedge agreements incurred or paid for by any Tucows Group Entity in connection with such Disposition;

(b)

with respect to the receipt of proceeds under any insurance policy (other than business interruption insurance or liability policy), the net amount equal to the aggregate amount received (or receivable) in cash by any Tucows Group Entity in connection with such insurance proceeds less a provision for taxes attributable to such insurance proceeds;

(c)

with respect to the issuance of any Equity Interests by any Person or of any capital contributions by any Person in such Person, the net amount equal to the aggregate amount received in cash in connection with such issuance or contribution by any Person in such Person, less the sum of reasonable fees, including reasonable accounting, advisory (including investment banking fees) and legal fees, commissions and other out-of-pocket expenses and costs associated with repayment of Funded Debt (as evidenced by supporting documentation provided to the Agent) or the unwinding of any hedge agreements incurred or paid for by such Person in connection with the issuance of any such Equity Interests or of any capital contributions by any Person in such Person; and

(d)

with respect to the incurrence of any Funded Debt by any Person, the net amount equal to the aggregate amount received in cash in connection with such incurrence by such Person, less the sum of reasonable fees, including reasonable accounting, advisory (including investment banking fees) and legal fees, commissions and other out-of-pocket expenses and costs associated with repayment of any Funded Debt (as evidenced by supporting documentation provided to the Agent) or the unwinding of any hedge agreements incurred or paid for by such Person in connection with the of such Funded Debt by such Person.

“New Commitments” shall have the meaning ascribed thereto in Section 2.03.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender at such time.

“NYFRB” means the Federal Reserve Bank of New York or any successor thereto.

“Order” means any binding order, judgment, injunction, decree, award or writ of any court, tribunal, arbitrator or Governmental Entity.

“Other Connection Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Tucows Group Entity hereunder or under any Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Secured Agreements” means all agreements or arrangements (including guarantees) entered into or made from time to time by any Tucows Group Entity in connection with: (a) cash consolidation, cash management and credit card agreements and electronic fund transfer arrangements between any Tucows Group Entity and the Agent or any Lender or any Affiliate thereof (collectively, the “Service Lenders”), (b) daylight facility arrangements between any Tucows Group Entity and any Service Lender, (c) bilateral letter of credit facilities provided by one or more of the Lenders identified by the Borrowers to the Agent for purposes of this clause (c) provided that the face amount of letters of credit outstanding thereunder does not exceed U.S.$200,000 in the aggregate for all such bilateral credit facilities (including for purposes thereof that certain facility letter dated March 3, 2020 between Tucows (Delaware) Inc. and Royal Bank of Canada (formerly, HSBC Bank Canada) establishing a U.S.$100,000 letter of guarantee facility), until such time as the same are replaced by Letters of Credit issued by the Fronting Letter of Credit Lender (d) any Eligible Hedging Agreement, and (e) other transactions not made under this Agreement between any Tucows Group Entity and any Service Lender if it is agreed pursuant to a written agreement signed by the Parent and the Agent (and the Agent is acting on the instructions of all of the Lenders) that such debts, liabilities and obligations shall be secured; and, for greater certainty, all such agreements and arrangements entered into or made by any Tucows Group Entity with or in favour of any Person at the time that such Person was an “Agent” or a “Lender” hereunder shall not cease to be an Other Secured Agreement if such Person ceases to be an Agent or a Lender hereunder.

“Other Secured Obligations” means, obligations owed by any Tucows Group Entity respect of any Other Secured Agreements, excluding Excluded Swap Obligations.

“Other Taxes” means all present or future stamp or documentary taxes or any other value-added, excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to a request by the Parent under Section 10.03(2)).

“Owned Intellectual Property” means, the Intellectual Property specified as such in Schedule 7.01(22).

“Parent” means Tucows Inc., a Pennsylvania corporation.

“Participant” has the meaning specified in ~~Section 18.01(4)~~Section 17.01(4).

“Participant Register” has the meaning specified in ~~Section 18.01(3)~~Section 17.01(3).

“Patriot Act” has the meaning set out in ~~Section 20.01(4)~~Section 19.01(4).

“Payment Notice” has the meaning assigned to it in Section 14.12(2).

“Payment Recipient” has the meaning assigned to it in Section 14.12(1).

“Payment Reduction Notice” has the meaning set out in Section 2.08

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” means at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by a Loan Party or any member of the Controlled Group or (ii) has at any time within the preceding five (5) years been maintained or to which contributions have been required by a Loan Party or any entity which was at such time a member of the Controlled Group.

“Periodic Term CORRA Determination Day” has the meaning given to such term in the definition of “Term CORRA”.

“Permitted Acquisition” means an Acquisition of Equity Interests in a Person (referred to herein as a “share purchase”), or an Acquisition of assets of a Person (referred to herein as an “asset purchase”), in either case if all of the following criteria are satisfied (except to the extent as may be otherwise agreed in writing by the Majority Lenders in their discretion):

(a)

the Majority Lenders in their discretion shall have provided their prior written consent to such Acquisition after conducting such due diligence they may consider appropriate in the circumstances within a reasonable period of time prior to the closing of such Acquisition to permit the review thereof by the Agent and the Lenders; provided however that the prior written consent of the Majority Lenders shall not be required in connection with an Acquisition (hereinafter referred to as a “small Acquisition”) if (i) all other criteria listed in this definition are satisfied in respect of such Acquisition; (ii) the purchase price for such Acquisition plus the amount of any Funded Debt assumed in connection therewith does not exceed $25,000,000 for each individual Acquisition; and (iii) the aggregate purchase price for such Acquisition and all other small Acquisitions previously completed in the same Financial Year plus the amount of all Funded Debt assumed in connection therewith does not exceed $50,000,000 in each Financial Year;

(b)	such Person is engaged in a business similar to one or more of the businesses conducted by the Borrowers as at the date of this Agreement;

(c)	the Acquisition does not involve a hostile or unsolicited take-over;

(d)

the Acquisition shall be accretive to Adjusted EBITDA on a twelve-month pro forma prospective basis, after giving effect to (i) normalization adjustments and (ii) pro forma synergies reasonably expected to result from such Acquisition, in each case as may be advised by Parent and approved by the Majority Lenders;

(e)	in the case of a share purchase, immediately thereafter such Person will be a Wholly-Owned Subsidiary of the Parent;

(f)

in the case of a share purchase (i) upon the completion of such Acquisition all Funded Debt (except Funded Debt which will constitute Permitted Funded Debt hereunder) of such Person shall be repaid and the holders of all Liens (except Liens which will constitute Permitted Liens hereunder) affecting the assets of such Person shall provide an undertaking to release and discharge such Liens within thirty (30) days thereafter; and (ii) within thirty days following the completion of such Acquisition all Liens (except Liens which will constitute Permitted Liens hereunder) affecting the assets of such Person shall be released and discharged and such Person shall provide a Guarantee and Security as may be required pursuant to the terms hereof to be provided by a Subsidiary of the Parent hereunder (including registrations, searches, legal opinions and ancillary documentation);

(g)

in the case of an asset purchase, (i) upon the completion of such Acquisition all Funded Debt (except Funded Debt which will constitute Permitted Funded Debt hereunder) secured by the acquired assets shall be repaid and the holders of all Liens (except Liens which will constitute Permitted Liens hereunder) affecting such assets shall provide an undertaking to release and discharge such Liens within thirty (30) days thereafter; and (ii) within thirty (30) days following the completion of such Acquisition all Liens (except Liens which will constitute Permitted Liens hereunder) affecting such assets shall be released and discharged and all Security required herein to be provided to the Agent in respect of such assets (including registrations, searches, legal opinions and ancillary documentation) shall be provided;

(h)

the Acquisition does not involve the assumption of any material Environmental Liabilities, and all representations and warranties contained herein with respect to environmental matters shall be true and correct both immediately before and immediately after such Acquisition;

(i)

the Loan Parties are in compliance with all applicable covenants and representations and warranties in all material respects under this Agreement and the other Loan Documents and will remain in compliance after giving effect to such Acquisition; and no Default or Event of Default shall have occurred and be continuing or would result from the completion of such Acquisition; and

(j)

if any Tucows Group Entity proposes to incur Subordinated Debt to finance all or any portion of such Acquisition, the terms and conditions of such Subordinated Debt shall be satisfactory to the Majority Lenders, and the holder(s) of such Subordinated Debt shall enter into a subordination and postponement agreement with the Agent containing terms and conditions contemplated in the definition of “Subordinated Debt” herein;

and provided further that if any such transaction would constitute both a Capital Expenditure and a Permitted Acquisition, it shall be deemed to constitute a Permitted Acquisition and not a Capital Expenditure.

“Permitted Funded Debt” means, without duplication: (i) the Accommodations Outstanding; (ii) indebtedness of any Tucows Group Entity to any one or more other Tucows Group Entity; (iii) Subordinated Debt; (iv) Funded Debt of any Tucows Group Entity secured by Permitted Liens; (v) the Verizon Liability and other similar liabilities to other carriers in an aggregate amount not to exceed $7,500,000 at any time; (vi) obligations under any guarantees which are considered to constitute Funded Debt, but only to the extent such guarantees are permitted pursuant to this Agreement; (vii) Capitalized Lease Obligations in an aggregate amount not to exceed $15,000,000 at any time; (viii) daylight loans incurred by any Tucows Group Entity to any Lender for bona fide tax planning or cash management purposes; (ix) indebtedness of any Person that becomes a subsidiary after the Closing Date; provided that (A) such indebtedness exists at the time such person becomes a subsidiary and is not created in contemplation of, or in connection with, such Person becoming a subsidiary and (B) the aggregate principal amount of indebtedness permitted by this part (ix) shall not exceed $5,000,000 at any time outstanding; (x) cash consolidation, cash management and credit card agreements and electronic fund transfer arrangements outside of North America entered into by any Tucows Group Entity with banks and financial institutions other than the Lenders and their respective Affiliates in an amount not to exceed $1,000,000; and (xi) other indebtedness in an amount not to exceed $2,500,000 at any time.

“Permitted Liens” means:

(a)	Statutory Liens in respect of any amount which is not at the time overdue;

(b)	Statutory Liens in respect of any amount which may be overdue but the validity of which is being contested in good faith and in respect of which reserves have been established in accordance with GAAP;

(c)

Liens or rights of distress reserved in or exercisable under any lease for rent not at the time overdue or for compliance with the terms of such lease not at the time in default; and security deposits given under leases not in excess of six (6) months’ rent;

(d)

any obligations or duties affecting any real property due to any public utility or to any municipality or government, or to any statutory or public authority, with respect to any franchise, grant, licence or permit in good standing and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on real property under government permits, leases or other grants in good standing; which obligations, duties and defects in the aggregate do not materially impair the use of such property, structures or facilities for the purpose for which they are held;

(e)

Liens incurred or deposits of cash made or pledged to secure obligations under workers’ compensation legislation or similar legislation, or in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, and warehousemen’s, storers’, repairers’, carriers’ and other similar Liens and deposits;

(f)

security given to a public utility or any municipality or government or to any statutory or public authority to secure obligations incurred to such utility, municipality, government or other authority in the ordinary course of business and not at the time overdue;

(g)

Liens and privileges arising out of judgments or awards in respect of which: an appeal or proceeding for review has been commenced; a stay of execution pending such appeal or proceedings for review has been obtained; and reserves have been established in accordance with GAAP;

(h)

any Lien arising in connection with the construction or improvement of any real property or arising out of the furnishing of materials or supplies therefor, provided that such Lien secures moneys not at the time overdue (or if overdue, the validity of which is being contested in good faith and in respect of which and reserves have been established as reasonably required by the Majority Lenders), notice of such Lien has not been given to the Agent or any Lender and such Lien has not been registered against title to such real property;

(i)	Minor Title Defects;

(j)	Permitted Purchase-Money Obligations;

(k)	Liens securing Capital Lease Obligations permitted hereunder provided such Liens attach only to the assets (and proceeds therefrom) that are the subject matter of such Capital Lease Obligations;

(l)	the Security;

(m)	Liens securing Subordinated Debt; and

(n)

any other Liens on property not otherwise permitted by this definition so long as neither (i) the aggregate principal amount of the indebtedness and other obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $5,000,000 at any time outstanding;

provided that the use of the term “Permitted Liens” to describe the foregoing Liens shall mean that such Liens are permitted to exist (whether in priority to or subsequent in priority to the Security, as determined by Applicable Law); and for greater certainty such Liens shall not be entitled to priority over the Security by virtue of being described in this Agreement as “Permitted Liens”.

“Permitted Purchase-Money Obligations” means Purchase Money Obligations incurred or assumed in compliance with the provisions of this Agreement (for greater certainty, including the restrictions relating to Capital Expenditures contained in Section 8.02) in connection with the purchase, leasing or acquisition of capital equipment in the ordinary course of business, provided that the aggregate amount of the Tucows Group liability thereunder is not at any time greater than $1,000,000.

“Permitted Replacement” means the replacement of those directors who (a) have died, (b) have been found to be of unsound mind, or (c) resigned not as a result of any disagreement with any Tucows Group Entity on any matter relating to its operations, policies or practices.

“Person” means a natural person, partnership, corporation, company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns that have a similarly extended meaning.

“Plan(s)” means any employee benefit plan within the meaning of Section 3(3) of ERISA, (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained for employees of any of the Loan Parties or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees, but excluding any Canadian Pension Plan.

“Pledge and Security Agreement” has the meaning specified in Section 5.01(ii).

“PPSA” means the Personal Property Security Act (Ontario) as from time to time in effect; provided, that if attachment, perfection or priority of the Agent’s security interests are governed by the personal property security laws of any jurisdiction other than Ontario, “PPSA” shall mean those personal property security laws in such other jurisdiction or, in the case of Quebec, other applicable law governing security interest in personal property.

“Prime Rate” means the per annum rate of interest established from time to time by the Agent as the reference rate of interest in effect at its principal office in Toronto for the determination of interest rates that the Agent will charge for commercial loans in U.S. Dollars made in (i) Canada in respect of the Canadian Borrower; and (ii) in the United States, in respect of the U.S. Borrowers. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Public Lender” has the meaning specified in ~~Section 23.01(4)~~Section 22.01(4).

“Purchase Money Obligation” means, in respect of any Person, any Lien charging property acquired by such Person, which is granted or assumed by such Person, reserved by the transferor or which arises by operation of Law in favour of the transferor concurrently with and for the purpose of the acquisition of such property, in each case where: (i) the principal amount secured by such security interest is not in excess of the cost to such Person of the property acquired and costs associated with such acquisition; and (ii) such security interest extends only to the property acquired and the proceeds therefrom.

“RBSL” means Refinitiv Benchmark Services (UK) Limited or any successor thereto.

“Register” has the meaning specified in ~~Section 18.01(3)~~Section 17.01(3).

“Related Party” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees and agents of such Person and such Person’s Affiliates.

“Release” means, releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, migrating, escaping, leaching, disposing, dumping, depositing, spraying, burying, abandoning, incinerating, seeping or placing, or any similar action defined in any Environmental Law.

“Relevant Governmental Body” with respect to a Benchmark Replacement in respect of Accommodations denominated in U.S. Dollars means the NYFRB or a committee officially endorsed or convened by the NYFRB, or any successor thereto.

“Replacement Lender” has the meaning specified in Section 2.16.

“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Rolling Period” means each Financial Quarter taken together with the three (3) immediately preceding Financial Quarters.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sale-Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement entered into after the Closing Date pursuant to which such Person (or one or more of its Affiliates) transfers or causes the transfer of any Assets to another Person and leases such Assets back from such Person.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law, including any Canadian Sanctioned Person.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Entity succeeding to any of its principal functions.

“Secured Obligations” has the meaning specified in Section 5.04.

“Secured Parties” means, collectively, the Agent, the Lenders, the Hedge Lenders and the Service Lenders, and individually any one of them.

“Security” has the meaning specified in Section 5.01.

“Service Lenders” has the meaning specified in the definition of “Other Secured Agreements”.

“Share Repurchases” means purchases by the Parent of its issued and outstanding Equity Interests.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning set forth in the definition of “Daily Simple SOFR”.

“SOFR Loan” means an Advance bearing interest based on (i) Adjusted Daily Simple SOFR, or (ii) Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate (Canada)” or “Base Rate (United States)”, as applicable.

“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, and (b) such Person is able to pay its debts and liabilities as they mature. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA has designated as an area subject to special flood hazards, the current standard for which is at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100 year flood) in any given year, as per the applicable flood maps.

“Standby Fee” has the meaning ascribed thereto in Section 2.13.

“Standby Fee Rate” means the interest rate per annum shown in the column titled “Standby Fee Rate” in the pricing grid set forth in the definition of Applicable Margin.

“Statutory Lien” means a Lien in respect of any property or assets of any Tucows Group Entity created by or arising pursuant to any applicable legislation in favour of any Person (such as but not limited to a Governmental Entity), including, without limitation, a Lien for the purpose of securing such Person’s obligation to deduct and remit employee source deductions and goods and services tax pursuant to the Income Tax Act (Canada), the Excise Tax Act (Canada), the Canada Pension Plan (Canada), the Employment Insurance Act (Canada) and any legislation in any jurisdiction similar to or enacted in replacement of the foregoing from time to time.

“Subordinated Debt” means indebtedness of any Tucows Group Entity to any Person which the Majority Lenders in their sole discretion have consented to in writing and in respect of which the holder thereof has entered into a subordination and postponement agreement in favour of the Agent in form and substance satisfactory to the Majority Lenders and registered in all places where necessary or desirable to protect the priority of the Security, which shall provide (among other things) that: (i) the maturity date of such indebtedness is later than the Maturity Date; (ii) the holder of such indebtedness may not receive any payments on account of principal or interest thereon (except to the extent, if any, expressly permitted therein); (iii) any security held in respect of such indebtedness is subordinated to the Security; (iv) the holder of such indebtedness may not take any enforcement action in respect of any such security (except to the extent, if any, otherwise expressly provided therein) without the prior written consent of the Agent; and (v) any enforcement action taken by the holder of such indebtedness will not interfere with the enforcement action (if any) being taken by the Agent in respect of the Security.

“Subsidiary” or “subsidiary” means, in respect of any Person, (i) any corporation or company of which at least a majority of the outstanding securities having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or company is at the time directly, indirectly or beneficially owned or controlled by the Person, or one or more of its subsidiaries, or the Person and one or more of its subsidiaries; (ii) any partnership of which, at the time, the Person, or one or more of its subsidiaries, or the Person and one or more of its subsidiaries directly, indirectly or beneficially own or control at least a majority of the voting interests (however designated) thereof, or otherwise control such partnership; and (iii) any other Person of which at least a majority of the voting interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by the Person, or one or more of its subsidiaries, or the Person and one or more of its subsidiaries.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (United States).

“Swingline Advance” means a Canadian Prime Rate Advance, a Base Rate (Canada) Advance or a Base Rate (United States) Advance, as applicable, made to a Borrower, in each case by the Swingline Lender pursuant to ARTICLE 3; provided that, for the purposes of determining the applicable Canadian Prime Rate, Base Rate (Canada) or a Base Rate (United States) applicable to such Advance, the definitions thereof shall be read with reference to the “Swingline Lender” instead of the “Agent”.

“Swingline Commitment” means $10,000,000 in the aggregate and for greater certainty, the Swingline Commitment forms part of the Commitment. The Swingline Commitment of each Swingline Lender shall be in an amount as agreed by such Swingline Lender, the Agent and the Borrowers from time to time, and SCHEDULE 8 hereto shall be automatically amended to reflect such Swingline Commitment amount upon such agreement; provided that the Swingline Commitment may be reallocated no more than two (2) times in any Financial Quarter, unless otherwise agreed by the Agent. For the avoidance of doubt, the Swingline Commitments of all Swingline Lenders shall not exceed $10,000,000 in the aggregate.

“Swingline Lender” means BMO, and any other Lender that may be agreed between such Lender, the Agent and the Borrowers from time to time. Each reference to “the Swingline Lender” herein shall be deemed to refer to “each Swingline Lender” or “the applicable Swingline Lender, as the case may be”, as applicable.

“Tax” and “Taxes” means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, harmonized sales, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, employment insurance payments and workers’ compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties with respect thereto, imposed by any taxing authority (including federal, state, provincial, municipal and foreign taxing authority).

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Canadian Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Loan” means an Advance made pursuant to this Agreement that bears interest at a rate based on Adjusted Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR” means, for the applicable tenor, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) in the case of SOFR Loans, the first day of such applicable Interest Period, or (b) with respect to Base Rate (Canada) or Base Rate (United States), as applicable, such day of determination of the Base Rate (Canada) or Base Rate (United States), as applicable, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the per annum forward-looking term rate based on SOFR.

“Ting Fiber Group” means, collectively, each of the following entities: Tucows Fiber, Inc., a Delaware corporation, Ting Fiber, LLC, a Delaware limited liability company, Ting Telecom California LLC, a Delaware limited liability company, Navigator Network Services, LLC, a Virginia limited liability company, Ting Holdco LLC, a Delaware limited liability company, Blue Ridge Websoft, LLC, a Virginia limited liability company, Ting Issuer LLC, a Delaware limited liability company, Simply Bits, LLC, a Delaware limited liability company, Ting Virginia, LLC, a Delaware limited liability company, Ting Internet LLC, a Delaware limited liability company, Cedar Holdings Group, LLC, a Delaware limited liability company, Fiber Roads, LLC, a Delaware limited liability company, Zippytech, LLC, a Delaware limited liability company, and Zippytech of New Mexico LLC, a Delaware limited liability company, and each a “Ting Fiber Group Entity”.

“Total Funded Debt” means, any time, the Funded Debt the Tucows Group on a Consolidated Basis, specifically including for greater certainty the Accommodations Outstanding, Subordinated Debt, the Verizon Liability and other similar liabilities to other carriers at such time.

“Total Funded Debt to Adjusted EBITDA Ratio” means, at any time, the ratio of (i) Total Funded Debt at such time less cash or Cash Equivalents of the Tucows Group in an aggregate amount of not more than $7,500,000 on deposit with the Agent or one or more of the Lenders in respect of which the Agent (for the benefit of itself and the other Secured Parties) has a first priority Lien; to (ii) Adjusted EBITDA for the relevant Rolling Period in respect of which the Parent has delivered a Compliance Certificate hereunder.

“Tucows Group” means, collectively, the Borrowers, the Guarantors and each of the following entities: Infonautics Corporation, a Pennsylvania corporation, Tucows Domains Inc., an Ontario corporation, eNom Canada Corp., a Nova Scotia corporation, Whois Privacy Protection Services, Inc., a Nevada corporation, Secure Business Services, Inc., a Nevada corporation, Contact Privacy Inc., an Ontario corporation, Tucows (Australia) Pty Limited, an Australian private company, Tucows (UK) Limited, a United Kingdom private limited company, and EPAG Domainservices Gmbh, a Germany private limited company, and each a “Tucows Group Entity”.

“Type” has the meaning specified in the definition of “Accommodation” or “Advance”, as the case may be, herein.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unadjusted Canadian Benchmark Replacement” means the applicable Canadian Benchmark Replacement excluding the related Canadian Benchmark Replacement Adjustment.

“U.S. Borrowers” means, Tucows (Delaware) Inc., a Delaware corporation, Wavelo, Inc., a Delaware corporation, Ting Inc., a Delaware corporation, Tucows (Emerald), LLC, a Delaware limited liability company, the Parent, and individually any one of them a “U.S. Borrower”, and in each case, their successors and permitted assigns.

“U.S. Dollars” and “U.S.$” and “$” means lawful money of the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Verizon Agreement” means the Wholesale Agreement between Ting Inc. and Cellco Partnership d/b/a Verizon Wireless dated July 2, 2019, (as amended, restated, supplemented or replaced).

“Verizon Liability” means, at any time, the ~~cumulative~~actual amount ~~payable~~expensed by Ting Inc. and/or the other Loan Parties at such time to Cellco Partnership d/b/a Verizon Wireless pursuant to the Verizon Agreement (for greater certainty, after deduction of the cumulative amount spent by Ting Inc. and/or the other Loan Parties on network services thereunder) as determined in accordance with the Verizon Agreement.

“Wavelo Stock Option Plan” means the “2022 Equity Compensation Plan” of Wavelo, Inc. effective September 23, 2022, a full, true complete copy of which has been provided to the Agent and the Lenders.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Wholly-Owned Subsidiary” means, in respect of any Person, at any time, any Subsidiary, 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which issued and outstanding shares of the capital stock of, or in the case of a partnership or any other legal entity, where all of the outstanding partnership or other ownership interests, are owned by the Person or one or more of the Person and the Person’s other Wholly-Owned Subsidiaries at such time.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02         Gender and Number.

Any reference in the Loan Documents to gender includes all genders, and words importing the singular number only include the plural and vice versa.

Section 1.03         Interpretation not Affected by Headings, etc.

The provisions of a table of contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 1.04         Currency.

All references in this Agreement and the Loan Documents to dollars or $, unless otherwise specifically indicated, are expressed in United States Dollars.

Section 1.05         Certain Phrases, etc.

In any Loan Document (i) (A) the words “including” and “includes” mean “including (or includes) without limitation” and (B) the phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to (or until) but excluding”.

Section 1.06         Time of the Essence.

Time is of the essence of this Agreement.

Section 1.07         Accounting Terms.

All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP. If any accounting changes occur and such changes result in a material change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document (other than Eligible Hedging Agreements or Other Secured Agreements), then the Parent, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement or such Loan Document, as applicable, so as to equitably reflect such accounting changes with the desired result that the criteria for evaluating the Parent’s financial condition shall be the same after such accounting changes as if such accounting changes had not been made; provided, however, that the agreement of the Majority Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. If the Parent and the Majority Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying accounting change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document (other than Eligible Hedging Agreements or Other Secured Agreements) shall, only to the extent of such accounting change, refer to GAAP, consistently applied after giving effect to the implementation of such accounting change. If the Parent and the Majority Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any accounting change, then all calculations of financial covenants and other standards and terms in this Agreement and the other Loan Documents shall continue to be prepared, delivered and made without regard to the underlying accounting change. In such case, the Parent shall, in connection with the delivery of any financial statements under this Agreement, provide a management prepared reconciliation of the financial covenants to such financial statements in light of such accounting changes. To the extent that the Parent shall deliver any financial statements hereunder which contain amounts in any currency other than Canadian Dollars in respect of any period, for the purposes of determining compliance with the standards and terms in this Agreement and the other Loan Documents which are denominated in Canadian Dollars figures, such amounts will be converted into Canadian Dollars based upon the average of the Bank of Canada noon spot rate (or other rate determined by the Agent if such spot rate is not available) for the applicable period, unless expressly stated otherwise. In addition, all obligations of the Loan Parties and their Subsidiaries that are or would have been treated as operating leases for purposes of IFRS prior to the effectiveness of FASB ASC 842 may continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements.

Section 1.08         Non-Business Days.

Except as otherwise specified herein, in any Loan Document, whenever any payment, report, notice or other deliverable is stated to be due on a day which is not a Business Day, such payment, report, notice or other deliverable shall be deemed to be due on the next succeeding Business Day (for greater certainty, it being understood that any applicable interest and Fees shall accrue in respect of such succeeding Business Day and shall be added to the next payment of interest and Fees required to be made hereunder).

Section 1.09         Incorporation of Schedules.

The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

Section 1.10         Reference to Agent or Lenders.

Any reference in any Loan Document to the Agent or a Lender shall be construed so as to include its permitted successors, transferees or assigns hereunder in such capacity, in accordance with their respective interests.

Section 1.11         References to Time of Day.

Except as otherwise specified herein, a time of day shall be construed as a reference to Toronto, Canada time.

Section 1.12         References to Applicable Laws.

Except as otherwise provided herein, any reference in any Loan Document to Laws shall be construed to be a reference to such Laws as the same may have been, or may from time to time be, enacted, promulgated, amended, reformed or otherwise modified or re-enacted from time to time.

Section 1.13         References to Agreements.

Except as otherwise provided herein, any reference in any Loan Document to this Agreement, any other Loan Document or any other agreement or document shall be construed to be a reference to this Agreement, such Loan Document or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, varied, restated, supplemented or otherwise modified in accordance with the terms herein or therein (if applicable).

Section 1.14         Rateable Portion of Accommodations.

References in this Agreement to a Lender’s rateable portion or pro rata share of Commitments or Accommodations or rateable share of payments of principal, interest, Fees or any other amount, shall mean and refer to a rateable portion or share as nearly as may be rateable in the circumstances, as determined in good faith by the Agent. Each such determination by the Agent shall be prima facie evidence of such rateable share.

Section 1.15         Quebec Matters.

(1)    For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage”, “charge” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or a Personal Property Security Act shall include publication under the Civil Code of Québec, (g) all references to “bailor” and “bailee” shall include references to “depositor” and “depositary”, (h) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (i) any “right of offset”, “right of set-off” or similar expression shall include a “right of compensation”, (j) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (k) an “agent” shall include a “mandatary”, (l) construction liens or similar liens shall include “legal hypothecs”; (m) “joint and several” shall include “solidary”; (n) “gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”; (o) “beneficial ownership” shall include “ownership on behalf of another as mandatary”; (p) “easement” shall include “servitude”; (q) “priority” shall include “prior claim”; (r) “survey” shall include “certificate of location and plan”; (s) “state” shall include “province”; (t) “accounts” shall include “claims”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

(2)    For the purposes of the grant of security under the laws of the Province of Québec which may now or in the future be required to be provided by any of the Loan Parties, the Agent is hereby irrevocably authorized and appointed to act as the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) for all Lenders in order to hold each hypothec granted under the laws of the Province of Quebec pursuant to any deed of hypothec as security for the Secured Obligations and to exercise such rights and duties as are conferred upon the hypothecary representative under each such deed of hypothec and applicable laws (with the power to delegate any such rights or duties). The execution prior to the date hereof by the Agent of any deed of hypothec contemplated above, is hereby ratified and confirmed. For greater certainty, the Agent, acting in its capacity as hypothecary representative, shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Agent herein, which shall apply mutatis mutandis. In the event of the resignation and appointment of a successor Agent, such successor Agent shall also act as the successor hypothecary representative for all Lenders without any further action or formality being required to effect such appointment. Notwithstanding ~~Section 20.01~~Section 19.01, this provision shall be governed and construed in accordance with the laws of the Province of Québec.

Section 1.16         Permitted Liens.

Any reference in any of the Loan Documents to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.

Section 1.17         Interest Rates

The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate (Canada), Base Rate (United States), Term SOFR Reference Rate, Daily Simple SOFR, Term SOFR, SOFR, Adjusted Term SOFR, Adjusted Daily Simple SOFR, CORRA, Daily Compounded CORRA, or Term CORRA, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement or Canadian Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement or Canadian Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the Base Rate (Canada), Base Rate (United States), Term SOFR Reference Rate, Daily Simple SOFR, Term SOFR, SOFR, Adjusted Term SOFR, Adjusted Daily Simple SOFR, CORRA, Daily Compounded CORRA, or Term CORRA or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes or Canadian Benchmark Replacement Conforming Changes. The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate (Canada), Base Rate (United States), Term SOFR Reference Rate, Daily Simple SOFR, Term SOFR, SOFR, Adjusted Term SOFR, Adjusted Daily Simple SOFR, CORRA, Daily Compounded CORRA, or Term CORRA or any alternative, successor or replacement rate (including any Benchmark Replacement or Canadian Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate (Canada), Base Rate (United States), Term SOFR Reference Rate, Daily Simple SOFR, Term SOFR, SOFR, Adjusted Term SOFR, Adjusted Daily Simple SOFR, CORRA, Daily Compounded CORRA, or Term CORRA or any other Benchmark or Canadian Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.18         Joint and Several Obligations.

(1)    All obligations hereunder which are stated to be obligations of any Borrower to the Lenders shall, to the extent permitted by Applicable Law, be joint and several obligations of the Borrowers. The obligation of any Borrower with respect to its joint and several liability for the credit extended to any other Borrower shall not be wholly or partially satisfied by such first mentioned Borrower repaying the credit extended to such first mentioned Borrower hereunder. The Lenders shall not be bound to exhaust their recourse against any of the Borrowers or any security or guarantees they may at any time hold before being entitled to payment from any other Borrower and each Borrower renounces all benefits of discussion and division.

(2)    In addition to all such rights of indemnity and subrogation as the Borrowers may have under Applicable Law, in the event a payment shall be made by a Borrower (the “Claiming Borrower”) in respect of credit extended to the other Borrower (the “Borrowing Borrower”) as a result of the Claiming Borrower’s joint and several liability hereunder, the Borrowing Borrower shall indemnify the Claiming Borrower for the full amount of such payment and, subject to clause (c) below, the Claiming Borrower shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

(3)    None of the Borrowers shall exercise any rights which it may acquire by way of indemnity, subrogation or contribution by reason of its joint and several liability hereunder, by any payment made hereunder or otherwise, until the prior repayment in full of all outstanding credit hereunder. Any amount paid to a Borrower on account of any such rights prior to the repayment in full of all outstanding credit hereunder shall be held in trust for the benefit of the Lenders and shall immediately be paid to the Agent for the account of the Lenders, and credited and applied against outstanding credit hereunder, whether matured or unmatured, in accordance with the terms hereof.

ARTICLE 2

CREDIT FACILITY

Section 2.01         Availability.

(1)    Each Lender individually, and not jointly and severally, agrees, on the terms and conditions of this Agreement, to make Accommodations in (i) Canadian Dollars and U.S. Dollars to the Canadian Borrower; and (ii) in U.S. Dollars to the U.S. Borrowers, in a maximum aggregate amount equal to such Lender’s Commitment. The Fronting Letter of Credit Lender agrees, in accordance with the terms and conditions of this Agreement, to make Letters of Credit available to the Borrowers up to the amount of the Fronting Letter of Credit Lender’s Fronting Letter of Credit Commitment. The Swingline Lender agrees, on the terms and conditions of this Agreement, to make Swingline Advances to the Borrowers in a maximum amount equal to the Swingline Commitment. The failure of any Lender to make an Accommodation shall not relieve any other Lender of its obligation, if any, in connection with any Accommodation, but no Lender is responsible for any other Lender’s failure in respect of such Accommodation. The Agent shall give each applicable Lender prompt notice of any Accommodation Notice received from a Borrower and of each applicable Lender’s rateable portion of any Accommodation.

(2)    Accommodations shall be made available by the Lenders to (i) the Canadian Borrower as Canadian Prime Rate Advances, Term CORRA Loans, Daily Compounded CORRA Loans, Base Rate (Canada) Advances and SOFR Loans; and (ii) the U.S. Borrowers as SOFR Loans and Base Rate (United States) Advances. Accommodations by the Swingline Lender shall be made available as Swingline Advances pursuant to Article 3. Accommodations by the Fronting Letter of Credit Lender shall be made available as Letters of Credit pursuant to Article 4.

Section 2.02         Commitments and Facility Limits.

(1)    The Accommodations Outstanding under the Credit Facility shall not at any time exceed the Commitment. The Accommodations Outstanding under the Credit Facility to each Lender shall not at any time exceed such Lender’s Commitment. The sum of the principal amount of all Swingline Advances shall not at any time exceed the Swingline Commitment. The Face Amount of Letters of Credit outstanding at any time shall not exceed $8,000,000.

(2)    The Credit Facility shall revolve and no payment or prepayment or repayment under the Credit Facility shall reduce the Commitment thereunder unless expressly otherwise provided for herein.

(3)    The Credit Facility shall be available in one or more Accommodations from and after the Closing Date and from time to time prior to the Maturity Date.

Section 2.03         Credit Facility Accordion

(1)          The Borrowers may, at any time that the Total Funded Debt to Adjusted EBITDA Ratio is less than 3.75:1, request an increase to the Commitment, inclusive of the Swingline Commitment by sixty (60) days prior written notice to the Agent (the “Accordion Notice”) by up to $60,000,000.00 in the aggregate at any time, subject to a minimum amount of $10,000,000 for each request, on or before the Maturity Date, to the extent the Agent has received binding commitments from existing Lenders and/or from new Lenders mutually acceptable to the Agent and the Borrowers for the entire amount requested (the “New Commitments”), provided that:

(i)

no Event of Default has occurred that is continuing on the date such Accordion Notice is given or on the Accordion Effective Date, nor would any Event of Default result after giving effect to the requested increase;

(ii)	no commitment of any Lender shall be increased without the written consent of such Lender;

(iii)

the New Commitments of the Lenders shall be effected pursuant to an amendment to this Agreement in form and substance acceptable to the Agent executed and delivered by the Borrowers, the other Loan parties, the Lenders and the Agent;

(iv)	the Borrowers shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Agent in connection with such increase; and

(v)	the Borrowers shall pay to the Agent a fee to be mutually agreed at the time the Accordion Notice is delivered.

(2)

The Agent shall notify the Loan Parties and the Lenders on or before the Accordion Effective Date of each increase in Commitments arising pursuant to Section 2.03(1), together with an updated SCHEDULE 8 giving effect to such increase. Any increase shall be available to the Borrowers commencing on the Accordion Effective Date and continuing until the Maturity Date. Once the Borrowers request an increase and it has been approved by the Agent, such increase shall remain in effect until the Maturity Date unless otherwise cancelled pursuant hereto. For greater certainty, the Borrowers can withdraw a request under Section 2.03(1) for an increase until the Accordion Effective Date of the applicable increase.

(3)

On each Accordion Effective Date, the Agent shall determine and notify the Lenders the amount of adjusting payments that may need to be made amongst the Lenders to ensure that their respective shares in outstanding advances under the Credit Facility, as applicable, equal their respective pro rata share of the Credit Facility, as applicable, based upon their respective Commitments. Each applicable Lender under the Credit Facility shall advance to the Agent the amount of any such adjusting payment so required of it based on the New Commitments and the Agent shall, upon receipt, advance to each other Lender the amount of the corresponding adjusting payment required to be paid to it as determined above. The Borrowers shall be obliged to repay outstanding advances under the Credit Facility, as applicable, amongst the Lenders as adjusted pursuant to this Section 2.03(3).

Section 2.04         Use of Proceeds.

The Borrowers shall use the proceeds of Accommodations under the Credit Facility: (i) to refinance existing indebtedness, (ii) for general corporate purposes, including, but not limited to, financing working capital requirements, and (iii) to finance Share Repurchases (in accordance with the terms of this Agreement), Capital Expenditures and Permitted Acquisitions.

Section 2.05         Mandatory Repayments.

(1)    The Borrowers shall repay (subject as otherwise provided in this Agreement) the Accommodations Outstanding under the Credit Facility to the Agent on behalf of each Lender (and the Commitment shall be permanently cancelled) on the Maturity Date, together with all accrued interest and Fees and all other amounts payable to the Lenders in connection with the Credit Facility. On the Maturity Date, the Borrowers shall deliver to the Fronting Letter of Credit Lender (or cause to be delivered to the Fronting Letter of Credit Lender) originals of each unexpired Letter of Credit issued by the Fronting Letter of Credit Lender or Cash Collateral or a letter of credit (on terms and conditions satisfactory to the Fronting Letter of Credit Lender) in lieu thereof.

Section 2.06         Mandatory Prepayments.

(1)    An amount equal to 100% of the Net Proceeds from any Asset Sale by any Tucows Group Entity in excess of $12,500,000 (or the Equivalent Amount in any other currency) in any Financial Year (whether individually or in aggregate and taking into account any proceeds received in another currency at the Equivalent Amount at the time such proceeds are received) shall be applied to the repayment of Accommodations Outstanding under the Credit Facility (and the Commitment shall be permanently reduced by an amount by which the Net Proceeds of such Disposition exceed $12,500,000), except to the extent that the Net Proceeds from such Disposition of Assets are reinvested (other than in cash or Cash Equivalents) or used in the Business by any Tucows Group Entity within 180 days of the date of such Asset Sale.

(2)    An amount equal to 100% of the Net Proceeds from the issuance of any Equity Interests (other than the Net Proceeds of an Excluded Equity Issuance) by the Parent shall be applied forthwith upon receipt by or on behalf of any Tucows Group Entity to the repayment of Accommodations Outstanding under the Credit Facility (and the Commitment shall be permanently reduced by the amount of such Net Proceeds). For the purposes hereof “Net Proceeds of an Excluded Equity Issuance” means the Net Proceeds of the issuance of any Equity Interest which are used to fund a Permitted Acquisition or Capital Expenditures permitted hereunder.

(3)    An amount equal to 100% of the Net Proceeds from the incurrence of any Funded Debt by any Tucows Group Entity, other than Funded Debt permitted by Section 8.02(1), shall be applied forthwith upon receipt by or on behalf of any Tucows Group Entity to the repayment of Accommodations Outstanding under the Credit Facility (and the Commitment shall be permanently reduced by the amount of such Net Proceeds).

(4)    An amount equal to 100% of the Net Proceeds of any insurance maintained by any Tucows Group Entity (other than business interruption insurance) received by any Tucows Group Entity in an amount in excess of $1,000,000 on account of each separate loss, damage or injury shall be applied forthwith upon receipt thereof, to the repayment of Accommodations Outstanding under the Credit Facility (and the Commitment shall be permanently reduced by an amount of such Net Proceeds) except to the extent (i) such Net Proceeds shall have been expended by a Tucows Group Entity for the repair or replacement of the affected property within 180 days of receipt of such Net Proceeds and the Parent shall have furnished to the Agent evidence satisfactory to the Agent of such expenditure, or (ii) a Tucows Group Entity has Committed to expend such Net Proceeds for the repair or replacement of the affected property within 180 days of receipt of such Net Proceeds and such Net Proceeds are actually used for the repair or replacement of the affected property within 365 days of the receipt thereof.

Section 2.07         Repayments of Credit Excess.

The Borrowers shall repay to the Agent, for the account of the Lenders, the amount of any Credit Excess with respect to the Credit Facility existing from time to time, to the extent any Canadian Prime Rate Advance, Base Rate (Canada) Advance, or Base Rate (United States) Advance is outstanding, on the first (1st) Business Day following the date of demand by the Agent. Notwithstanding the foregoing, any Credit Excess that is a result of currency fluctuations shall be addressed in accordance with Section 2.12.

Section 2.08         Voluntary Prepayments.

The Borrowers may, subject to the provisions of this Agreement and without penalty or bonus, (1) in respect of any outstanding CORRA Loan or SOFR Loan, Cash Collateralize such outstanding CORRA Loan or SOFR Loan, or (2) in respect of any other Type of Advance, prepay the Accommodations Outstanding under the Credit Facility in respect of such Advance, and/or reduce the Commitment, in each case, in whole or, subject to the next following sentence, in part, upon the number of Business Days’ notice to the Agent specified in Schedule 5 by a notice substantially in the form of SCHEDULE 9 (a “Payment Reduction Notice”), which shall be irrevocable and binding on the Borrowers and which shall specify the proposed date and aggregate principal amount of the prepayment or reduction. In such case, the Borrowers shall pay to the applicable Lenders in accordance with such notice the amount of such prepayment or the amount by which the Accommodations Outstanding under the Credit Facility exceed the proposed reduced Commitment. Each partial prepayment or reduction pursuant to this Section 2.08 shall be in a minimum aggregate principal amount of $500,000 and an integral multiple of $100,000. Notwithstanding the foregoing, the Parent may permanently reduce the Commitment of a Defaulting Lender in accordance with Section 2.16.

Section 2.09         Payments under this Agreement.

(1)    Unless otherwise expressly provided in this Agreement, the Borrowers shall make any payment required to be made by them to the Agent by depositing the amount of the payment to the applicable Borrower’s Account not later than 12:00 p.m. (Toronto time) on the date the payment is due. The Agent shall distribute to each applicable Lender promptly on the date of receipt by the Agent of any payment, an amount equal to the amount then due to each Lender.

(2)    Unless otherwise expressly provided in this Agreement, the Agent shall make Accommodations and other payments to the applicable Borrower under this Agreement by crediting the applicable Borrower’s Account (or causing the applicable Borrower’s Account to be credited) with the amount of the payment in the relevant currency not later than 1:00 p.m. (Toronto time) on the date the payment is to be made.

(3)    The Borrowers shall pay to the Agent on behalf of each applicable Lender on written demand any amounts required to compensate the Lenders for any actual loss suffered or incurred by it as a result of (i) the failure of the Borrowers to effect an Accommodation in the manner and at the time specified in any Accommodation Notice; (ii) any payment being made in respect of a SOFR Loan or a CORRA Loan other than on the date permitted hereunder in respect thereof or the conversion of any SOFR Loan or a CORRA Loan other than on the date permitted hereunder in respect thereof; or (iii) the failure of the Borrowers to make a payment or a mandatory repayment in the manner and at the time specified in this Agreement. Written notice as to the amount of any such loss submitted in good faith by a Lender to the Borrowers shall be prima facie evidence of such amount.

Section 2.10         Application of Payments and Prepayments.

Subject to Section 9.03, all amounts received by the Agent from or on behalf of the Borrowers and not previously applied pursuant to this Agreement shall be applied by the Agent as follows (i) first, in reduction of the Borrowers’ obligations to pay any unpaid expenses of the Agent; (ii) second, in reduction of the Borrowers’ obligations to pay any unpaid interest and any Fees which are due and owing; (iii) third, in reduction of the Borrowers’ obligations to pay any claims or losses referred to in ~~Section 17.01~~Section 16.01; (iv) fourth, in reduction of the Borrowers’ obligations to pay any amounts due and owing on account of any unpaid principal amount of Advances which are due and owing; (v) fifth, in reduction of the Borrowers’ obligations to pay any other unpaid Accommodations Outstanding which are due and owing; (vi) sixth, in reduction of any other obligation of the Borrowers under this Agreement and the other Loan Documents; and (vii) seventh, to the Borrowers or such other Persons as may lawfully be entitled to or directed to receive the remainder.

Section 2.11         Computations of Interest and Fees.

(1)    All computations of interest shall be made by the Agent taking into account the actual number of days occurring in the period for which such interest is payable, and (i) if based on the Canadian Prime Rate, CORRA Loans, the Base Rate (Canada) or the Base Rate (United States), on the basis of a year of 365 or 366 days, as the case may be; provided that, to the extent that clause (ii) of the definition of Base Rate (Canada) or the Base Rate (United States) contemplates that the Base Rate (Canada) or the Base Rate (United States), as applicable, shall be determined by reference to the Federal Funds Rate, any such determination shall be made on the basis of the actual number of days elapsed over a year of 360 days; and (ii) if based on Daily Simple SOFR or Term SOFR, on the basis of a year of 360 days.

(2)    All computations of Fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, taking into account the actual number of days occurring in the period for which such fees are payable.

(3)    For purposes of the Interest Act (Canada), whenever any interest or fee under this Agreement is calculated using a rate based on a number of days less than a full year, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement. The rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

Section 2.12         Adjustment for Currency Fluctuations.

If the Agent shall notify the Parent in writing not later than 4:00 p.m. (Toronto time) on an Exchange Rate Determination Date that solely by reason of fluctuations in currency valuation, the Accommodations Outstanding under the Credit Facility exceed 103% of the Commitment on the date immediately preceding such Exchange Rate Determination Date (the amount by which such Accommodations Outstanding exceed such Commitment on such date being the “Excess”), the Borrowers shall, within three (3) Business Days thereafter, make a payment by repaying Advances outstanding under the Credit Facility in an amount equal to the Excess or, (y) if the Borrowers do not have Advances outstanding under the Credit Facility in an amount equal to or greater than the Excess, make a payment by repaying all Advances in amounts less than the Excess (if any) under the Credit Facility and by depositing with the Agent an amount equal to the amount by which the Excess exceeds the amount of the Advances under the Credit Facility repaid to be held by the Agent in trust for the applicable Lenders. Any interest on the amount deposited with the Agent shall be held in trust for the Borrowers and shall be paid to the Borrowers on the next Exchange Rate Determination Date.

Section 2.13         Standby Fee

The Borrowers agree to pay a non-refundable standby fee (the “Standby Fee”) to the Agent for the account of the Lenders, calculated at a rate per annum on the basis of a year of 365 days, or 366 days in the case of a leap year, equal to the Standby Fee Rate on the daily unadvanced portion of the Credit Facility. The Standby Fee shall be calculated and accrue daily from the date hereof and shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date of the Credit Facility.

Section 2.14         Upfront Fee

On the Closing Date, the Borrowers shall pay to the Agent on behalf of the Lenders an upfront fee in the amount of $864,000.00 (which fee amounts to 12 bps per annum for a three (3) year period on the amount of the Credit Facility), which fee shall be paid by the Agent to each Lender in accordance with such Lender’s pro rata share of the Credit Facility.

Section 2.15         Defaulting Lender Adjustments.

(1)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Law:

(i)

Waivers and Amendments. No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender. No Defaulting Lender shall be included as a Lender for purposes of the calculation of “Majority Lenders”.

(ii)

Defaulting Lender Waterfall. Any payment of principal, interest, fees, indemnity payments or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 12.01 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Fronting Letter of Credit Lender hereunder; third, to Cash Collateralize each Fronting Letter of Credit Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 4.10; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Accommodation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Agent and the Parent, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Accommodations under this Agreement and (y) Cash Collateralize each Fronting Letter of Credit Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 4.10; sixth, to the payment of any amounts owing to the Lenders or each Fronting Letter of Credit Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Fronting Letter of Credit Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Accommodations or Letter of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Accommodations were made or the related Letters of Credit were issued at a time when the conditions set forth herein were satisfied or waived, such payment shall be applied solely to pay the Accommodations made by, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Accommodations made by, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Accommodations and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with their applicable Commitments without giving effect to Section 2.15(1)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(1)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)	Certain Fees.

(A)

No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.13, Section 2.14 and Section 4.06 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided such Defaulting Lender shall be entitled to receive fees pursuant to Section 4.06 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.10.

(B)

With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable Fronting Letter of Credit Lender the amount of any such fee otherwise payable to such Defaulting Lender with respect to such Fronting Letter of Credit Lender’s Fronting Exposure to such Defaulting Lender that has not been reallocated pursuant to clause (iv) below (except where the Borrowers shall have provided Cash Collateral for such Fronting Exposure pursuant to Section 4.10, in which case the Borrowers shall not be required to pay any fee relating to the amount of such Cash Collateral) and (z) not be required to pay the remaining amount of any such fee.

(iv)

Reallocation of Participations to Reduce Fronting Exposure. Upon written notice to the Parent, all or any part of such Defaulting Lender’s participation in Letter of Credit Obligations shall be automatically reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata share of the Commitment (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Accommodations Outstanding under the Credit Facility of any Non-Defaulting Lender to exceed the Commitment held by such Non-Defaulting Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of the Borrowers, the Agent or any Fronting Letter of Credit Lender as a result of such breach or a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)

Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under Law, Cash Collateralize each Fronting Letter of Credit Lender’s Fronting Exposure, to the extent such re-allocation has not eliminated the Defaulting Lender’s participation in Letter of Credit Obligations in accordance with the procedures set forth in Section 4.10.

(2)    Defaulting Lender Cure. If the Parent, the Agent and each Fronting Letter of Credit Lender agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of Accommodations Outstanding of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Accommodations Outstanding and funded and unfunded participations in Letters of Credit to be held pro rata by the applicable Lenders in accordance with the applicable Commitments (without giving effect to Section 2.15(1)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(3)    New Letters of Credit. So long as any Lender which has a Commitment is a Defaulting Lender, no Fronting Letter of Credit Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(4)    Termination of Defaulting Lender Commitment. The Parent may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Agent (who will promptly notify the Lenders thereof), provided that such termination will not be deemed to be a waiver or release of any claim the Borrowers, the Agent, any Fronting Letter of Credit Lender or any other Lender may have against such Defaulting Lender.

Section 2.16         Replacement Lenders.

The Parent at its own cost and expense may designate an Eligible Assignee with the prior written consent of the Agent (and acceptable to each Fronting Letter of Credit Lender and the Swingline Lender), such consent not to be unreasonably withheld, conditioned or delayed (a “Replacement Lender”) to assume all or any part of the Commitments and the obligations of any Defaulting Lender hereunder, and to purchase the Accommodations Outstanding of such Defaulting Lender and such Defaulting Lender’s rights hereunder and with respect thereto, and within ten (10) Business Days of such designation the Defaulting Lender shall (x) sell to such Replacement Lender, without recourse upon, warranty by or expense to such Defaulting Lender, by way of an Assignment and Assumption for a purchase price equal to (unless such Defaulting Lender agrees to a lesser amount in writing) the outstanding principal amount of the Accommodations made by such Defaulting Lender, plus all interest accrued and unpaid thereon and all other amounts owing to such Defaulting Lender hereunder, and (y) assign to such Replacement Lender the Commitments of such Defaulting Lender. In the event any Defaulting Lender fails to execute the Assignment and Assumption in connection with an assignment pursuant to this Section, the Agent may, but only after such Defaulting Lender has been paid in full what it is entitled to be paid under this Section, upon two (2) Business Days’ prior notice to the Defaulting Lender, execute such agreement on behalf of the Defaulting Lender, and each Lender hereby grants to the Agent an irrevocable power of attorney (which shall be coupled with an interest) for such purpose. Upon such assumption and purchase by the Replacement Lender and subject to acceptance and recording of such Assignment and Assumption by the Agent pursuant to ~~Section 18.01(3)~~Section 17.01(3) hereof, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Defaulting Lender shall cease to be a “Lender” for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Commitments). Additionally, in the event a Defaulting Lender has been a Defaulting Lender for more than ninety (90) consecutive days, the Borrowers, at their own cost and expense, may repay in full all outstanding obligations under the Loan Documents (except for the Eligible Hedging Agreements and Other Secured Obligations) owed to such Defaulting Lender and terminate in full all of the Commitment held by such Defaulting Lender, and upon such repayment and termination such Defaulting Lender shall cease to be a “Lender” for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Commitments).

ARTICLE 3

ADVANCES

Section 3.01         The Advances.

(1)    Each applicable Lender severally and not jointly agrees, in accordance with the terms and conditions of this Agreement and in accordance with the applicable Borrowing Notice, to make Advances to the Borrowers from time to time on any Business Day prior to the Maturity Date. The Swingline Lender agrees, in accordance with the terms and conditions of this Agreement, to make Swingline Advances (on a same day basis) to the Borrowers from time to time on any Business Day prior to the Maturity Date.

(2)    Each Borrowing under the Credit Facility shall consist of Advances made to the applicable Borrower on the same day by the applicable Lenders in accordance with each applicable Lender’s relevant rateable portion. Each requested Advance shall:

~~(i)~~      be in at least the minimum aggregate amount and in an integral multiple of the amount set forth in SCHEDULE 4 ~~and;~~.

~~(ii)~~

~~consist of an Advance, a portion of which shall be made to the Canadian Borrower, in an availment option available to the Canadian Borrower pursuant to Section 2.01(2) hereof in an amount equal to at least the BDC Commitment Percentage of such Advance.~~

(3)    The Swingline Lender may, in its sole discretion, give notice to the Agent who shall forthwith notify the Lenders that the principal amount of the Swingline Lender’s outstanding Swingline Advances to the Borrowers shall be funded with a Borrowing or Borrowings under the Credit Facility (provided that such notice shall be deemed to have been given (y) on the Maturity Date if the Borrowers shall not have repaid all Swingline Advances on or prior to such day, and (z) upon the occurrence of an Event of Default, in which case Advances under the Credit Facility) (each such Borrowing, a “Mandatory Borrowing”) shall be made on the next Business Day by all Lenders so that, immediately after the Mandatory Borrowing, each Lender shall share rateably in the Accommodations Outstanding under the Credit Facility and the proceeds of such Mandatory Borrowing shall be applied directly by the Agent to repay Advances outstanding to the Swingline Lender. Each Lender shall make Advances pursuant to a Mandatory Borrowing in the amount and in the manner specified in writing by the Agent notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required under this Agreement; (ii) that the conditions specified in Article 6 are not then satisfied; (iii) that a Default or an Event of Default has occurred and is continuing; (iv) the date of such Mandatory Borrowing; and (v) any reduction in the Commitment after any Swingline Advance was made by the Swingline Lender. In addition to the foregoing, the Borrowers shall cause each Swingline Advance to be repaid in full on the last Business Day of each calendar week.

(4)    In connection with the use or administration of Daily Simple SOFR, Term SOFR, SOFR or CORRA, the Agent will have the right to make Conforming Changes or Canadian Benchmark Replacement Conforming Changes, as applicable, from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes or Canadian Benchmark Replacement Conforming Changes, as applicable, will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes or Canadian Benchmark Replacement Conforming Changes, as applicable, in connection with the use or administration of Daily Simple SOFR, Term SOFR, SOFR or CORRA, as applicable.

Section 3.02         Procedure for Borrowing.

(1)    Except as provided in Section 3.02(2), each Borrowing shall be made on the number of days prior notice specified in SCHEDULE 4, given not later than 11:00 a.m. (Toronto time) by the applicable Borrower to the Agent. Each notice of a Borrowing (a “Borrowing Notice”) shall be in substantially the form of SCHEDULE 1, shall be irrevocable and binding on the applicable Borrower and shall specify (i) the requested date of the Borrowing; (ii) the Type of Advance requested; (iii) the aggregate amount of the Borrowing; and (iv) in the case of a SOFR Loan, whether the Advance will bear interest at Daily Simple SOFR or Adjusted Term SOFR, and, (iv) in the case of a CORRA Loan, whether the Advance will bear interest at Adjusted Term CORRA or Adjusted Daily Compounded CORRA, and (v) in the case of any SOFR Loan or any CORRA Loan, the initial Interest Period. Upon receipt by the Agent of funds from the applicable Lenders and fulfilment of the applicable conditions set forth in Article 6, the Agent will make such funds available to the applicable Borrower in accordance with Article 2.

(2)    Each Swingline Advance (i) may be made on the same day’s telephone request (followed by notification via a Borrowing Notice) made on or before 11:00 a.m. (Toronto time) on such day and in such amount, as requested by the applicable Borrower to the Swingline Lender, providing the same information to the Swingline Lender as would be contained in a Borrowing Notice (which shall be deemed to have been so provided); or (ii) shall be made by the Swingline Lender, without notice from or to the Borrowerss, in respect of any overdraft in any one or more of the accounts of the Borrowers with the Swingline Lender by deposit to such account of an amount equal to such overdraft. All payments of principal and interest with respect to a Swingline Advance shall be made by the Borrowers, as applicable, directly to the Swingline Lender, and the Swingline Lender is hereby irrevocably authorized and directed to debit any bank account maintained by the Borrowers with the Swingline Lender in order to effect such payment.

Section 3.03         Conversions and Rollovers Regarding Advances.

(1)    Subject to the Types of Accommodation and Advances, the Borrowers may elect to (i) change any Advance outstanding, or any portion thereof, in each case, in the minimum aggregate amount referred to in SCHEDULE 4 to another Type of Advance or convert an Advance outstanding to another Type of Accommodation in the case of an Advance other than a SOFR Loan or CORRA Loan, as of any Business Day, and in the case of a SOFR Loan or a CORRA Loan as of the last day of the Interest Period applicable thereto; provided that in the case of the change or conversion of an Advance denominated in one currency to an Advance denominated in another currency, the principal amount and interest thereon of such Advance to be changed or converted is paid in full on the date of such change or conversion; or (ii) continue any Advance other than an Advance bearing interest at the Term SOFR Reference Rate for a further Interest Period beginning on the last day of the then current Interest Period applicable to such Advance.

(2)    Each election to change or convert an Advance into another Type of Advance or Type of Accommodation or to continue an Advance other than an Advance bearing interest at the Term SOFR Reference Rate for a further Interest Period, shall be made on the number of days prior notice specified in SCHEDULE 4 given, in each case, not later than 11:00 a.m. (Toronto time) by the applicable Borrower to the Agent. Each such notice (an “Interest Rate Election Notice”) shall be given substantially in the form of SCHEDULE 2 and shall be irrevocable and binding upon the applicable Borrower. If the applicable Borrower fails to deliver an Interest Rate Election Notice to the Agent for any Advance other than an Advance bearing interest at the Term SOFR Reference Rate or Daily Simple SOFR as provided in this Section 3.03(2), (i) in the case of a SOFR Loan, such Advance shall be converted (as of the last day of the applicable Interest Period) to and be outstanding as a Base Rate (Canada) Advance or Base Rate (United States) Advance, as applicable; (ii) in the case of a Term CORRA Loan, such Advance shall be converted (as of the last day of the applicable Interest Period) to and be outstanding as a Daily Compounded CORRA Loan, and (iii) in the case of a Daily Compounded CORRA Loan, such Advance shall be converted (as of the last day of the applicable Interest Period) to and be outstanding as Canadian Prime Rate Advance. No Borrower shall select an Interest Period which conflicts with the definition of Interest Period.

Section 3.04         Circumstances Affecting SOFR Loans and CORRA Loans

(1)    If any Lender determines that any Law has made it unlawful, or that any Governmental Entity has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Advances whose interest is determined by reference to Daily Simple SOFR, Term SOFR, SOFR, CORRA, Daily Compounded CORRA, Term CORRA, Adjusted Daily Compounded CORRA or Adjusted Term CORRA or to determine or charge interest rates based upon Daily Simple SOFR, Term SOFR, SOFR, CORRA, Daily Compounded CORRA, Term CORRA, Adjusted Daily Compounded CORRA or Adjusted Term CORRA then, upon notice thereof by such Lender to the Borrowers (through the Agent), (a) any obligation of such Lender to make or continue Advances bearing interest at Daily Simple SOFR, Term SOFR or SOFR or to convert Base Rate (Canada) Advances/Base Rate (United States) Advances to Advances bearing interest at Daily Simple SOFR, Term SOFR or SOFR shall be suspended, (b) any obligation of such Lender to make or continue Advances bearing interest at CORRA, Daily Compounded CORRA, Term CORRA, Adjusted Daily Compounded CORRA or Adjusted Term CORRA or to convert Canadian Prime Rate Advances to Advances bearing interest at CORRA, Daily Compounded CORRA, Term CORRA, Adjusted Daily Compounded CORRA or Adjusted Term CORRA shall be suspended, and (c) if such notice asserts the illegality of such Lender making or maintaining Base Rate (Canada) Advances/Base Rate (United States) Advances the interest rate on which is determined by reference to Adjusted Term SOFR component of the Base Rate (Canada)/Base Rate (United States), the interest rate on which Base Rate (Canada) Advances/Base Rate (United States) Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Adjusted Term SOFR component of the Base Rate (Canada)/Base Rate (United States), in each case until such Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all applicable SOFR Loans of such Lender to Base Rate (Canada) Advances/Base Rate (United States) Advances (the interest rate on which Base Rate (Canada) Advances/Base Rate (United States) Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Adjusted Term SOFR component of the Base Rate (Canada)/Base Rate (United States)) immediately, if such Lender may not lawfully continue to maintain such SOFR Loan, (ii) the Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all applicable Term CORRA Loans of such Lender to Daily Compounded CORRA Loans and all applicable Daily Compounded CORRA Loans to Canadian Prime Rate Advances immediately, if such Lender may not lawfully continue to maintain such CORRA Loan and (iii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Daily Simple SOFR, Term SOFR or SOFR, as applicable, the Agent shall during the period of such suspension compute the Base Rate (Canada) /Base Rate (United States) applicable to such Lender without reference to the Adjusted Term SOFR component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Daily Simple SOFR, Term SOFR or SOFR, as applicable. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to this Agreement.

(2)    If any Change in Law (i) shall subject any Lender (or its lending office) to any tax, duty or other charge with respect to its SOFR Loans or CORRA Loans owed to it or its obligation to make SOFR Loans or CORRA Loans, or shall change the basis of taxation of payments to such Lender (or its lending office) of the principal of or interest on its SOFR Loans, CORRA Loans or any other amounts due under this Agreement or any other Loan Document in respect of its SOFR Loans or CORRA Loans or its obligation to make SOFR Loans or CORRA Loans (except for changes in the rate of tax on the overall net income of such Lender or its lending office imposed by the jurisdiction in which such Lender’s principal executive office or lending office is located); or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the FRB) on such Lender (or its lending office) or shall impose on such Lender (or its lending office) or on the interbank market any other condition affecting its SOFR Loans or CORRA Loans or its obligation to make SOFR Loans or CORRA Loans; and the result of any of the foregoing is to increase the cost to such Lender (or its lending office) of making or maintaining any SOFR Loan or CORRA Loan, or to reduce the amount of any sum received or receivable by such Lender (or its lending office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, upon notice thereof by such Lender to the Borrowers any obligation of such Lender to make or continue SOFR Loans or CORRA Loans, as applicable, shall be suspended (to the extent of the affected SOFR Loans, CORRA Loans and the affected Interest Periods) until such Lender revokes such notice in addition to any other obligations hereunder. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or CORRA Loans (to the extent of the affected SOFR Loans, CORRA Loans and the affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for an Advance of or conversion to Base Rate (Canada) Advances or Canadian Prime Rate Advances, as applicable, in the amount specified therein and (ii) any outstanding affected SOFR Loans or CORRA Loans, as applicable, will be deemed to have been converted into Base Rate (Canada) Advances or Canadian Prime Rate Advances immediately. Upon any such conversion, the Borrowers shall also pay any additional amounts required pursuant to this Agreement.

Section 3.05         Interest on Advances.

(1)    The Borrowers shall pay interest on the unpaid principal amount of each Advance to it from the date of such Advance (or conversion of another Type of Advance into such Advance) until the date on which the principal amount of the Advance is repaid in full (or is converted into another Type of Advance or Type of Accommodation) at the following rates per annum:

(a)

Base Rate (Canada) Advances. If and so long as such Advance is a Base Rate (Canada) Advance and subject as provided in the following sentence, at a rate per annum equal at all times to the Base Rate (Canada) in effect from time to time plus the Applicable Margin, calculated daily and payable in arrears (i) on the first Business Day of each month in each year; and (ii) on the day on which such Base Rate (Canada) Advance becomes due and payable in full pursuant to the provisions hereof. Any amount of principal of, or interest on, any such Base Rate (Canada) Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the Base Rate (Canada) in effect from time to time plus the Applicable Margin plus, to the extent permitted by law, 2%.

(b)

Base Rate (United States) Advances. If and so long as such Advance is a Base Rate (United States) Advance and subject as provided in the following sentence, at a rate per annum equal at all times to the Base Rate (United States) in effect from time to time plus the Applicable Margin, calculated daily and payable in arrears (i) on the first Business Day of each month in each year; and (ii) on the day on which such Base Rate (United States) Advance becomes due and payable in full pursuant to the provisions hereof. Any amount of principal of, or interest on, any such Base Rate (United States) Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the Base Rate (United States) in effect from time to time plus the Applicable Margin plus, to the extent permitted by law, 2%.

(c)

Canadian Prime Rate Advances. If and so long as such Advance is a Canadian Prime Rate Advance and subject as provided in the following sentence, at a rate per annum equal at all times to the Canadian Prime Rate in effect from time to time plus the Applicable Margin, calculated daily and payable in arrears (i) on the first Business Day of each month in each year; and (ii) on the day on which such Canadian Prime Rate Advance becomes due and payable in full pursuant to the provisions hereof. Any amount of principal of, or interest on, any such Canadian Prime Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the Canadian Prime Rate in effect from time to time plus the Applicable Margin plus, to the extent permitted by law, 2%.

(d)

Adjusted Daily Simple SOFR Loans. If and so long as such SOFR Loan bears interest at Adjusted Daily Simple SOFR and subject as provided in the following sentence, at a rate per annum equal at all times during any Interest Period for such SOFR Loan to Adjusted Daily Simple SOFR for such Interest Period plus the Applicable Margin, calculated daily and payable in arrears on (i) the applicable Interest Payment Date in respect thereof; and (ii) on the day on which such SOFR Loan becomes due and payable in full pursuant to the provisions hereof. Any amount of principal of or interest on any such SOFR Loan which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the Base Rate (Canada) in effect from time to time plus the Applicable Margin plus, to the extent permitted by law, 2%.

(e)

Adjusted Term SOFR Loans. If and so long as SOFR Loan bears interest at Adjusted Term SOFR and subject as provided in the following sentence, at a rate per annum equal at all times during any Interest Period for such SOFR Loan to Adjusted Term SOFR for such Interest Period plus the Applicable Margin, calculated daily and payable in arrears, on (i) the applicable Interest Payment Date in respect thereof; and (ii) on the day on which such SOFR Loan becomes due and payable in full pursuant to the provisions hereof. Any amount of principal of or interest on any such SOFR Loan which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the Base Rate (Canada) in effect from time to time plus the Applicable Margin plus, to the extent permitted by law, 2%.

(f)

Adjusted Term CORRA Loans. If and so long as each Term CORRA Loan bears interest at Adjusted Term CORRA and subject as provided in the following sentence, at a rate per annum equal at all times during any Interest Period for such Term CORRA Loan to Adjusted Term CORRA for such Interest Period plus the Applicable Margin, calculated daily and payable in arrears, on (i) the applicable Interest Payment Date in respect thereof; and (ii) on the day on which such Term CORRA Loan becomes due and payable in full pursuant to the provisions hereof. Any amount of principal of or interest on any such Term CORRA Loan which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the Canadian Prime Rate in effect from time to time plus the Applicable Margin plus, to the extent permitted by law, 2%.

(g)

Adjusted Daily Compounded CORRA Loans. If and so long as each Daily Compounded CORRA Loan bears interest at Adjusted Daily Compounded CORRA and subject as provided in the following sentence, at a rate per annum equal at all times during any Interest Period for such Daily Compounded CORRA Loan to Adjusted Daily Compounded CORRA for such Interest Period plus the Applicable Margin, calculated daily and payable in arrears, on (i) the applicable Interest Payment Date in respect thereof; and (ii) on the day on which such Daily Compounded CORRA Loan becomes due and payable in full pursuant to the provisions hereof. Any amount of principal of or interest on any such Daily Compounded CORRA Loan which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand and shall bear interest (both before and after judgment), from the date on which such amount is due until such amount is paid in full, at a rate per annum equal to the Canadian Prime Rate in effect from time to time plus the Applicable Margin plus, to the extent permitted by law, 2%.

(h)

Maximum Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

Section 3.06         Benchmark Replacement Setting – SOFR

(1)    Inability to determine rates. If, on or prior to the first day of any Interest Period for any SOFR Loan:

(i)	the Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR or Daily Simple SOFR cannot be determined pursuant to the definition thereof; or

(ii)

the Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a rollover thereof that Term SOFR or Daily Simple SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such SOFR Loan, and the Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrowers, the Agent and each Lender. Upon notice thereof being given by the Agent to the Borrowers, any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to rollover SOFR Loans or to convert Base Rate (United States) Advances to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Agent (with respect to clause (ii), at the instruction of the Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for an advance or rollover of or conversion to SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for an advance of or conversion to Base Rate (United States) Advances in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate (United States) Advances at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to this Agreement.

(2)	Benchmark Replacement Setting.

(i)

Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.06 will occur prior to the applicable Benchmark Transition Start Date. Each Eligible Hedging Agreement shall be deemed to be a “Loan Document” for purposes of this Section 3.06.

(ii)

Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)

Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.06(2)(iv). Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.06.

(iv)

Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)

Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a SOFR drawdown of, conversion to or rollover of SOFR Loans to be made, converted or rolled-over during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a drawdown of, conversion to or rollover of Base Rate (United States) Advances.

Section 3.07         Canadian Benchmark Replacement Setting

Notwithstanding anything to the contrary herein or in any other Loan Document:

(1)

Canadian Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Canadian Benchmark Transition Event and its related Canadian Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Canadian Benchmark Replacement is determined in accordance with clause (a) of the definition of “Canadian Benchmark Replacement” for such Canadian Benchmark Replacement Date, such Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of such Canadian Benchmark setting and subsequent Canadian Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Canadian Benchmark Replacement is determined in accordance with clause (b) of the definition of “Canadian Benchmark Replacement” for such Canadian Benchmark Replacement Date, such Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Borrowers without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from any Lender or the Borrowers. If the Canadian Benchmark Replacement is Adjusted Daily Compounded CORRA, all interest payments will be payable on the last day of each Interest Period.

(2)

Canadian Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Canadian Benchmark Replacement, the Agent will have the right to make Canadian Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Canadian Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(3)

Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers of (i) the implementation of any Canadian Benchmark Replacement and (ii) the effectiveness of any Canadian Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Canadian Benchmark Replacement. The Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Canadian Benchmark pursuant to Section 3.07(4) and (y) the commencement of any Canadian Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent pursuant to this Section 3.07 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.07.

(4)

Unavailability of Tenor of Canadian Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Canadian Benchmark Replacement), (i) if the then-current Canadian Benchmark is a term rate (including Term CORRA) and either (A) any tenor for such Canadian Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Canadian Benchmark has provided a public statement or publication of information announcing that any tenor for such Canadian Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Canadian Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Canadian Benchmark (including a Canadian Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Canadian Benchmark (including a Canadian Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Canadian Benchmark settings at or after such time to reinstate such previously removed tenor.

(5)

Canadian Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Canadian Benchmark Unavailability Period, the Borrowers may revoke any pending request for an Advance of, conversion to or rollover of Advances, which are of the Type that have a rate of interest determined by reference to the then-current Canadian Benchmark, to be made, converted or continued during any Canadian Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for an Advance of or conversion to, (i) for a Canadian Benchmark Unavailability Period in respect of Term CORRA, Daily Compounded CORRA Loans, and (ii) for a Benchmark Unavailability Period in respect of a Benchmark other than Term CORRA, Canadian Prime Rate Advances.

Section 3.08         Inability to Determine Rates – CORRA.

(1)    Subject to Section 3.07, if, on or prior to the first day of any Interest Period for any Term CORRA Loan:

(i)

the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term CORRA” or “Adjusted Daily Compounded CORRA”, as applicable, cannot be determined pursuant to the definition thereof, for reasons other than a Canadian Benchmark Transition Event, or

(ii)

the Required Lenders determine that for any reason in connection with any request for a Term CORRA Loan or a Daily Compounded CORRA Loan, as applicable, or a conversion thereto or a rollover thereof that Term CORRA or Daily Compounded CORRA, as applicable, for any requested Interest Period with respect to a proposed Term CORRA Loan or Daily Compounded CORRA Loan, does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, and the Required Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrowers and each Lender.

(2)

Upon delivery of such notice by the Agent to the Borrowers under Section 3.08(1), any obligation of the Lenders to make Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, and any right of the Borrower to continue Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, or to convert Canadian Prime Rate Advances to Term CORRA Loans or Daily Compounded CORRA Loans, shall be suspended (to the extent of the affected Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, or affected Interest Periods) until the Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice.

(3)

Upon delivery of such notice by the Agent to the Borrower under Section 3.08(1), (i)(x) the Borrowers may revoke any pending request for an Advance of, conversion to or rollover of Term CORRA Loans or Daily Compounded CORRA Loans, (to the extent of the affected Term CORRA Loans or Daily Compounded CORRA Loans, or affected Interest Periods); (y) in respect of Term CORRA Loans, the Borrowers may elect to convert any such request into a request for an Advance of or conversion to Daily Compounded CORRA Loans; or, failing such revocation or election, (z) the Borrowers will be deemed to have converted any such request into a request for an Advance of or conversion to Canadian Prime Rate Advances, in the amount specified therein and (ii)(x) in respect of Term CORRA Loans, the Borrowers may elect to convert any outstanding affected Term CORRA Loans at the end of the applicable Interest Period, into Daily Compounded CORRA Loans, and (y) otherwise, or failing such election, any outstanding affected Term CORRA Loans or Daily Compounded CORRA Loans, as applicable, will be deemed to have been converted, at the end of the applicable Interest Period, into Canadian Prime Rate Advances. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.09(3).

ARTICLE 4

LETTERS OF CREDIT

Section 4.01         Letters of Credit.

The Fronting Letter of Credit Lender agrees on the terms and conditions of this Agreement and in accordance with the applicable Issue Notice, to issue Letters of Credit for the account of the Borrowers on any Business Day prior to the Maturity Date.

Section 4.02         Issue Notice.

Each Issue shall be made on notice (an “Issue Notice”) given by the applicable Borrower to the Fronting Letter of Credit Lender not later than 11:00 a.m. (Toronto time) on the number of days’ notice specified in SCHEDULE 4. The Issue Notice shall be in substantially the form of SCHEDULE 3, shall be irrevocable and binding on the applicable Borrower and shall specify (i) the requested date of Issue (the “Issue Date”); (ii) the type and currency of such Letter of Credit; (iii) the Face Amount of the Letter of Credit; (iv) the expiration date of the Letter of Credit (which expiration date shall not (i) exceed 365 days from the Issue Date subject to such extensions thereof of not more than 365 days as may be notified by the applicable Borrower to the Fronting Letter of Credit Lender or (ii) extend beyond the Maturity Date, unless as of the applicable Issue Date or date of extension as to each Letter of Credit preceding the Maturity Date, such Letters of Credit are Cash Collateralized), and (v) the name and address of the Beneficiary.

Section 4.03         Form of Letters of Credit.

Each Letter of Credit shall (i) be dated the Issue Date; (ii) have an expiration date on the date specified in Section 4.02 or, if such date is not a Business Day on the Business Day immediately preceding such date; (iii) comply with the definition of Letter of Credit; (iv) be issued in Canadian Dollars, U.S. Dollars or any other currency agreed to by the Fronting Letter of Credit Lender; (v) be on the standard documentary forms required by the Fronting Letter of Credit Lender; and (vi) be subject to prior entry by the applicable Borrower into such master agreement, application and other standard forms required by the Fronting Letter of Credit Lender.

Section 4.04         Procedure for Issuance of Letters of Credit.

(1)    Not later than 12:00 noon (Toronto time) on an applicable Issue Date, the Fronting Letter of Credit Lender will complete and issue an appropriate type of Letter of Credit (i) dated the Issue Date; (ii) in favour of the Beneficiary; (iii) in a Face Amount equal to the amount referred to in Section 4.02; and (iv) with the expiration date, as specified by the applicable Borrower in its Issue Notice (subject to Section 4.03).

(2)    The aggregate undrawn Face Amount of all Letters of Credit shall not, at any time, exceed the lesser of (i) the Fronting Letter of Credit Lender’s Fronting Letter of Credit Commitment, and (ii) the remaining Commitment of all of the Lenders, less the aggregate outstanding principal balance of the Accommodations Outstanding under the Credit Facility (including, for greater certainty, Swingline Advances).

(3)    Unless otherwise agreed by the Fronting Letter of Credit Lender, no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day upon which such draft is presented, if such presentation is made after 10:00 a.m. (local time) on such Business Day.

(4)    Prior to the Issue Date, the applicable Borrower shall specify a precise description of the documents and the verbatim text of any certificates to be presented by the Beneficiary which, if presented by the Beneficiary, would require the Fronting Letter of Credit Lender to make payment under its applicable Letter of Credit. The Fronting Letter of Credit Lender may, before the issue of the Letter of Credit and in consultation with the applicable Borrower, require changes in any such documentation or certificate.

(5)    In determining whether to pay under any Letter of Credit, the Fronting Letter of Credit Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

Section 4.05         Payment of Amounts Drawn Under Letters of Credit.

(1)    The Fronting Letter of Credit Lender shall notify the applicable Borrower with notice to the Agent on or before the date on which the Fronting Letter of Credit Lender intends to honour any drawing under a Letter of Credit.

(2)    In respect of each Letter of Credit, unless,

(i)

on the date of such drawing, the applicable Borrower has in response to a demand from the Fronting Letter of Credit Lender deposited, in the same day funds, to the applicable Borrower’s Account an amount equal to the amount of such drawing, then

(i)

the applicable Borrower shall be deemed to have given a Borrowing Notice to the Agent, requesting a Canadian Prime Rate Advance, Base Rate (Canada) Advance or Base Rate (United States) Advance, as applicable, under the Credit Facility, and as determined by the Agent acting reasonably, based upon the amount required on the date on which such drawing is honoured in an amount equal to the amount of such drawing (and the obligations in respect of any Letter of Credit denominated in a currency other than Canadian Dollars or U.S. Dollars shall be converted to U.S. Dollars for purposes hereof based on the Equivalent Amount thereof in U.S. Dollars);

(ii)

the Lenders shall, on the date of such drawing, make such Canadian Prime Rate Advance, Base Rate (Canada) Advance or Base Rate (United States) Advance, as applicable, rateably under the Credit Facility, as applicable; and

(iii)

the Agent shall pay the proceeds thereof to the Fronting Letter of Credit Lender as reimbursement for the amount of such drawing. The Agent shall promptly notify the applicable Borrower of any such Canadian Prime Rate Advance, Base Rate (Canada) Advance or Base Rate (United States) Advance, as applicable.

(3)    Each Lender, as applicable, shall be required to make its rateable portion of the Advances referred to in Section 4.05(2) notwithstanding, (i) the amount of the Borrowing may not comply with the minimum amount for Borrowings otherwise required under this Agreement; (ii) that the conditions specified in Article 6 are not then satisfied; (iii) that a Default or Event of Default has occurred and is continuing; (iv) the date of such Borrowing; (v) any reduction of the Commitment after any Letter of Credit was issued by the Fronting Letter of Credit Lender; or (vi)    the Accommodations Outstanding under the Credit Facility after giving effect to such Advances would exceed the Commitment.

Section 4.06         Fees.

(1)    The applicable Borrower shall pay to the Agent, for the account of the Lenders, as applicable, a Letter of Credit fee with respect to each outstanding Letter of Credit issued by the Fronting Letter of Credit Lender at a rate per annum equal to the Applicable Margin, calculated on the basis of the undrawn Face Amount of each such Letter of Credit, and a year of 365 or 366 days, calculated daily and payable in arrears on the third Business Day of each Financial Quarter in respect of the immediately preceding Financial Quarter, and on the Maturity Date in respect of the Credit Facility (the foregoing fees to be payable (x) in Canadian Dollars, with respect to Letters of Credit denominated in Canadian Dollars, (y) in U.S. Dollars, with respect to Letters of Credit denominated in U.S. Dollars), and (z) in the applicable currency of any Letter of Credit denominated in a currency other than Canadian Dollars or U.S. Dollars.

(2)    The applicable Borrower shall pay to the Fronting Letter of Credit Lender, a fee equal to 25 basis points per annum, calculated on the basis of the undrawn Face Amount of each outstanding Letter of Credit issued by the Fronting Letter of Credit Lender and a year of 365 or 366 days, calculated daily and payable in arrears on the third Business Day of each Financial Quarter in respect of the immediately preceding Financial Quarter, and on the Maturity Date (the foregoing fees to be payable (x) in Canadian Dollars, with respect to Letters of Credit denominated in Canadian Dollars. (y) in U.S. Dollars, with respect to Letters of Credit denominated in U.S. Dollars), and (z) in the applicable currency of any Letter of Credit denominated in a currency other than Canadian Dollars or U.S. Dollars.

(3)    The applicable Borrower shall pay to the Fronting Letter of Credit Lender its (i) set-up fees, cable charges and other customary miscellaneous charges in respect of the issue of Letters of Credit by it; and (ii) documentary and administrative charges for amending, transferring or drawing under, as the case may be, Letters of Credit of a similar amount, term and risks upon the amendment or transfer of each Letter of Credit and each drawing made thereunder (the foregoing fees to be payable (x) in Canadian Dollars, with respect to Letters of Credit denominated in Canadian Dollars, (y) in U.S. Dollars, with respect to Letters of Credit denominated in U.S. Dollars), and (z) in the applicable currency of any Letter of Credit denominated in a currency other than Canadian Dollars or U.S. Dollars.

~~(4)    Notwithstanding anything else contained herein:~~

~~(i)~~

~~should a Letter of Credit fee be due and owing by a U.S. Borrower pursuant to this Agreement, such Letter of Credit fee shall be partially paid by the Canadian Borrower in an amount equal to the BDC Commitment Percentage on behalf of such U.S. Borrower; and~~

~~(ii)~~

~~with respect to any Letter of Credit that is issued to a U.S. Borrower hereunder, an amount equal to the BDC Commitment Percentage of such Letter of Credit shall be borrowed by the Canadian Borrower and re-advanced by the Canadian Borrower to such U.S. Borrower and paid to the Agent in order to issue such Letter of Credit on behalf of such U.S. Borrower.~~

Section 4.07         Obligations Absolute.

Subject to Section 4.04(5), the obligation of the applicable Borrower to reimburse the Fronting Letter of Credit Lender for drawings made under the Letters of Credit issued by it shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including:

(1)    any lack of validity or enforceability of any Letter of Credit;

(2)    the existence of any claim, compensation, set-off, defence or other right which the applicable Borrower may have at any time against a Beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Fronting Letter of Credit Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein and therein or any unrelated transaction (including any underlying transaction between any Tucows Group Entity or any Ting Fiber Group Entity and the Beneficiary of any Letter of Credit);

(3)    any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(4)    any other circumstances or happenings whatsoever, which are similar to any of the foregoing; or

(5)   that a Default or an Event of Default shall have occurred and be continuing.

Section 4.08         Indemnification; Nature of Fronting Letter of Credit Lender’s Duties.

(1)    In addition to amounts payable as elsewhere provided in this Article 4, the applicable Borrower hereby agrees to protect, indemnify, pay and save the Fronting Letter of Credit Lender harmless from and against any and all claims or losses (including reasonable legal fees and expenses) which the Fronting Letter of Credit Lender may incur or be subject to as a consequence, direct or indirect, of (A) the application for or issuance of or drawing under any Letter of Credit, other than as a result of the gross negligence or wilful misconduct of the Fronting Letter of Credit Lender as determined by a court of competent jurisdiction, provided that the Fronting Letter of Credit Lender acts in good faith; or (B) the failure of the Fronting Letter of Credit Lender to honour a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future Governmental Entity prohibiting the payment of such drawing (all such acts or omissions herein called “Government Acts”).

(2)    As between the applicable Borrower and the Fronting Letter of Credit Lender, the applicable Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit issued by the Fronting Letter of Credit Lender, by the Beneficiary of such Letter of Credit. Except to ensure compliance with the applicable Letter of Credit, the Fronting Letter of Credit Lender shall not have any responsibility for (A) the form, validity, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for, issuance of or drawing under any Letter of Credit (even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged); (B) the validity or sufficiency of any instrument transferring or assigning (or purporting to transfer or assign) any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise (whether or not they are in cipher); (D) errors in interpretation of technical terms; (E) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (F) the misapplication by the Beneficiary of any Letter of Credit or of the proceeds of any drawing under such Letter of Credit; and (G) any consequences arising from causes beyond the control of the Fronting Letter of Credit Lender including any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Fronting Letter of Credit Lender’s powers hereunder. Any action taken or omitted by the Fronting Letter of Credit Lender under or in connection with any Letter of Credit issued by it or the related certificates if taken or omitted in good faith, shall not put the Fronting Letter of Credit Lender under any resulting liability to the applicable Borrower provided that the Fronting Letter of Credit Lender acts without intentional or gross fault and has not engaged in wilful misconduct.

(3)    The applicable Borrower shall have no obligation to indemnify the Fronting Letter of Credit Lender in respect of any liability incurred by the Fronting Letter of Credit Lender to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have been caused by the gross negligence or wilful misconduct of the Fronting Letter of Credit Lender, or out of the wrongful dishonour by the Fronting Letter of Credit Lender of a proper demand for payment made under any Letter of Credit issued by it.

Section 4.09         Repayments.

(1)    If the applicable Borrower shall be required to repay the Accommodations Outstanding under the Credit Facility pursuant to Article 2 or Article 9, then the applicable Borrower shall pay to the Fronting Letter of Credit Lender, to the extent required pursuant thereto and in the amount provided therein, an amount equal to the Fronting Letter of Credit Lender’s contingent liability in respect of any Letter of Credit outstanding hereunder, including any Letter of Credit which is the subject matter of any order, judgment, injunction or other such determination (a “Judicial Order”) restricting payment by the Fronting Letter of Credit Lender under and in accordance with such Letter of Credit beyond the expiration date stated therein other than any Judicial Order permanently enjoining the Fronting Letter of Credit Lender from paying under such Letter of Credit. Payment in respect of each such Letter of Credit shall be due in the currency in which such Letter of Credit is denominated.

(2)    The Fronting Letter of Credit Lender shall, with respect to any Letter of Credit issued by it, upon the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating the applicable Judicial Order or permanently enjoining the Fronting Letter of Credit Lender from paying under such Letter of Credit, pay to the applicable Borrower an amount equal to the aggregate of (y) the difference between the amount paid to the Fronting Letter of Credit Lender pursuant to Section 4.09(1) and the amounts paid by the Fronting Letter of Credit Lender under such Letter of Credit, and

(z) interest on such amount, if any, determined at the Fronting Letter of Credit Lender’s applicable wholesale deposit rate for the relevant currency.

(3)    The Fronting Letter of Credit Lender shall, with respect to any Letter of Credit issued by it, upon the earlier of (A) the date on which either (x) the original counterpart of such Letter of Credit is returned to the Fronting Letter of Credit Lender for cancellation, or (y) the Fronting Letter of Credit Lender is released by the Beneficiary from any further obligations in respect thereof; and (B) the expiry (to the extent permitted by Law) of such Letter of Credit, pay to the Borrowers an amount equal to the aggregate of (y) the difference between the amount paid to the Fronting Letter of Credit Lender pursuant to Section 4.09(1) and the amounts paid by the Fronting Letter of Credit Lender under such Letter of Credit, and (z) interest on such amount, if any, determined at the Fronting Letter of Credit Lender’s applicable wholesale deposit rate for the relevant currency.

Section 4.10         Cash Collateral.

(1)    At any time that there shall exist a Defaulting Lender, within three (3) Business Days following the receipt by the applicable Borrower of written request of the Agent or any Fronting Letter of Credit Lender (with a copy to the Agent) the applicable Borrower shall Cash Collateralize such Fronting Letter of Credit Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(1)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(2)    The applicable Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, shall grant to the Agent, for the benefit of the applicable Fronting Letter of Credit Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of the applicable Borrower’s Letter of Credit Obligations, to be applied pursuant to clause (3) below. If at any time the Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Agent and the applicable Fronting Letter of Credit Lender as herein provided, or that the total amount of such Cash Collateral is less than the applicable Minimum Collateral Amount, the applicable Borrower will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(3)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 4.10 or Section 2.13 in respect of Letters of Credit shall be applied to satisfy the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(4)    Cash Collateral (or the appropriate portion thereof) provided to reduce any Fronting Letter of Credit Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 4.10 (and shall be returned to the applicable Borrower within three (3) Business Days) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender whether by a cure of such status in accordance with Section 2.15(2) or by removal of such Lender pursuant to Section 2.16), or (ii) the determination by the Agent and the applicable Fronting Letter of Credit Lender that there exists excess Cash Collateral; provided that the Person providing Cash Collateral and the applicable Fronting Letter of Credit Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the applicable Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

ARTICLE 5

SECURITY/GUARANTEES

Section 5.01         Security.

The Loan Parties have provided to the Agent, for and on behalf of the Secured Parties as continuing collateral security for the present and future indebtedness and liability of the Loan Parties to the Secured Parties hereunder and under the other Loan Documents, in each case, to the extent specified in the applicable documents relating to such security, the following security in form and substance satisfactory to the Agent acting reasonably, together with any relevant power of attorney, registrations, filings and other supporting documentation and opinions of counsel as requested by the Agent or its counsel (acting reasonably) (together with the security required pursuant to this Agreement or otherwise delivered in connection with this Agreement or the other Loan Documents from time to time, the “Security”):

(i)	a full recourse guarantee from each of the Borrowers and each other Subsidiary that becomes a Guarantor hereunder;

(ii)

a general pledge and security agreement (or local law equivalent, including moveable hypothec to the extent any of the Loan Parties has any tangible Assets or is domiciled in the Province of Quebec) constituting a first-ranking charge on all personal property and assets of each of the Loan Parties (including a pledge in respect of all Equity Interests held by a Loan Party in the capital of any Subsidiary thereof, in each case, together with all certificates (if any) evidencing such ownership and stock transfer powers in respect of same), subject, if and to the extent applicable, to any Permitted Lien, the exceptions specified therein and other customary exceptions (each such agreement, a “Pledge and Security Agreement”);

(iii)

in respect of any Intellectual Property of the Loan Parties registered with, or with respect to which an application (other than any United States trademark applications constituting Excluded Assets) for registration is pending with, the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, a customary intellectual property security agreement in respect thereof governed by the laws of New York or Ontario, as applicable;

(iv)

appropriate evidence showing first loss payable and additional insured clauses or endorsements with respect to the applicable property and third party liability insurance policies of each Loan Party in favour of the Agent; and

(v)	other security consistent with the foregoing which may be required in any applicable jurisdiction to effect the registration and perfection of any of the foregoing.

Section 5.02         Additional Guarantors.

The Loan Parties shall ensure that the Adjusted EBITDA of the Loan Parties at all times represents at least 85% of the consolidated Adjusted EBITDA of the Parent and its Subsidiaries (excluding the Ting Fiber Group) (in each case for the relevant Rolling Period in respect of which the Agent and the Lenders have received a Compliance Certificate hereunder). The Parent shall cause such additional Subsidiaries of the Parent to become Guarantors hereunder and provide the other Security required herein as may be necessary to comply with the foregoing requirements.

Section 5.03         Mortgaged Property.

Each Loan Party shall, provide and maintain with the Agent, for and on behalf of the Secured Parties no later than ninety (90) days after the Closing Date or promptly upon the acquisition thereof, as applicable, a registered first priority debenture/hypothec (subject to Permitted Liens) in respect of any Material Owned Real Property owned on the Closing Date or acquired thereafter (the owned real/immoveable property so subject to such debentures/hypothecs at any time is herein referred to as the “Mortgaged Property”), together with an opinion of Borrowers’ counsel with respect thereto, an ALTA lender’s title insurance policy insuring such debenture/hypothec, a current ALTA survey, certified to Agent by a licensed surveyor, a certificate from a national certification agency indicating whether such Mortgaged Property is located in a special flood hazard area, an environmental audit and any other item reasonably necessary in order to obtain any of the foregoing in form and substance reasonably acceptable to Agent.

Section 5.04         Obligations Secured by the Security.

(1)    The documents constituting the Security shall secure the present and future indebtedness, obligations and other liabilities of each of the applicable Loan Parties specified therein to the Secured Parties under the Loan Documents to which such Loan Party is a party, including the Other Secured Obligations and excluding the Excluded Swap Obligations (the “Secured Obligations”) and all such Secured Obligations shall rank pari passu with each other and any proceeds from any realization of the Collateral shall be applied to the Secured Obligations rateably in accordance with Section 9.03 (whether such Collateral is in the name of the Agent or in the name of any one or more of the Lenders, the Service Lenders or Hedge Lenders and without regard to any priority to which any Lender, the Service Lenders or Hedge Lender may otherwise be entitled under applicable law). Notwithstanding the rights of the Hedge Lenders and the Service Lenders to benefit from the Security, all decisions concerning the Security and the enforcement thereof shall be made by the Lenders or the Majority Lenders in accordance with this Agreement and the other Loan Documents. No Hedge Lender or Service Lender shall have any additional right to influence the Security or the enforcement thereof as long as this Agreement remains in force.

(2)    The Eligible Hedging Agreements shall not cease to be secured except in accordance with the terms of such agreements or with the prior written consent of the Lead Swap Arranger. If the Accommodations Outstanding have been indefeasibly paid and performed in full in cash and this Agreement and the Commitments have been terminated, the Lead Swap Arranger, the Hedge Lenders and the Service Lenders will release their interest in the Security upon receiving collateral to secure the present or future obligations under their respective Eligible Hedging Agreement or Other Secured Agreements, as applicable, in an amount and on terms satisfactory to the Lead Swap Arranger or such Service Lenders, acting reasonably (or as otherwise provided in the applicable Eligible Hedging Agreement or Other Secured Agreement) and such Secured Obligations shall continue to rank pari passu with each other and such collateral shall be applied rateably to such Secured Obligations (and decisions concerning the Security shall be made by the Lead Swap Arranger and the Service Lenders as they may determine among themselves). The provisions of this Section 5.04(2) shall survive the termination of this Agreement and the repayment of the Accommodations Outstanding. In addition and for greater certainty, as between the Agent and the Lenders only, the Lead Swap Arranger shall not be responsible for monitoring or verifying the outstanding obligations under Eligible Hedging Agreements from time to time, and for monitoring or verifying the priority and effectiveness of the Liens securing the Eligible Hedging Agreement obligations. The Agent shall not be responsible for monitoring or verifying outstanding Eligible Hedging Agreement obligations or for monitoring or verifying the effectiveness, or rank or priority of any Liens securing Eligible Hedging Agreement obligations. Each Hedge Lender shall be responsible for making its own verification and monitoring in this regard.

Section 5.05         Further Assurances.

Each of the Loan Parties agrees that it will from time to time at its expense duly authorize, execute and deliver or cause to be duly authorized, executed and delivered to the Agent such further instruments and documents and take such further action within its control as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits granted or intended to be granted to the Agent by the Loan Documents (other than Eligible Hedging Agreements or Other Secured Agreements) and of the rights and remedies therein granted to the Agent, including the filing of financing statements or other documents under any applicable Law with respect to the Liens created thereby. Each of the Loan Parties acknowledges that the Loan Documents have been prepared on the basis of applicable Law and the corporate structure and capitalization of the Loan Parties in effect on the date thereof, and that changes to applicable Law or the corporate structure and capitalization of the Loan Parties may require the execution and delivery of different forms of documentation, and accordingly the Agent shall have the right (acting reasonably) to require that the Loan Documents (other than Eligible Hedging Agreements or Other Secured Agreements) be amended, supplemented or replaced (and the Parent shall duly authorize, execute and deliver (or cause to be authorized, executed and delivered) to the Agent any such amendment, supplement or replacement reasonably requested by the Agent with respect to any of the Loan Documents (other than Eligible Hedging Agreements or Other Secured Agreements)) within five (5) Business Days of presentation of reasonable drafts thereof (i) to reflect any change in applicable Law or the corporate structure and capitalization of the Loan Parties; (ii) to facilitate the creation and registration of appropriate forms of security in applicable jurisdictions; or (iii) to confer upon the Agent Liens similar to the Liens created or intended to be created by the Loan Documents.

Section 5.06         Security Principles

Notwithstanding anything to the contrary, the Collateral shall exclude the following: (i) (A) any owned and leased real/immoveable property other than Material Owned Real Property; (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the PPSA or the UCC (or similar regulation in any applicable jurisdiction)), (iii) pledges and security interests prohibited by applicable Law (including any legally effective requirement to obtain the consent of any Governmental Entity), (iv) Margin Stock and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto under (other than the Loan Parties or any of their Affiliates), the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, equity interests in any Person other than Wholly-Owned Subsidiaries, (v) Assets to the extent a security interest in such Assets would result in material adverse tax consequences as reasonably determined by the Parent in consultation with the Agent, (vi) any intent-to-use United States trademark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, but solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (vii) any lease, license or other agreement in respect of personal property (including pursuant to a purchase money security interest or similar arrangement) and the property subject to such lease, license or agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement (or purchase money arrangement) or create a right of termination in favor of any other party thereto (other than any Tucows Group Entity) after giving effect to the applicable anti-assignment provisions of the PPSA or the UCC (or similar regulation in any applicable jurisdiction) or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the PPSA or the UCC (or similar regulation in any applicable jurisdiction) or other similar applicable Law notwithstanding such prohibition, and (viii) other assets agreed to by the Majority Lenders in writing. The Collateral may also exclude those Assets as to which the Agent and the Parent reasonably agree in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby (the foregoing described in the previous two sentences are collectively referred to as the “Excluded Assets”).

In addition, (a) no control agreements or other perfection actions shall be required with respect to any securities accounts or commodities accounts covered by Section 8.01(17), (b) no perfection actions shall be required with respect to letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection is accomplished solely by the filing of a PPSA or UCC financing statement (or similar filing in any applicable jurisdiction) (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a PPSA or UCC financing statement (or similar filing in any applicable jurisdiction)), and (c) no perfection actions shall be required with respect to motor vehicles and other assets subject to certificates of title with a value not in excess of $100,000 each and commercial tort claims with a value not in excess of $500,000 each other than the filing of a PPSA or UCC financing statement (or similar filing in any applicable jurisdiction).

ARTICLE 6

CONDITIONS OF LENDING

Section 6.01         Conditions Precedent to Effectiveness.

The effectiveness of this Agreement is subject to the following conditions precedent being satisfied on or prior to the date of this Agreement:

(1)    execution and delivery of this Agreement by the Loan Parties, the Agent and each of the Lenders;

(2)    the Agent shall have received a copy (certified by an authorized officer of the applicable Loan Party) of (i) the charter documents and by-laws (or equivalent) of each Loan Party; (ii) the resolutions of the board of directors (or equivalent governing body) of each Loan Party approving the borrowing and other matters contemplated by this Agreement; and (iii) all other instruments evidencing necessary corporate or other action of each Loan Party with respect to such matters;

(3)    the Agent shall have received a certificate of a senior officer of each Loan Party certifying the names and true signatures of its officers authorized to sign this Agreement and the Loan Documents to which it is a party;

(4)    the Agent shall have received a certificate of status, compliance, good standing or like certificate, if applicable, with respect to each Loan Party issued by the appropriate Governmental Entity in the jurisdiction of its incorporation or formation;

(5)    the Agent shall have received favourable opinions of counsel to the Loan Party in the jurisdiction of incorporation of such entity (if applicable) and each other relevant jurisdiction covering such matters relating to the Loan Party as the Agent shall reasonably request;

(6)    receipt by the Agent and the Lenders of a Compliance Certificate calculating the financial covenants specified in Section 8.03 herein on a pro forma basis and evidencing compliance by the Parent therewith (using Adjusted EBITDA and Interest Expense for last twelve months ending June 30, 2023 including Funded Debt as of the date hereof);

(7)    without limiting Section 6.02, the Agent and the Lenders shall have received a certificate of an officer of the Loan Parties certifying (i) that all of the representations and warranties, except where made only as of an earlier date, of the Loan Parties herein are true and correct on and as of the Closing Date, and (ii) that no Default or Event of Default has occurred and is continuing or would result from the closing of the transactions contemplated by this Agreement;

(8)    all reasonable and documented out-of-pocket fees and expenses (including the reasonable legal fees and disbursements of legal counsel) payable under or in connection with this Agreement shall have been paid in full;

(9)    receipt by the Lenders of the most recent Financial Quarter unaudited consolidated financial statements of the Tucows Group and Ting Fiber Group on a Consolidated Basis;

(10)    no litigation shall directly or indirectly affect any Tucows Group Entity other than litigation which could not reasonably be expected to result in a Material Adverse Change;

(11)    the Agent and the Lenders shall be satisfied with the organizational and capital structure of the Tucows Group and Ting Fiber Group as at the Closing Date;

(12)    the Agent and the Lenders shall be satisfied that, since June 30, 2023, there has not been a Material Adverse Change and they shall be satisfied with the disclosure of the Borrowers and other Loan Parties material contingent obligations since such date;

(13)    the Agent shall have received a satisfactory payout letter duly executed by each of Royal Bank of Canada, as agent, in respect of the existing credit facility in favour of certain of the Loan Parties, along with total discharges of, or an undertaking to discharge, any and all security interests related to such facilities previously filed against of the Loan Parties;

(14)    all documents and instruments shall have been properly registered, recorded and filed in all places which, searches shall have been conducted in all jurisdictions which, and deliveries of all consents, approvals, acknowledgments, undertakings, directions, postponements, subordinations (including in respect of shareholder debt), non-disturbance agreements, control agreements, estoppel letters or certificates, negotiable documents of title and other documents and instruments to the Agent shall have been made which, in the opinion of the Lenders’ counsel, are necessary to make effective the Security created or intended to be created by the Loan Parties pursuant to the Loan Documents and to ensure the perfection and the intended first ranking priority (subject to Permitted Liens) of the Security;

(15)    the Agent shall have received evidence of the receipt by the Loan Parties of all necessary consents and approvals required from any creditor, Governmental Entity or other Person for the entry into, execution and delivery of the Loan Documents and the performance of their obligations thereunder, satisfactory to the Agent, acting reasonably;

(16)    the Agent and the Lenders shall have received a satisfactory certificate of insurance issued by the Loan Parties’ insurance broker in respect of all policies maintained by the Loan Parties which are, in the case of liability insurance, to name the Agent as an additional insured, mortgagee (or first mortgagee in such jurisdictions where it is conventional to indicate the rank of such interest) and, in the case of property insurance (excluding accounts receivable insurance), loss payee (or first loss payee in such jurisdictions where it is conventional to indicate the rank of such interest), in Canada and the United States and in other jurisdictions where it is customary to do so in the relevant jurisdiction in which the Loan Party has an insurance policy;

(17)    the Agent and the Lenders shall have completed to their satisfaction a due diligence review of the Tucows Group, the Ting Fiber Group and the property, assets and undertakings of each Tucows Group Entity and Ting Fiber Group Entity, including all financial, environmental, legal, know-your-client and anti-money laundering due diligence; and

(18)    receipt by the Agent of any additional disclosure, documents or information that may be reasonably requested by the Agent or the Lenders.

Section 6.02         Conditions Precedent to All Accommodations and Conversions.

(1)    The obligation of each Lender to make Accommodations or otherwise give effect to any Accommodation Notice hereunder shall be subject to the conditions precedent being satisfied on or prior to the date of such Accommodation Notice and Accommodation, and immediately after giving effect thereto and to the application of any proceeds therefrom:

(i)	the conditions set forth in Section 6.01 have been fulfilled;

(ii)

all of the representations and warranties of the Borrowers herein are true and correct in all material respects on and as of such date as though made on and as of such date (except where made only as of an earlier date or as disclosed to and accepted by the Majority Lenders prior to such date);

(iii)	the Agent and the Lenders shall be satisfied that, since the date of the most recently delivered Compliance Certificate, there has not been a Material Adverse Change;

(iv)	no event or condition shall have occurred and be continuing, or result from such Accommodation or giving effect to such Accommodation Notice, which constitutes a Default or an Event of Default; and

(v)	the making of such Accommodation hereunder will not violate any applicable Law then in effect.

(2)    Each of the giving of any Accommodation Notice by a Borrower and the acceptance by a Borrower of any Accommodation shall be deemed to constitute a representation and warranty by the Borrowers that, on the date of such Accommodation Notice or Accommodation, as the case may be, and after giving effect thereto and to the application of any proceeds therefrom, the statements set forth in Section 6.02(1) are true and correct (except as disclosed to and accepted by the Majority Lenders prior to such date).

Section 6.03         No Waiver.

The terms and conditions of Section 6.01 and Section 6.02 are inserted for the sole benefit of the Lenders and the Agent, with the consent of the Majority Lenders, may waive them in whole or in part, with or without terms or conditions, in respect of any extension of credit, without prejudicing their right to assert them in whole or in part in respect of any other extension of credit. The making of an Accommodation or otherwise giving effect to any Accommodation Notice hereunder, without the fulfilment of one or more conditions set forth in Section 6.01 or Section 6.02, as applicable, shall not constitute a waiver of any such condition with respect to any subsequent Accommodation Notice or Accommodation, and the Lenders reserve the right to require fulfilment of such condition in connection with any subsequent Accommodation Notice or Accommodation.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

Section 7.01         Representations and Warranties.

Each of the Loan Parties represents and warrants to the Agent and the Lenders, and the Parent represents and warrants to the Agent and the Lenders for and on behalf of itself and each Tucows Group Entity (other than the Loan Parties), acknowledging and confirming that the Agent and each Lender is relying thereon without independent inquiry in entering into this Agreement and providing Accommodations hereunder, that:

(1)    Existence and Standing. Each Tucows Group Entity is a corporation, company, partnership or other entity, as the case may be, incorporated or organized and subsisting under the laws of its jurisdiction of incorporation or organization and has all requisite corporate or other constitutional power and authority to own, hold under licence or lease its property, undertaking and Assets and to carry on (i) its business; and (ii) the transactions contemplated by this Agreement and each other Loan Document to which it is a party.

(2)    Corporate Power. Each Loan Party has all requisite corporate, partnership or other constitutional power and authority to enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party, and to do all acts and things and execute and deliver all other documents and instruments as are required hereunder or thereunder to be done, observed or performed by it in accordance with the terms hereof and thereof.

(3)    Conflict with Other Instruments. The execution and delivery by each Loan Party and the performance by it of its obligations under, and compliance with the terms, conditions and provisions of, this Agreement and each other Loan Document to which it is a party will not conflict with or result in a breach of any of the terms, conditions or provisions of (i) its articles, memoranda or articles of association, by-laws, partnership agreement, shareholders’ agreement or other organizational documents applicable to it, as the case may be; (ii) any applicable Law; (iii) any Material Contract, Material Authorization or any material contractual restriction (including, for the avoidance of doubt, any indenture, mortgage or charge) binding on or affecting it or its Assets; or (iv) any material judgment, injunction, determination or award which is binding on it, in each such case except to the extent that such breach would not reasonably be expected to result in a Material Adverse Change.

(4)    Corporate Action, Governmental Approvals, etc. The execution and delivery by each Loan Party of this Agreement and each of the Loan Documents to which it is a party, and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate, company, partnership or other action including, without limitation, the obtaining of all necessary shareholder, partnership or other material and relevant consents. No authorization, consent, approval, registration, qualification, designation, declaration or filing with any Governmental Entity or other Person, is or was necessary in connection with the execution and delivery of and performance each Loan Party of its obligations under this Agreement and the other Loan Documents to which it is a party, except such as are in full force and effect, unamended at the date hereof or where failure to obtain same would not reasonably be expected to have a Material Adverse Change.

(5)    Due Execution; Validity and Enforceability; Defaults. This Agreement and each other Loan Document to which any Loan Party is a party has been duly executed and delivered, as the case may be, by the Loan Party which is a party thereto and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms (except as such enforceability may be limited by the availability of equitable remedies and the effect of bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally), is (or will be immediately upon the execution thereof by such Person) in full force and effect, and the applicable Loan Party has performed and complied in all material respects with all the terms, provisions, agreements and conditions set forth herein and therein and required to be performed or complied with by it.

(6)    Authorizations, etc. All Authorizations of each Tucows Group Entity which are necessary to properly conduct their respective business as of the Closing Date are in full force and effect and no Tucows Group Entity is in default with respect thereto, except where the absence of such Authorization, the failure to maintain such Authorization in full force and effect, or the default thereunder would not reasonably be expected to result in a Material Adverse Change. The Material Authorizations described in Schedule 7.01(6) or as hereafter disclosed pursuant to Section 8.01(3)(iii) in the Compliance Certificate required to be delivered pursuant to Section 8.01(2)(iii)(B) hereof are the only Authorizations necessary to properly conduct the business of the Tucows Group, the absence of which would reasonably be expected to result in a Material Adverse Change (it being understood that this representation will not be deemed breached pending the timely disclosure of any such subsequently obtained Material Authorizations).

(7)    Litigation and Other Proceedings. Except as otherwise set forth on Schedule 7.01(7), as at the date hereof there is no litigation, arbitration, claim, dispute (whether labour, industrial or otherwise), governmental investigation, proceeding or inquiry pending or, to its knowledge, threatened against or affecting any each Tucows Group Entity which would reasonably be expected to result in a Material Adverse Change.

(8)    Ownership of Assets. Except as otherwise set forth on Schedule 7.01(8), each Tucows Group Entity has good and marketable title to its Assets, in each case free and clear of all Liens other than Permitted Liens.

(9)    Subsidiaries, etc. As of the date hereof, no Person has any right or option to purchase or otherwise acquire any of the issued and outstanding Equity Interests of any Tucows Group Entity. Each of the Borrowers is a Wholly-Owned Subsidiary of the Parent, other than the Parent and other than in the case of Wavelo, Inc. as a result of the issuance of common stock of Wavelo, Inc. pursuant to the Wavelo Stock Option Plan.

(10)    Ownership/Lease of Real Property. Except as set forth on Schedule 7.01(10), the Loan Parties do not own or lease any real property as at the date hereof.

(11)    Place of Business. As at the date hereof, the only jurisdictions (or registration districts within such jurisdictions) in which any Loan Party has any place of business or stores any tangible personal property with a realizable value in excess of $500,000 are set out in Schedule 7.01(11).

(12)    No Default Under this Agreement. No Default or Event of Default has occurred and is continuing under this Agreement or any other Loan Documents.

(13)    Material Contracts. As at the date hereof, no Tucows Group Entity is a party or otherwise subject to or bound or affected by any Material Contract, except as set out in Schedule 7.01(13). Except as set forth in Schedule 7.01(13), at the date hereof, all Material Contracts are in full force and effect, and no Tucows Group Entity or any other party to any such agreement, is in material default with respect thereto.

(14)    Compliance with Other Legal Obligations. No Tucows Group Entity is in violation of any judgment or decree, relating in any way to it, to the present operation of its business or to its Assets, the breach or violation of which would reasonably be expected to result in a Material Adverse Change.

(15)    Taxes. Each Tucows Group Entity has filed all federal, and provincial, state, local and other material tax returns which, to its knowledge, are required to be filed and has paid all Taxes due pursuant to such returns or pursuant to any material assessment received by each such Tucows Group Entity except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Tucows Group Entity in respect of any material Taxes or other governmental charges are adequate. All information provided in such tax returns pertaining to each Tucows Group Entity is true, complete and accurate in all material respects. The charges, accruals and reserves on the books of each Tucows Group Entity in respect of any Taxes or other governmental charges payable for the current or prior year which are not yet due are materially adequate to the extent that such Tucows Group Entity is aware of them. No tax returns of any Tucows Group Entity are currently being audited by any applicable Governmental Entity and any assessments or threatened assessments otherwise outstanding to any material extent. No Tucows Group Entity has received any notice of assessment of material additional Taxes or any other claim of notice of any nature whatsoever that any material Tax or additional material Tax is due which has not been paid or otherwise finally settled or satisfied. Except as otherwise set forth on Schedule 7.01(15), there are no matters involving any Tucows Group Entity under discussion with any Governmental Entity relating to any material Taxes asserted by any such body. No Tucows Group Entity has executed or filed with any Governmental Entity any agreement, waiver or other document extending or having the effect of extending the period for assessment, reassessment or collection of any material Taxes or the filing of any tax returns, in each case, which is still in effect.

(16)    Financial Statements/Other Information. The financial statements which have been provided to the Agent pursuant to this Agreement are complete in all material respects, and fairly present the consolidated financial condition and business operations of the parties to which they relate in all material respects, as at the date thereof and (subject to Section 8.02(6)) are prepared in accordance with GAAP (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes). No written information, exhibit or report furnished by any Tucows Group Entity or Ting Fiber Group Entity to the Agent or the Lenders for use in connection with the transactions contemplated by this Agreement or any of the other Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the circumstances in which it was made.

(17)    Compliance with Laws. (i) Each Tucows Group Entity and the operation of their respective business and Assets, are in compliance with all applicable Laws; and (ii) the business and other assets of each Tucows Group Entity is in compliance with all Environmental Laws, and possess and are operated in compliance with all Environmental Permits which are required under all applicable Environmental Laws for the operation of such business and Assets, in each case of clause (i) and (ii), where such non-compliance or non-possession would reasonably be expected to result in a Material Adverse Change. To the knowledge of the Tucows Group Entities, each Tucows Group Entity’s business and Assets are not subject to any fact, condition or circumstance that could result in any liability under any Environmental Laws which would reasonably be expected to result in a Material Adverse Change.

(18)    Canadian Pension Plans. Schedule 7.01(18) sets forth a complete list and description of all Canadian Pension Plans established or maintained by the Tucows Group as at the date hereof. No Tucows Group Entity has ever had any Canadian Pension Plan and, for greater certainty, no Tucows Group Entity has a Canadian Defined Benefit Pension Plan. Except as would not reasonably be expected to result in a Material Adverse Change:

(i)

No Tucows Group Entity has made any promises of benefit improvements under any Canadian Pension Plan and, in any event, no such improvements will result in a solvency deficiency or going concern unfunded liability in the applicable Canadian Defined Benefit Pension Plan;

(ii)

all the material obligations of each Tucows Group Entity (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefore have been performed in a timely fashion; and

(iii)	there have been no improper withdrawals or applications of the assets of any Canadian Pension Plan.

(19)    ERISA. Each Plan, if any, is in compliance in all material respects with the applicable provisions of ERISA, the Code and other U.S. federal or state laws. Except as would not reasonably be expected to result in a Material Adverse Change, (i) each Plan, if any, which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue Service; (ii) each Tucows Group Entity and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Pension Benefit Plan, if any, and each Pension Benefit Plan, where applicable, is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (iii) the current value of the assets of each Pension Benefit Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Tucows Group Entity nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (iv) neither any Tucows Group Entity nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code; (v) no ERISA Event has occurred or is reasonably expected to occur; and (vi) neither any Loan Party nor any member of the Controlled Group maintains or is required to contribute to any Welfare Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code.

(20)   Environmental Matters.

(i)

No Tucows Group Entity has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Tucows Group Entity or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the Environment or violation of any Environmental Laws, except, in each case, as such would not reasonably be expected to result in a Material Adverse Change.

(ii)

No Tucows Group Entity has knowledge of any facts, conditions or circumstances which would reasonably be expected to give rise to any claim, public or private, of violation of Environmental Laws or damage to the Environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, as such would not reasonably be expected to result in a Material Adverse Change.

(iii)

To the knowledge of each Tucows Group Entity, no such Tucows Group Entity has used, generated, transported, treated or stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has Disposed of or Released any Hazardous Materials in a manner in violation of any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Change.

(iv)

To the best of the knowledge of each Tucows Group Entity, all buildings on all real properties now owned, leased or operated by such Tucows Group Entity are in compliance with applicable Environmental Laws and possess and are operated in compliance with all Environmental Permits which are required under all applicable Environmental Laws for the operation of such business and Assets, except where failure to comply would not reasonably be expected to result in a Material Adverse Change.

(21)    Insurance. The Tucows Group maintains insurance (including business interruption insurance, property insurance and general liability insurance) with responsible insurance carriers and in such amounts and covering such risks as have been determined by the Tucows Group to be appropriate and prudent in the circumstances.

(22)    Material Adverse Change. Since the date of the most recent financial statements delivered to the Agent, there has occurred no event or development which has resulted in or which would reasonably be expected to result in a Material Adverse Change.

(23)    Intellectual Property. Schedule 7.01(23) sets forth a complete list and a description at the date hereof of all material and registered, or applications for registration of, Owned Intellectual Property of the Loan Parties used in the business of each of the Loan Parties. Each Tucows Group Entity owns such Owned Intellectual Property free and clear of any Liens (other than Permitted Liens). Each Tucows Group Entity owns or licenses all Intellectual Property required to be able to carry on its business and all such licenses are in full force and effect except where the failure to own or licence such Intellectual Property or to maintain such licenses in full force and effect would not reasonably be expected to result in a Material Adverse Change.

(24)    Validity and Priority of Security. The Security constitutes assignments, fixed and specific mortgages and charges, floating charges or other Liens, as applicable, on the undertaking and property and assets of each Loan Party purported to be assigned, mortgaged, charged or subjected to a Lien thereby, and ranks in priority to any other Lien upon such undertaking and property and assets other than Permitted Liens.

(25)    Labour Matters. There is no existing or, to the knowledge of the Parent, threatened strike, lock-out or other dispute relating to any collective bargaining agreement to any Tucows Group Entity which would reasonably be expected to result in a Material Adverse Change. Schedule 7.01(25) contains a list of collective bargaining agreements to which each Loan Party is a party at the date hereof.

(26)    Solvency. On the Closing Date, after giving effect to the Accommodations hereunder, the Tucows Group, on a Consolidated Basis, is Solvent and each Loan Party, is Solvent.

(27)    Margin Stock. No Tucows Group Entity is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Accommodations will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors. No portion of the Secured Obligations is secured directly or indirectly by Margin Stock.

(28)    Anti-Corruption. Each Tucows Group Entity and each Ting Fiber Group Entity is in material compliance with all Anti-Corruption Laws. Each Tucows Group Entity and each Ting Fiber Group Entity has implemented and maintains in effect policies and procedures designed to ensure compliance by each Tucows Group Entity, each Ting Fiber Group Entity and their respective directors, officers, employees and agents with Anti-Corruption Laws. No Tucows Group Entity or Ting Fiber Group Entity has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Tucows Group Entity or Ting Fiber Group Entity or to any other Person, in violation of any Anti-Corruption Laws.

(29)   Anti-Terrorism; Anti-Money Laundering.

(i)

No Tucows Group Entity or Ting Fiber Group Entity is in violation of any Anti-Terrorism Laws, including Executive Order on Terrorist Financing issued by the President of the United States on September 24, 2001 (the “Executive Order”), the USA PATRIOT Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and any sanctions administered or enforced by the U.S. Department of State, Public Safety Canada, the United Nations Security Council, the European Union, or His Majesty’s Treasury.

(ii)

The Parent, for and on behalf of each Tucows Group Entity (other than the Loan Parties) and each Ting Fiber Group Entity, and each Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or, to any Loan Party’s knowledge after due inquiry, through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(iii)

No Tucows Group Entity, Ting Fiber Group Entity or any broker or other agent of any Tucows Group Entity or Ting Fiber Group Entity acting or benefiting in any capacity in connection with the Credit Facilities is any of the following (any such Person being referred to herein as a “Designated Person”):

(1)	a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(2)	a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provision of the Executive Order;

(3)	a Person with which the Agent or any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(4)	a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(5)

a Person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list or comparable designation under any sanctions administered or enforced by the U.S. Department of State, Public Safety Canada, the United Nations Security Council, the European Union, or His Majesty’s Treasury.

(iv)

No Tucows Group Entity, Ting Fiber Group Entity or any broker or other agent of any Tucows Group Entity or Ting Fiber Group Entity acting in any capacity in connection with the Credit Facility (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(30)    Tax Jurisdiction. The Canadian Borrower is a resident of Canada for purposes of the Income Tax Act (Canada) and each U.S. Borrower is a “U.S. person” as defined in Section 7701(a)(30) of the Code.

(31)    Investment Company Act. No Tucows Group Entity is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940 (United States)) nor to is any Tucows Group Entity registered or required to be registered under the Investment Company Act of 1940 (United States).

(32)    85% Threshold Test. The Adjusted EBITDA of the Loan Parties represents at least 85% of the consolidated Adjusted EBITDA of the Tucows Group on a Consolidated Basis.

Section 7.02         Survival of Representations and Warranties.

The representations and warranties herein set forth or contained in any certificates or documents delivered to the Agent pursuant hereto shall not merge in or be prejudiced by and shall survive any Accommodation hereunder and shall continue in full force and effect (as of the date when made or deemed to be made) so long as any amounts are owing by any of the Borrowers to the Agent or the Lenders hereunder or the Agent or any Lenders has any obligation under this Agreement.

ARTICLE 8

COVENANTS OF THE BORROWER

Section 8.01         Affirmative Covenants.

So long as any amount owing hereunder remains unpaid or the Agent or any Lender has any obligation under this Agreement and unless consent is given in accordance with Section 8.02(3) hereof, each of the Loan Parties shall, and shall cause the Tucows Group to:

(1)    Payment of Obligations. Duly and punctually pay or cause to be duly and punctually paid to the Lenders all amounts payable under this Agreement and the other Loan Documents at the times and places, in the currencies and in the manner mentioned herein and therein.

(2)    Financial Reporting Requirements. Prepare (where applicable, and in accordance with GAAP) and deliver to the Agent:

(i)	as soon as available and in any event within 45 days after the end of each Financial Quarter in each Financial Year:

(A)	copies of the quarterly unaudited financial statements of the Tucows Group and Ting Fiber Group on a Consolidated Basis, including a balance sheet, statement of income and cash flow statement; and

(B)

copies of the unconsolidated quarterly financial statements of the Tucows Group, including a balance sheet, statement of income and cash flow statement with a management discussion and analysis in respect of any material variances between the actual results to date and the projections contained in the most recent Annual Business Plan presented to the Agent and the Lenders, in each case, all prepared in accordance with GAAP (subject to year-end adjustments and excluding footnotes) and stating in comparative form the respective consolidated figures as of the end of and for the corresponding period in the previous Financial Year, and certified by a senior financial officer of the Parent to the effect that the statements present fairly, in all material respects, the consolidated financial position of such Person and its subsidiaries as of the end of such Financial Quarter and the related consolidated results of operations and changes in financial position for such Financial Quarter in accordance with GAAP, consistently applied (subject to year-end adjustments and excluding footnotes);

(ii)	as soon as available and in any event within 120 days after the end of each Financial Year:

(A)	copies of the

(1)	audited consolidated financial statements of the Tucows Group and Ting Fiber Group prepared on a Consolidated Basis as of the end of such applicable Financial Year;

(2)	copies of the audited consolidated financial statements of the Ting Fiber Group prepared on a Consolidated Basis as of the end of such applicable Financial Year; and

in each case, prepared in accordance with GAAP and stating in comparative form the respective consolidated figures as of the end of and for the previous Financial Year, and accompanied by a report thereon of independent chartered professional accountants of recognized national standing in the United States (without a “going-concern” or like qualification or exception and otherwise without any qualification as to the scope of such audit) to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of such Person and its subsidiaries as of the end of such Financial Year and the consolidated results of the operations and changes in financial position for such Financial Year in conformity with GAAP consistently applied;

(B)

in respect of the Tucows Group, an annual specified procedures report prepared by independent chartered professional accountants of recognized national standing in the United States (without any impermissible qualifications), providing confirmation of the accuracy of the reported information in the unconsolidated financial statements of Tucows Group within 120 days of fiscal year end, prepared in conformity with GAAP consistently applied;

(iii)	a Compliance Certificate:

(A)

concurrently with the financial statements furnished pursuant to (i) and (ii) above, duly executed by a senior officer or other qualified officer of the Parent, demonstrating compliance with the financial covenants in Section 8.03 hereof, a management discussion and analysis in respect of any material variances between the actual results to date and the projections contained in the most recent Annual Business Plan presented to the Agent and the Lenders; and

(B)

as soon as available and in any event within forty-five (45) days after the end of each Financial Quarter in each Financial Year, duly executed by a senior officer or other qualified officer of the Parent, including an income statement, and demonstrating compliance with the financial covenants in Section 8.03 hereof; and

(iv)	not less than forty-five (45) days after the commencement of each Financial Year, the Annual Business Plan for such Financial Year.

(3)	Additional Reporting Requirements. Deliver to the Agent:

(i)

as soon as practicable after any Tucows Group Entity becomes aware of the occurrence of each Default or Event of Default, a statement of a senior officer of the Parent setting forth the details of such Default or Event of Default and the action which the Parent proposes to take or have taken with respect thereto;

(ii)

promptly, and in any event within ten (10) days after any Loan Party receives notice of or becomes aware of any suit, proceeding or similar action commenced or threatened by any Governmental Entity or other Person which, if determined adversely, would reasonably be likely to result in a Material Adverse Change;

(iii)

promptly, and in any event within ten (10) days after any Loan Party receives notice of or becomes aware of any cancellation or non-renewal of any Material Authorizations or any other licences, permits or other regulatory approvals (other than non-renewals in the ordinary course of business) where such cancellation or non-renewal is reasonably likely to result in a Material Adverse Change;

(iv)

notification of any notice received from, or other action taken by or proposed to be taken by, any creditor (other than Lenders) of any of the Loan Parties which would reasonably be expected to result in a Material Adverse Change;

(v)

together with each Compliance Certificate, written notice of any previously undisclosed Subsidiaries of the Parent, any new Material Authorizations or Material Contracts, any cancellation or termination of any Material Authorization or Material Contract, any default or event of default under any Material Authorization or Material Contract of which the Parent has knowledge, any additional material and registered, or applications for registration of, Owned Intellectual Property of any Tucows Group Entity used in the business of any Tucows Group Entity, any additional Material Owned Real Property or Material Leased Real Property of any Tucows Group Entity, any jurisdiction not identified in Schedule 7.01(11) in which any Tucows Group Entity has any place of business or stores any tangible personal property with a realizable value in excess of $500,000 (or the Equivalent Amount in any other currency), any other Investment by any Tucows Group Entity in any Person other than a Guarantor;

(vi)	together with each Compliance Certificate, notification of Eligible Hedging Agreements entered into by any Loan Party;

(vii)	as soon as practicable, any change in the Financial Year of the Parent;

(viii)	as soon as practicable after any senior officer of any Loan Party becomes aware of any change in any Loan Party’s named executive officers as required to be disclosed to the SEC;

(ix)

upon becoming aware of the occurrence thereof, provide notice (including the nature of the event and, when known, any action taken or threatened by any Governmental Entity with respect thereto) of any Canadian Pension Termination Event, and provide the notices required by Section 8.01(18);

(x)	upon becoming aware of the occurrence thereof, notification of the occurrence of a Reportable Compliance Event;

(xi)

as soon as practicable after any senior officer of any Loan Party becomes aware of the discharge by any Loan Party of its present public accounting firm or any withdrawal or resignation by such public accounting firm; and

(xii)	such other information respecting the condition, operations, financial or otherwise, of the business of any Loan Party as the Agent may from time to time reasonably request.

(4)    Corporate Existence, Ownership of Subsidiaries. Preserve and maintain in full force and effect its corporate, partnership or other existence, organization and status in good standing and maintain in full force and effect all requisite corporate capacity, power and authority to become and remain duly qualified, registered and licensed to (i) carry on its business in each jurisdiction in which such qualification, registration or license is necessary for the proper conduct of its business and operations, (ii) own, hold under licence or lease its properties in each jurisdiction in which such qualification, registration or license is necessary for the proper conduct of its business and (iii) carry out the transactions contemplated by the Loan Documents to which it is a party, in each case of clause (i), (ii) and (iii), to the extent that a failure to do so could reasonably be expected to result in a Material Adverse Change.

(5)    Compliance with Laws, etc. Comply with the requirements of all applicable Laws (including Environmental Laws and applicable Laws relating to any U.S. Pension Plan and Canadian Pension Plan) except where such non-compliance would not reasonably be expected to result in a Material Adverse Change.

(6)    Conduct of Business and Maintenance of Properties. Carry on the Business. Conduct its business in a prudent manner and consistent with good business practices. Maintain and preserve all of its respective Assets in all material respects in good repair, working order and condition (other than ordinary wear and tear) and in material compliance with all applicable Laws (except where failure to so comply would not reasonably be expected to have a Material Adverse Change) and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the Business may be properly conducted at all times in accordance with prudent business management, provided that this Section shall not prevent any Loan Party from discontinuing, in whole or in part, the operation or the maintenance of any of its properties if such discontinuance is desirable in the conduct of the Business and the Loan Party has concluded that such discontinuance would not reasonably be expected to result in a Material Adverse Change or a Default or Event of Default.

(7)    Books and Records. Keep proper books of account and records in accordance with sound and consistent accounting practices, its constating documents and all applicable Laws, covering all of its business and affairs on a current basis.

(8)    Payment of Taxes and Claims and Withholdings.

(i)

Pay and discharge, before the same shall become delinquent, (A) all Taxes, assessments and governmental charges or levies imposed upon it or upon its Assets; and (B) all lawful Claims which, if unpaid, might by Law become a Lien (other than a Permitted Lien) upon its Assets, save and except when and so long as the validity of any such Taxes, rates, fees, dues, levies, assessments or imposts is being contested in good faith by appropriate proceedings and adequate reserves are being maintained in accordance with GAAP.

(ii)

Withhold from each payment made to any of its past or present employees, officers, directors, partners, and to any non-resident of the country in which it is resident, the amount of all Taxes and other deductions required to be withheld and pay the amount withheld to the proper tax or other receiving officers within the time required under any applicable Law.

(iii)

Collect from all Persons the amount of all Taxes required to be collected from them and remit the amount collected to the proper tax or other receiving officers within the time required under any Applicable Law.

(9)    Cure Defects. Promptly upon having knowledge thereof, cure or cause to be cured any defects in the execution and delivery of any of the Loan Documents or any of the other agreements, instruments or documents contemplated thereby or executed pursuant thereto or any defects in the validity or enforceability of any of the Loan Documents and execute and deliver or cause to be executed and delivered all such agreements, instruments and other documents as the Agent may consider reasonably necessary or desirable for the foregoing purposes.

(10)    Property Insurance. Cause all of its property and assets to be insured and kept insured against loss or damage in such amounts and with such deductibles as are in accordance with good business practice and as the Agent may reasonably require, with financially sound and reputable insurers. Pay all premiums necessary for such purpose as the same shall become due and provide particulars of all such policies and all renewals thereof to the Agent upon written request. Add or cause each of the Loan Parties to add the Agent, on behalf of the Secured Parties, as lender loss payee as its interest may appear under such property insurance policies, together with a customary mortgage endorsement on terms satisfactory to the Agent and the Lenders, acting reasonably. Furnish to the Agent, on written request, and in any event annually, confirmation that such insurance is carried and current. All policies must provide the Agent with at least thirty (30) days prior written notice of cancellation thereof.

(11)    Liability Insurance. Maintain public liability and other liability insurance in such amounts as are in accordance with good business practice and as the Agent may reasonably require, with financially sound and reputable insurers and to pay or cause to be paid all premiums necessary for such purpose as the same shall become due and provide particulars of all such policies and all renewals thereof to the Agent upon request. Add or cause each of the Loan Parties to add the Agent, on behalf of the Secured Parties, as additional insured as its interest may appear under such liability insurance policies. Furnish to the Agent, on written request, and in any event annually, confirmation that such insurance is carried and current. All policies must provide the Agent with at least thirty (30) days prior written notice of cancellation thereof.

(12)    Use of Proceeds of Accommodations. Use the proceeds of Accommodations hereunder for the purposes specified in Section 2.03, and not use or permit any proceeds of any Accommodation to be used, either directly or indirectly, (i) for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock or repaying or otherwise refinancing any Funded Debt of any Loan Party or any other Person incurred to purchase or carry any Margin Stock, or (ii) in violation of any applicable antibribery, sanctions and/or corruption laws and regulations.

(13)    Authorizations, Intellectual Property. Except as contemplated by Schedule 8.01(13), maintain (i) any Material Authorizations in good standing, and (ii) except as contemplated by Section 7.01(23), any Owned Intellectual Property in the name of any Tucows Group Entity, except in each case where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

(14)    Environmental. Will:

(i)

use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary Environmental Permits in effect and remain in material compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws and keep all facilities and properties free and clear of all Liens arising under Environmental Laws, except, in each case, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Change;

(ii)

promptly upon becoming aware of the same, notify the Agent and take all necessary action available to it in order to promptly comply and have dismissed any actions and proceedings relating to non-compliance with Environmental Laws which, if adversely determined, would reasonably be expected to have a Material Adverse Change; and

(iii)

to the extent consistent with reasonable and prudent environmental remediation standards or to the extent required by Environmental Law, promptly investigate and remediate any Release of any Hazardous Materials at any of its facilities or properties except where failure to so respond, remove or remedy would not reasonably be expected to have a Material Adverse Change.

(15)    Inspections. Permit the Agent and its representatives and consultants to visit and inspect any of its Assets, to, subject to applicable privacy Laws and to documents reasonably determined by the Parent and its counsel to be subject to solicitor/client privilege, examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with the senior officers thereof or (following the occurrence of an Event of Default and in the presence of the Parent’s personnel) the Parent’s independent auditors, all at such reasonable times as the Agent may reasonably request upon reasonable prior notice to the Parent by the Agent up to two (2) times per year provided that no Event of Default has occurred and is continuing; provided that prior to the occurrence of an Event of Default which is continuing any such visits, inspections, examinations and discussions shall be at the sole cost and expense of the Agent after the first such visit in each Financial Year.

(16)    Protect Security Interests. Except for the filing of renewal or financing change statements and the making of other filings by the Agent and the Lenders as secured party or assignee, at all times take all action and supply the Agent and the Lenders with all information that they may reasonably request as necessary to maintain the Security as valid and perfected first ranking Security charging the Assets covered thereby, subject to Permitted Liens.

(17)    Maintenance of Bank Accounts and Service Accounts. Each of the Loan Parties’ bank accounts are set forth on Schedule 8.01(17) hereof (which schedule shall be deemed automatically updated by delivery of any Compliance Certificate that sets forth changes in the bank accounts of the Loan Parties). Each Loan Party shall maintain all of its bank accounts and Service Agreements with one or more of the Lenders or Affiliates thereof; provided that any Tucows Group Entity may maintain bank accounts with an aggregate balance of up to $2,500,000 at any one time with banks and financial institutions other than the Lenders and their respective Affiliates.

(18)    ERISA. Each Loan Party shall, and shall cause each of its subsidiaries and members of its Controlled Group to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its property securing an amount in excess of $250,000 or the U.S. Dollar Equivalent thereof. Each Loan Party shall, and shall cause each of its Subsidiaries and each member of its Controlled Group to, promptly notify the Agent of: (a) the occurrence of any ERISA Event, except for ERISA Events that would not reasonably be expected to result in a Material Adverse Change, (b) the occurrence of any event with respect to any Plan which would result in the incurrence by any Loan Party or any of its Subsidiaries of any material liability, fine or penalty, or (c) any material increase in the contingent liability of any Loan Party or any of its Subsidiaries with respect to any post retirement Welfare Plan benefit.

(19)    Canadian Pension Plans.

(i)	Except as would not reasonably be expected to result in a Material Adverse Change:

(A)

For each existing, or hereafter adopted, Canadian Pension Plan, each Loan Party shall, in a timely fashion, comply with and perform all of its material obligations under and in respect of such Canadian Pension Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations); and

(B)

All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each such Canadian Pension Plan shall be paid or remitted by each Loan Party in a timely fashion and in accordance with the terms thereof (including any funding agreements and all applicable laws) and in no event shall a Loan Party permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Canadian Pension Plan.

(ii)	Except as would not reasonably be expected to result in a Material Adverse Change, each Loan Party shall not, with respect to any hereafter adopted Canadian Pension Plan:

(A)	terminate any Canadian Defined Benefit Pension Plan; or

(B)	acquire an interest in any Person if such Person sponsors, maintains or contributes to any “multi-employer plan” as such term is defined in subsection 8500(1) of the Income Tax Regulations (Canada).

(20)    KYC and Other Similar Information. Upon request by a Lender, provide and/or deliver such “know your client” and other documents as they may reasonably request in connection with applicable AML Legislation (including a Beneficial Ownership Certification in relation to any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation) or similar information as may be reasonably requested by such Lender.

(21)    Post-Closing Undertaking. Perform and satisfy to the satisfaction of the Agent and its counsel the requirements (the “Post-Closing Undertaking”) listed in Schedule 8.01(21) on or before the date by which such Post-Closing Undertaking is required to be performed pursuant thereto. The Agent, by instrument in writing and without any consent from any of the Lenders, may, in its sole and absolute discretion, extend any deadline for completion of the Post-Closing Undertaking.

(22)    Further Assurances. At its cost and expense, duly execute and deliver and cause each of the other Loan Parties to duly execute and deliver, upon request by the Agent, such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out more effectually the provisions and purposes of the Loan Documents.

Section 8.02         Negative Covenants.

So long as any amount owing hereunder remains unpaid or the Agent or any Lender has any obligation under this Agreement, and unless consent is given in accordance with ~~Section 19.01~~Section 18.01 hereof, each of the Loan Parties shall not and shall cause the Tucows Group not to:

(1)    Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Funded Debt other than Permitted Funded Debt.

(2)    Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of its Assets, other than Permitted Liens.

(3)    Disposition of Assets. Directly or indirectly sell or otherwise dispose of , or permit any of its Subsidiaries to sell or otherwise dispose of, any of its Assets, except that any Tucows Group Entity may: (i) sell or transfer Assets to any other Loan Party; (ii) sell or dispose of Assets in an aggregate amount per annum of not more than $22,500,000, provided that the Net Proceeds of any sale or disposition of Assets in excess of $12,500,000 are subject to compliance with Section 2.06(1) hereof (to the extent applicable), (iii) sell inventory and immaterial assets in the ordinary course of business, (iv) Dispose of obsolete, surplus or worn-out property in the ordinary course of business; (v) sell or Dispose of machinery or equipment no longer used or useful in the business of any Loan Party; and (vi) Dispose of property to the Borrowers or any Guarantor.

(4)    Payments of Non-Arm’s Length Debt. Make any payments or repayments of principle or interest on account of any Indebtedness owing to any Person (other than any Tucows Group Entity or Ting Fiber Group Entity (and in the case of any Ting Fiber Group Entity or any Tucows Group Entity which is not a Loan Party, subject to compliance with Section 8.02(6)(iv)) not dealing at arm’s length or with any shareholder of any Loan Party, without the prior written consent of the Majority Lenders, which consent may be withheld in the Majority Lenders’ sole discretion, other than as permitted under this Agreement or the associated intercreditor or subordination agreement to which the Agent is a party.

(5)    Guarantees. Become obligated under, or permit any of its Subsidiaries to become obligated under, guarantees or other financial assistance except: (i) guarantees which comprise part of the Security; (ii) guarantees in respect of Permitted Funded Debt incurred by a Tucows Group Entity; (iii) guarantees incurred by a Tucows Group Entity in the ordinary course of business; (iv) Investments permitted pursuant to Section 8.02(6).

(6)    Investments. Make or acquire any Investments, except that the following Investments may be made or acquired if both immediately before and immediately after each such Investment no Default or Event of Default has occurred and is continuing:

(i)

Permitted Acquisitions, provided that (i) the Total Funded Debt to Adjusted EBITDA Ratio is less than 3.75: 1 (both before and after giving effect to any such Permitted Acquisition), or (ii) such Permitted Acquisitions are domain-hosting related Acquisitions that do not exceed an aggregate purchase price of $1,000,000 in any Financial Year;

(ii)	Investments in another Loan Party;

(iii)

Investments (other than Investments of Material IP) in a Subsidiary of the Parent that is not a Loan Party or Investments in any other Person, in each case, provided that the aggregate amount of all Investments made by a Loan Party in Subsidiaries of the Parent that are not Loan Parties or in any other Person does not at any time exceed $5,000,000 in aggregate;

(iv)	Investments in cash or Cash Equivalents;

(v)

loans and advances to officers, directors, or employees of any Loan Party in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $250,000 at any time outstanding; and

(vi)

Investments by any Loan Party in (i) any Ting Fiber Group Entity; or (ii) any Tucows Group Entity which is not a Loan Party, in each case, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) in an unlimited amount at any time that the Total Funded Debt to Adjusted EBITDA Ratio is less than 2.00:1 (both before and after giving effect to any such Investment and any Funded Debt incurred in connection therewith); (ii) in an amount not to exceed $7,500,000 during any 12 month period at any time that the Total Funded Debt to Adjusted EBITDA Ratio is less than 2.50:1 but greater than or equal to 2:00:1 (both before and after giving effect to any such Investment and any Funded Debt incurred in connection therewith); and (iii) such Investments shall not be permitted at any time that the Total Funded Debt to Adjusted EBITDA Ratio is greater than or equal to 2.50:1.

(7)    Capital Expenditures. Incur Capital Expenditures, except that the following Capital Expenditures may be incurred if both immediately before and immediately after each such Capital Expenditure no Default or Event of Default has occurred and is continuing: Capital Expenditures in any Financial Year in a maximum aggregate amount of not more than 115% of the forecasted Capital Expenditures set out in the Annual Business Plan submitted by the Parent to the Agent and the Lenders in respect of such Financial Year.

(8)    Distributions. Make any Distributions, including, but not limited to, any payments of any dividends, except as follows:

(i)	the Tucows Group may make Distributions to any Loan Party;

(ii)	the Tucows Group may make payments of any dividends which have been consented to in writing by the Majority Lenders;

(iii)

so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Share Repurchases in respect of the Parent’s Equity Interests, (A) in an amount not to exceed $5,000,000 during any 12 month period at any time that the Total Funded Debt to Adjusted EBITDA Ratio is greater than or equal to 3.75:1 but less than 4.00:1 (both before and after giving effect to any such Share Repurchase), (B) in an amount not to exceed $10,000,000 during any 12 month period at any time that the Total Funded Debt to Adjusted EBITDA Ratio is greater than or equal to 3.00:1 but less than 3.75:1 (both before and after giving effect to any such Share Repurchase), (C) in an amount not to exceed $15,000,000 during any 12 month period at any time that the Total Funded Debt to Adjusted EBITDA Ratio is greater than or equal to 2.00:1 but less than 3.00:1 (both before and after giving effect to any such Share Repurchase), and (D) in an amount not to exceed $40,000,000 during any 12 month period at any time that the Total Funded Debt to Adjusted EBITDA Ratio is less than 2.00:1 (both before and after giving effect to any such Share Repurchase), provided that, at all times, Share Repurchases shall not exceed the lesser of (x) the Parent’s EBITDA for the then applicable Financial Year, and (y) 25% of the then current market capitalization of the Parent; and

(iv)

so long as no Default or Event of Default has occurred and is continuing or would result therefrom, purchases of common stock of Wavelo, Inc. issued pursuant to the Wavelo Stock Option Plan, (a) at any time that the Total Funded Debt to Adjusted EBITDA Ratio is less than 2.00:1 (both before and after giving effect to any such share repurchases and any Funded Debt incurred in connection therewith) or (b) at any time that the Total Funded Debt to Adjusted EBITDA Ratio is equal to or greater than 2.00:1 (both before and after giving effect to any such share repurchases and any Funded Debt incurred in connection therewith), in an aggregate amount not to exceed $1,000,000 in any Financial Year.

(9)    Corporate Changes. Materially change, nor permit any of its Subsidiaries to materially change, the nature of its business consummate, nor permit any of its Subsidiaries to consummate, any Division/Series Transaction; or enter into, nor permit any of its Subsidiaries to enter into, or any transaction whereby all or a substantial portion of its property would become the property of any other Person, whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise, without the prior written consent of the Majority Lenders; except that any of the foregoing transactions may take place among any Tucows Group Entity (and no other Persons) if prior written notice is given to the Agent, a Material Adverse Change will not occur as a result, and any applicable Tucows Group Entity concurrently provide such additional or replacement Security as the Agent may reasonably require.

(10)    Business Changes. Carry on or engage in business substantially different than the Business or any business related or incidental thereto.

(11)    Anti-Terrorism Laws. Not (and shall cause each of its Subsidiaries (including, for greater certainty, the Ting Fiber Group Entities) not to) directly or indirectly, (a) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person, (b) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (c) knowingly repay any amount owing hereunder with any funds derived from any unlawful activity with the result that the making of the Accommodations would be in violation of law, or (d) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law and the Borrowers shall deliver to the Lenders, any certification or other evidence requested from time to time by the Lenders in their reasonable discretion, confirming compliance with this Section 8.02(11).

(12)    Anti-Corruption Laws. Not (and shall cause each of its Subsidiaries (including, for greater certainty, the Ting Fiber Group Entities) not to) directly or, to any Loan Party’s knowledge, indirectly, use the proceeds of the Credit Facility, or lend, contribute or otherwise make available such proceeds to any other Person in any manner that would result in a violation of Anti-Corruption Laws by any Person (including any Person participating in the Credit Facility, whether as underwriter, lender, advisor, investor, or otherwise). No Tucows Group Entity or Ting Fiber Group Entity will violate any Anti-Corruption Law in any material respect. Each Tucows Group Entity and Ting Fiber Group Entity will maintain in effect policies and procedures designed to ensure compliance by each Tucows Group Entity, Ting Fiber Group Entity, their Subsidiaries and their respective directors, officers, employees, and agents with applicable Anti-Corruption Laws.

(13)    Payments in respect of Subordinated Debt. Make any payment in respect of principal, interest, fees or any other amounts in respect of Subordinated Debt except to the extent (if any) expressly permitted under the terms and conditions of the subordination and postponement agreement relating thereto.

(14)    Plans and Canadian Pension Plans. Not institute any new Plan or Canadian Pension Plans without the prior written consent of the Majority Lenders.

(15)    Financial Year. Change its Financial Year (which for greater certainty presently ends on December 31st in each year), except with the prior written consent of the Majority Lenders.

(16)    Auditors. Change its auditors from its current audit firm Deloitte to a firm that is not a nationally recognized auditing firm, except with the prior written consent of the Majority Lenders.

(17)    Dealing with Related Parties. Other than the Management Services Agreement and the Wavelo Stock Option Plan, enter into, or permit any of its Subsidiaries to enter into, any contract with any Related Party outside the ordinary course of business unless the terms and conditions thereof (specifically including the price) are commercially reasonable.

(18)    Use of Advances. Use the proceeds of any Accommodation for any purposes other than those expressly contemplated in this Agreement.

(19)    New Subsidiaries. Create or acquire any Subsidiary unless (a) all of the issued and outstanding shares in the capital of such Subsidiary are owned directly or indirectly by Parent; and (b) subject to the terms and conditions hereof, such new Subsidiary provides a Guarantee in respect of the Obligations and all Security required to be provided by it hereunder.

(20)    Hedging Agreements. Enter into or suffer to exist, any Hedging Arrangements of any kind, except for (i) any Eligible Hedging Agreement entered into for bona fide hedging purposes (and not for speculative purposes), or (ii) other unsecured hedging agreements for bona fide hedging purposes and not for speculative purposes.

(21)    Amendments to Organizational Documents/Management Services Agreement. Amend, or permit any of its Subsidiaries to amend, (i) its organizational documents in a manner that would be prejudicial in any material respect to the interests of the Agent or any of the Lenders under the Loan Documents other than amendments made to the constating documents of Wavelo, Inc. to permit the Wavelo Stock Option Plan; provided that the Parent shall not, directly or indirectly, nor shall it permit Wavelo, Inc. to, directly or indirectly, amend the terms and conditions of the Wavelo Stock Option Plan nor the constating documents of Wavelo, Inc. in a manner that would be prejudicial in any material respect to the interests of the Agent or any of the Lenders under the Loan Documents except (a) with the consent of the Agent, or (b) to the extent necessary to bring any such documents into compliance with any applicable law or regulation, including, without limitation, for the purpose of preventing taxation of Wavelo, any grantee or transferee under the Wavelo Stock Option Plan with respect to any grant under the Wavelo Stock Option Plan under Section 409A of the Internal Revenue Code of 1986, as amended (provided that, with respect to amendments pursuant to clause (b), Wavelo shall provide prior written notice of the same to the Agent); or (ii) the Management Services Agreement that would materially reduce or postpone the payments required thereunder by the parties thereto other than payments to be made to the Borrowers and their Subsidiaries.

(22)    No Change of Name. Change its name or adopt a French form of name or change the jurisdiction of its organization, or its place of administration or principal office or chief executive office, in each case, without providing the Agent prior written notice thereof.

(23)    Location of Assets in Other Jurisdictions. Except for property in transit in the ordinary course of business, acquire, or permit any Guarantor to acquire, any Assets outside of the jurisdictions identified in Schedule 7.01(11) with a value in excess of $500,000 per jurisdiction or move any property from one jurisdiction to another jurisdiction with a value in excess of $500,000 where the movement of such property would cause the Lien of the Security over such property to cease to be perfected under applicable Law, or, subject to the terms and conditions hereof, suffer or permit in any other manner any of its property with a value in excess of $1,000,000 to not be subject to the Lien of the Security or to be or become located in a jurisdiction as a result of which the Lien of the Security over such property is not perfected, unless the Parent or the applicable Guarantor has executed and delivered to the Agent all Security and all financing or registration statements in form and substance satisfactory to the Agent which the Agent or its counsel from time to time deem necessary or advisable to ensure that that Security constitutes a perfected first priority Lien (subject only to Permitted Liens) over such property notwithstanding the movement or location of such property as aforesaid together with such supporting certificates, resolutions, opinions and other documents as the Agent may deem necessary or desirable in connection with such security and registrations, acting reasonably.

(24)    Material IP. No Subsidiary of the Parent which is not a Guarantor shall own, or hold exclusive rights in, any Material IP.

Section 8.03         Financial Covenants.

So long as any amount owing hereunder remains unpaid or the Agent or any Lender has any obligations under this Agreement, and unless consent is given in accordance with ~~Section 19.01~~Section 18.01 hereof, the Tucows Group, on a Consolidated Basis, shall:

(1)    Leverage Ratio. Maintain, at all times, a Total Funded Debt to Adjusted EBITDA Ratio of not more than ~~(i) 4.50:1:00 at any time from and after the Closing Date to and including December 30, 2023; (ii) 4.25:1:00 from December 31, 2023 to and including March 30, 2024; (iii) 4.00:1.00 from March 31, 2024 to and including June 29, 2024; and (iv)~~ 3.75:1.00 ~~thereafter~~.

(2)    Interest Coverage Ratio. Maintain, as at the end of each Rolling Period, an Interest Coverage Ratio of not less than 3.00:1.00.

(3)    Calculation of Financial Covenants. If the Total Funded Debt to Adjusted EBITDA Ratio or the Interest Coverage Ratio are being calculated at any time after the date on which a Tucows Group Entity has completed an Acquisition or Disposition (which term, for the purposes of this definition, shall include any event or occurrence whereby a Tucows Group Entity ceases to carry on business) of a division, line of business or of a Tucows Group Entity, the amount of Adjusted EBITDA and Interest attributable to the subject of such Acquisition or Disposition (or Funded Debt incurred or repaid in respect of such Acquisition or Disposition) to be included, in the case of an Acquisition, or excluded, in the case of a Disposition, in calculating such ratio will (i) in respect of Adjusted EBITDA, be calculated on a pro forma basis, (y) in the case of an Acquisition, giving effect to the actual results of the prior owners of such Asset; and (z) in the case of a Disposition of an Asset, the actual results of the Borrowers or their applicable Subsidiary in respect of such Asset; and (ii) in respect of Interest Expense, be calculated on a pro forma basis, based on the amount of Funded Debt created, incurred or assumed by the Borrowers or their applicable Subsidiary in connection with the Acquisition of such Asset (or repaid in connection with a Disposition), for greater certainty, in the case of each of (i) and (ii) above as if such Asset was Acquired or Disposed of as of the first day of the period in respect of which the calculations are being made.

ARTICLE 9

EVENTS OF DEFAULT

Section 9.01         Events of Default.

If any of the following events (each an “Event of Default”) shall occur and be continuing:

(1)    a Borrower shall fail to pay any principal amount of the Accommodations Outstanding when such amount becomes due and payable;

(2)    a Loan Party shall fail to pay any interest or Fees or any other amount when the same become due and payable hereunder or under any other Loan Document and such failure shall remain unremedied for three (3) Business Days;

(3)    any representation or warranty or certification made or deemed to be made by or on behalf of any Tucows Group Entity or Ting Fiber Group Entity in this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed to be made;

(4)    a Loan Party shall fail to perform, observe or comply with any of the covenants applicable to it contained in (i) Section 8.01(21), (ii) Section 8.02; or (iii) Section 8.03;

(5)    a Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document to which it is a party and such failure shall remain unremedied for thirty (30) days following notice thereof by the Agent to the Parent;

(6)    a Loan Party shall fail to pay any amount of the principal of or premium or interest on any Funded Debt (excluding any Funded Debt hereunder) which is outstanding in an aggregate principal amount exceeding $5,000,000 (or the Equivalent Amount in any other currency), when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Funded Debt without waiver of such failure by the holder or holders of such Funded Debt on or before the expiration of such period; or any other event shall occur or condition shall exist, and shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to any such Funded Debt without waiver of such failure by the holder or holders of such Funded Debt on or before the expiration of such period, if the effect of such event is to accelerate, or permit the acceleration of such Funded Debt; or any such Funded Debt shall be declared to be due and payable in accordance with its terms prior to the stated maturity thereof;

(7)    any final judgment or order (subject to no further right of appeal) for the payment of money in excess of $5,000,000 (or the Equivalent Amount in any other currency) which is not covered by insurance is rendered against or in respect of any Tucows Group Entity or any of their respective Assets and either (i) enforcement proceedings have been commenced by a creditor upon the judgment or order, or (ii) there is any period of thirty (30) consecutive days during which a stay of enforcement of the judgment or order, by reason of a pending appeal or otherwise, is not in effect;

(8)    a Loan Party (i) is adjudicated insolvent or generally is not able to pay its debts as they become due; (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (iii) institutes or has instituted against it any proceedings seeking (A) to adjudicate it a bankrupt or insolvent, (B) liquidation, winding-up, administration, reorganization, arrangement, adjustment, protection, release or composition of it or its Funded Debt under any Law relating to bankruptcy, insolvency, reorganization or release of debtors including any plan of compromise or arrangement or other corporate proceedings involving or affecting its creditors (except to the extent permitted in Section 8.02(3)), or (C) the entry of an order for relief or the appointment of a liquidator, receiver, trustee, administrator, custodian, administrative receiver or other similar official for it or for any substantial part of its Assets, and in the case of any such proceeding instituted against it (but not instituted by it), (a) such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or (b) such Loan Party, as applicable, fails to diligently and actively oppose such proceeding, or (c) any of the relief sought in such proceeding (including the entry of an order for relief against it or the appointment of a liquidator, receiver, trustee, custodian, administrator, administrative receiver or other similar official for it or for any substantial part of its Assets) is given; or (iv) takes any corporate or other action to authorize any of the above actions;

(9)    if an encumbrancer shall take possession of all or a substantial part of the property of a Loan Party (whether by appointment of a receiver, receiver and manager or otherwise) or if a distress or execution or any similar process be levied or enforced there against and remain unsatisfied for such period as would permit such property or such substantial part thereof to be sold thereunder;

(10)   the occurrence of a Change of Control;

(11)   the occurrence of a Material Adverse Change;

(12)    any Material Contract is terminated by any party thereto in advance of its intended expiry or termination date or becomes unenforceable, in each case, the results of which would reasonably be expected to have a Material Adverse Change;

(13)    any Material Authorization shall be revoked or not be renewed and not reinstated within 30 days of such occurrence, in each case, the results of which would reasonably be expected to have a Material Adverse Change; or

(14)    any report of the auditors of the Parent in respect of the Financial Year end financials statements of the Parent (or such financial statements or notes thereto) contains a going-concern qualification or other qualification relating to the creditworthiness of the Parent on a Consolidated Basis;

(15)    any of the Loan Documents (or any Lien granted thereunder) cease to be in full force and effect against the applicable Loan Party (except as such enforceability may be limited by the availability of equitable remedies and the effect of bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally) and if the applicable Loan Party does not, within fifteen (15) Business Days of receipt of written notice of such Loan Document (or such Lien granted thereunder) not being in full force and effect, cause such Loan Document (or such Lien granted thereunder) to be in full force and effect (except as such enforceability may be limited by the availability of equitable remedies and the effect of bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally) or replace such Loan Document (or Lien granted thereunder) with a new agreement (or new Lien) that is in form and substance satisfactory to the Majority Lenders acting reasonably;

(16)   the occurrence of a Canadian Pension Termination Event;

(17)    there shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in a Material Adverse Change; or

(18)    the validity of any of the Loan Documents or the applicability thereof to the Accommodations or any other obligations purported to be secured thereby or any material part thereof shall be disaffirmed in writing by or on behalf of the Parent or any of the other Loan Parties;

then, the Agent shall, at the request of the Majority Lenders, by written notice to the Borrowers (i) terminate the Lenders’ obligations to make further Accommodations under the Credit Facility; (ii)    (at the same time or at any time after such termination) declare the principal amount of all outstanding Advances, an amount equal to the Face Amount of each issued Letter of Credit and all interest and Fees accrued thereon and all other amounts payable under this Agreement in respect of the Credit Facility and all other Secured Obligations (except for those arising pursuant to the Eligible Hedging Agreements and Other Secured Obligations) to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers to the extent permitted by applicable Law, and/or (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided, that upon the occurrence of an Event of Default under Section 9.01(8), the obligation of each Lender to make any Accommodation shall automatically terminate, the principal amount of all outstanding Advances, an amount equal to the Face Amount of each issued Letter of Credit and all interest and Fees accrued thereon and all other amounts payable under this Agreement in respect of the Credit Facility and all other Secured Obligations shall be immediately due and payable, without presentment, demand, protest or further notice of any kind.

Section 9.02         Remedies Upon Demand and Default.

(1)    Upon a declaration that the principal amount of all outstanding Advances, an amount equal to the Face Amount of each issued Letter of Credit and all interest and Fees accrued thereon and all other amounts payable under this Agreement are immediately due and payable pursuant to Section 9.01 (or such obligations otherwise becoming immediately due and payable as provided in Section 9.01), all other Secured Obligations (except for those arising pursuant to the Eligible Hedging Agreements and Other Secured Obligations) shall be immediately due and payable and the Agent shall, at the request of the Majority Lenders, commence such legal action or proceedings as may be deemed expedient, including the commencement of enforcement proceedings under the Loan Documents or any other security granted by the Loan Parties or any other Person in connection with the Credit Facility to the Agent, all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any of the Assets, or any other action or notice, all of which the Loan Parties hereby expressly waive to the extent permitted by applicable Law.

(2)    The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are in addition to and not in substitution for any other rights or remedies. Nothing contained herein or in the Loan Documents or any other security hereafter held by the Agent and the Lenders with respect to the indebtedness or liability of the Loan Parties or any other Person to the Agent and the Lenders or any part thereof, nor any act or omission of the Agent and the Lenders with respect to the Loan Documents, the Collateral or such other security, shall in any way prejudice or affect the rights, remedies and powers of the Agent and the Lenders hereunder or under the Loan Documents.

Section 9.03         Application of Funds.

(1)    After the exercise of remedies provided for in Section 9.02 (or after the Accommodations and other amounts have automatically become immediately due and payable pursuant to Section 9.01), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Secured Obligations shall be applied by the Agent in the following order (subject, in the case of amounts owing to a Defaulting Lender, to Section 2.15(1)(ii)):

(i)

First, to payment of that portion of the Secured Obligations constituting indemnities and expenses (other than principal and interest and Fees, but including fees of counsel and other advisors engaged by the Agent) payable to the Agent in its capacity as such;

(ii)

Second, to payment of that portion of the Secured Obligations constituting Fees (other than principal and interest) payable to the Lenders, rateably among them in proportion to the amounts described in this clause Second payable to them;

(iii)

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest (including, but not limited to, default interest and interest payable before and after the commencement of any insolvency or bankruptcy proceeding) on the Accommodations, rateably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Accommodations (including an amount necessary to Cash Collateralize the undrawn Face Amount of any Letter of Credit), the Hedge Termination Value under Eligible Hedging Agreements and all Other Secured Obligations, rateably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

(v)

Fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Agent and the other Secured Parties on such date, rateably among the Secured Parties in proportion to the respective amounts described in this clause held by them; and

(vi)

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full (other than contingent indemnification obligations not then due), to the Borrowers or as otherwise required by Law;

provided, however, that proceeds of any Collateral shall only be applied to the Secured Obligations secured by such Collateral as specified in the applicable Loan Document.

(2)    Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (iv) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above and, if no Secured Obligations remain outstanding, to the Borrowers or as otherwise required by Law.

ARTICLE 10

YIELD PROTECTION

Section 10.01 Increased Costs.

(1)	Increased Costs Generally. If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)

subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Accommodations made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 10.02 and the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(iii)	impose on any Lender or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Accommodations made by such Lender,

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Accommodation (or of maintaining its obligation to make any such Accommodation), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then upon request of such Lender the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(2)    Capital/Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Accommodations made by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(3)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (1) or (2) of this Section (“Additional Compensation”), including a description of the event by reason of which it believes it is entitled to such compensation, and supplying reasonable supporting evidence (including, in the event of a Change in Law, a photocopy of the applicable Law evidencing such change) and reasonable detail of the basis of calculation of the amount or amounts, and delivered to the applicable Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. In the event the Lender subsequently recovers all or part of the Additional Compensation paid by the Borrowers, it shall promptly repay an equal amount to the applicable Borrower. The obligation to pay such Additional Compensation for subsequent periods will continue until the earlier of termination of the Accommodation or the Commitment affected by the Change in Law, change in capital requirement or the lapse or cessation of the Change in Law giving rise to the initial Additional Compensation. A Lender shall make reasonable efforts to limit the incidence of any such Additional Compensation and seek recovery for the account of the applicable Borrower upon the applicable Borrower’s request at the applicable Borrower’s expense, provided such Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage. Notwithstanding the foregoing provisions, a Lender shall only be entitled to rely upon the provisions of this Section 10.01 if and for so long as it is not treating the applicable Borrower in any materially different or in any less favourable manner than is applicable to any other customers of such Lender, where such other customers are bound by similar provisions to the foregoing provisions of this Section 10.01.

(4)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the applicable Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefore, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

Section 10.02 Taxes.

(1)    Payments Subject to Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Law; provided that if any Loan Party, the Agent or any Lender is required by applicable Law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Taxes in respect of any payment by or on account of any obligation of a Loan Party hereunder or under any other Loan Document, then (i) if such Tax is an Indemnified Tax (including any Other Taxes), the sum payable shall be increased by such Loan Party when payable as necessary so that after making or allowing for all required deductions and payments for Indemnified Taxes (which excludes, for the avoidance of doubt, Excluded Taxes) (including deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments for Indemnified Taxes (which excludes, for the avoidance of doubt, Excluded Taxes) been required, (ii) such Loan Party shall make any such deductions required to be made by it under applicable Law (as determined in the good faith discretion of the applicable withholding agent), and (iii) such Loan Party shall timely pay the full amount required to be deducted to the relevant Governmental Entity in accordance with applicable Law.

(2)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of paragraph (1) above, each Loan Party shall timely pay any Other Taxes to the relevant Governmental Entity in accordance with applicable Law.

(3)    Indemnification by the Borrowers. The Borrowers shall indemnify the Agent and each Lender, within fifteen (15) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes in respect of any payments by or on account of any obligation of a Loan Party hereunder or under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent or such Lender in respect of any payment by or on account of any obligation of a Loan Party hereunder or under any other Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Entity. A certificate as to the amount of such payment or liability delivered to a Loan Party by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(4)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Entity, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Entity evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(5)    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall, at the request of the Borrower, deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrowers or the Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrowers or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to withholding or information reporting requirements provided, however, that notwithstanding any of the foregoing in this Section 10.02(5), no Lender shall be required to provide any documentation or information of any kind if in the applicable Lender’s reasonable judgment such completion, execution or submission of documentation or information would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, any Lender shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrowers or the Agent: (i) in the case of a Lender that is a “U.S. person” as defined under Section 7701(a)(30) of the Code, an IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax, and (ii) in the case of a Lender that is not a “U.S. person” as defined under Section 7701(a)(30) of the Code, an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8IMY (including all applicable attachments) and, in the case of a Lender claiming the “portfolio interest exemption” from U.S. federal withholding tax, a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code along with its executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E.

(6)    Treatment of Certain Refunds and Tax Reductions. If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which a Loan Party has paid additional amounts pursuant to this Section 10.02, it shall pay to the applicable Borrower or Guarantor, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender, as the case may be, and without interest (other than any net after-Tax interest paid by the relevant Governmental Entity with respect to such refund). A Loan Party, upon the request of the Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Entity) to the Agent or such Lender if the Agent or such Lender is required to repay such refund to such Governmental Entity. Notwithstanding anything to the contrary in this paragraph, in no event will the Agent or a Lender be required to pay over any amount to a Loan Party pursuant to this Section 10.02(6), the payment of which would place the Agent or such Lender, as the case may be, in a less favourable net after-Tax position than the Agent or such Lender, as the case may be, would have been if the indemnification payments or additional amounts giving rise to such refund had never been paid, deducted or withheld. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person, to arrange its affairs in any particular manner or to claim any available refund.

(7)    If a payment made to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Agent such documentation prescribed by applicable Law and such additional documentation reasonably requested by the Borrowers or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment under FATCA. For the avoidance of doubt, FATCA shall include any amendments to FATCA made after the Closing Date.

(8)    Each Lender shall indemnify the Agent within ten (10) days after demand therefor, for the full amount of any Excluded Taxes attributable to and properly payable by such Lender that are payable or paid by the Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Entity. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document against any amount due to the Agent under this paragraph (8). The agreements in this paragraph (8) shall survive the resignation and/or replacement of the Agent.

Section 10.03 Mitigation Obligations: Replacement of Lenders.

(1)    Designation of a Different Lending Office. If any Lender requests compensation under Section 10.01, or requires the Borrowers to pay any Indemnified Taxes, including Other Taxes, or any additional amount to any Lender or any Governmental Entity for the account of any Lender pursuant to Section 10.02, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Accommodations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender (with the prior consent of the Borrowers), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 10.01 or Section 10.02, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(2)    Replacement of Lenders. If any Lender requests compensation under Section 10.01, if a Borrower is required to pay any Indemnified Taxes, including Other Taxes, or any additional amount to any Lender or any Governmental Entity for the account of any Lender pursuant to Section 10.02 or if any Lender’s obligations are suspended pursuant to Section 10.04, then the Borrowers may either, at their sole expense and effort, upon ten (10) days’ notice to such Lender and the Agent: (i) repay all outstanding amounts due to such affected Lender (or such portion which has not been acquired pursuant to clause (ii) below) and thereupon such Commitment of the affected Lender shall be permanently cancelled and the aggregate Commitment shall be permanently reduced by the same amount and the Commitment of each of the other Lenders shall remain the same; or (ii) require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, ~~Article 18~~Article 17), all of its interests, rights and obligations under this Agreement and the related Loan Documents (other than Eligible Hedging Agreements and Other Secured Agreements) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)	the Borrowers pay the Agent the assignment fee specified in ~~Section 18.01~~Section 17.01;

(ii)

the assigning Lender receives payment of an amount equal to the outstanding principal of its Accommodations Outstanding and participations in disbursements under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) (other than Eligible Hedging Agreements and Other Secured Agreements) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)

in the case of any such assignment resulting from a claim for compensation under Section 10.01 or payments required to be made pursuant to Section 10.02, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)	such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 10.04 Illegality.

If any Lender determines that any applicable Law has made it unlawful, or that any Governmental Entity has asserted that it is unlawful, for any Lender or its applicable lending office to make or maintain any Accommodations, or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Parent through the Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Agent and the Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Accommodations, or take any necessary steps with respect to any Letters of Credit in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Notwithstanding anything to the contrary in this Agreement, if ~~the Canadian~~any Borrower ceases to ~~be an entity formed under the laws of Canada (or any Province or Territory thereof) with~~maintain, directly or ~~through~~with its Subsidiaries, business operations in Canada, then BDC may, by written notice thereof to the Borrowers and to the Agent, declare its obligations to make or maintain Accommodations under this Agreement to be terminated. In such event, ~~the Canadian~~each Borrower shall prepay the principal of all BDC’s ~~Acommodations~~Accommodations Outstanding together with all accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender). The ~~Canadian Borrower~~ Borrowers may elect, instead of prepaying any obligations to BDC, to replace BDC in accordance with the provisions of ~~Section 10.03(2)~~Section 10.03(2) of the Agreement ~~mutadis~~mutatis mutandis.

ARTICLE 11

RIGHT OF SETOFF

Section 11.01 Right of Setoff.

If an Event of Default has occurred and is continuing, each of the Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrowers or any Guarantor against any and all of the obligations of the Borrowers or any Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or applicable Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that if any Defaulting Lender exercises any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.15(1)(ii) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, each Fronting Letter of Credit Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each of the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Lenders or their respective Affiliates may have. Each Lender agrees to promptly notify the Parent and the Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. If any Affiliate of a Lender exercises any rights under this Section 11.01, it shall share the benefit received in accordance with Section 12.01 as if the benefit had been received by the Lender of which it is an Affiliate.

ARTICLE 12

SHARING OF PAYMENTS BY LENDERS

Section 12.01 Sharing of Payments by Lenders.

If any Lender, by exercising any right of setoff as permitted by Article 11, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Accommodations and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction shall: (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Accommodations Outstanding and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Accommodations Outstanding and other amounts owing them, provided that:

(1)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest,

(2)    the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrowers or applicable Guarantor pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Accommodations or participations in disbursements under Letters of Credit to any assignee or participant, other than to the Borrowers or any Guarantor or any Affiliate of the Borrowers or any Guarantor (as to which the provisions of this Section shall apply); and

(3)    the provisions of this Section shall not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of any Tucows Group Entity to such Lender that do not arise under or in connection with the Loan Documents, (x) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the obligations under or in connection with the Loan Documents, (y) any reduction arising from an amount owing to the Borrowers or any Guarantor upon the termination of derivatives entered into between the Borrowers or any Guarantor and such Lender, or (z) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

The Loan Parties consent to the foregoing and agree, to the extent they may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff with respect to such participation in accordance with Article 11 as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

ARTICLE 13

AGENT’S CLAWBACK

Section 13.01 Agent’s Clawback.

(1)    Funding by Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any advance of funds that such Lender will not make available to the Agent such Lender’s share of such advance, the Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may (but shall not be obligated to), in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Agent, then the applicable Lender shall pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Accommodation included in such advance. If the Lender does not do so forthwith, the applicable Borrower shall pay to the Agent forthwith on written demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any such payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that has failed to make such payment to the Agent.

(2)    Payments by Borrowers; Presumptions by Agent. Unless the Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Agent for the account of any Lender hereunder that the applicable Borrower will not make such payment, the Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation.

ARTICLE 14

AGENCY

Section 14.01 Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Bank of Montreal (together with its successors and permitted assigns in accordance with the terms of this Agreement) hereunder to act on its behalf as the Agent hereunder and under the other Loan Documents (other than Eligible Hedging Agreements and Other Secured Agreements) and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each of the Lenders authorizes the Agent to (x) enter into, on its own behalf and on behalf of each Lender, a subordination agreement in respect of Subordinated Debt; and (y) release any Guarantor from its respective guarantee and Security in accordance with the terms hereof or thereof or in order to give effect to the provisions of this Agreement, including a Disposition permitted hereunder (in each case, in whole or in part as may be necessary in the circumstance). The provisions of this Article (other than Section 14.07) are solely for the benefit of the Agent and the Lenders, and neither the Borrowers nor any Guarantor shall have rights as a third party beneficiary of any of such provisions, except in respect of this Section 14.01. In addition to the foregoing, the Agent shall provide and/or deliver such “know your client”, anti-money laundering or similar information in respect of the Loan Parties as may be reasonably requested by a Lender and that is in the possession of the Agent.

Section 14.02 Rights as a Lender.

The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Tucows Group Entity or Ting Fiber Group Entity or any Affiliate thereof as if such Person were not the Agent and without any duty to account to the Lenders.

Section 14.03 Exculpatory Provisions.

(1)    The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law; and

(iii)

shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Tucows Group Entity or Ting Fiber Group Entity or any of their Affiliates that is communicated to or obtained by the person serving as the Agent or any of its Affiliates in any capacity.

(2)    The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as is necessary, or as the Agent believes in good faith is necessary, under the provisions of the Loan Documents) or (ii) in the absence of its own gross negligence or wilful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default is given to the Agent by the Parent or a Lender.

(3)    Except as otherwise expressly specified in this Agreement, the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Agent.

Section 14.04 Reliance by Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Accommodation that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Accommodation or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 14.05 Indemnification of Agent.

Each Lender agrees to indemnify the Agent and hold it harmless (to the extent not reimbursed by the Loan Parties), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Agent’s gross negligence or wilful misconduct.

Section 14.06 Delegation of Duties.

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent from among the Lenders (including the Person serving as Agent) and their respective Affiliates. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article and other provisions of this Agreement for the benefit of the Agent shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Section 14.07 Replacement of Agent.

(1)    The Agent may at any time give notice of its resignation to the Lenders and the Parent. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the prior consent of the Parent, to appoint a successor, which shall be a Lender and having an office in Toronto, Ontario or an Affiliate of any such Lender with an office in Toronto. The Agent may also be removed at any time by the Majority Lenders upon 30 days’ notice to the Agent and the Parent as long as the Majority Lenders, with the prior consent of the Parent, appoint and obtain the acceptance of a successor within such 30 days, which shall be a Lender having an office in Toronto, or an Affiliate of any such Lender with an office in Toronto.

(2)    If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications specified in Section 14.07(1); provided that if the Agent shall notify the Parent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Agent as provided for above in the preceding paragraph.

(3)    Upon a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph) other than as a result of such former Agent’s gross negligence or willful misconduct. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the termination of the service of the former Agent, the provisions of this Article 14 and of ~~Article 17~~Article 16 shall continue in effect for the benefit of such former Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Agent was acting as Agent.

Section 14.08 Non-Reliance on Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 14.09 Collective Action of the Lenders.

Each of the Lenders hereby acknowledges that to the extent permitted by applicable Law, any collateral security and the remedies provided under the Loan Documents to the Lenders are for the benefit of the Lenders (including the Hedge Lenders and Service Lenders) collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Agent upon the decision of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

Section 14.10 Anti-Money Laundering Legislation.

(1)    Each of the Loan Parties acknowledges that, pursuant to (i) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), The Financial Crimes Enforcement Network (FinCEN) rule “Customer Due Diligence Requirements for Financial Institutions”, the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)) (United States), as amended by Title III of the Patriot Act, (ii) the Trading with the Enemy Act (United States), as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto (United States), (iii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079) (United States) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” or “know your customer” Laws, whether within Canada, the United States or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Agent may be required to obtain, verify and record information regarding each Loan Party, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby, including, without limitation, a Beneficial Ownership Certification in relation to any of Parent or any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation. The Loan Parties shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Agent, or any prospective assign or participant of a Lender or the Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(2)    If the Agent has ascertained the identity of any Loan Party or any authorized signatories of any such Loan Party for the purposes of applicable AML Legislation, then the Agent:

(i)

shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of applicable AML Legislation; and

(ii)	shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

Section 14.11 No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or holders of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

Section 14.12 Erroneous Payments By The Agent

(1)    If the Agent notifies a Lender or other Secured Party, or any Person who has received funds on behalf of a Lender or other Secured Party (any such Lender, other Secured Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole reasonable discretion that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent, in same day funds (in the currency so received), the amount of any such Erroneous Payment (or portion thereof), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent (i) in respect of an Erroneous Payment in U.S. Dollars, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect, or (ii) in respect of an Erroneous Payment in Canadian Dollars, at a rate determined by the Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect. To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Payment Recipient under this Section 14.12(1) shall be conclusive, absent manifest error.

(2)    Without limiting immediately preceding Section 14.12(1), each Payment Recipient hereby further agrees that if it receives an Erroneous Payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Erroneous Payment (the “Payment Notice”), or (y) that was not preceded or accompanied by a Payment Notice sent by the Agent (or any of its Affiliates), then, said Payment Recipient shall be on notice, in each case, that an error has been made with respect to such Erroneous Payment. Each Payment Recipient agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Payment Recipient shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent (i) in respect of an Erroneous Payment in U.S. Dollars, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect, or (ii) in respect of an Erroneous Payment in Canadian Dollars, at a rate determined by the Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect.

(3)    Each Payment Recipient hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under any of the immediately preceding Section 14.12(1) or Section 14.12(2) or under the indemnification provisions of this Agreement.

(4)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent (such unrecovered amount, an “Erroneous Payment Return Deficiency”), the Borrowers and each other Loan Party hereby agrees that (x) the Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount (including, without limitation, the right to sell and assign the Advances (or any portion thereof), which were subject to the Erroneous Payment Return Deficiency) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment For the avoidance of doubt, no assignment of an Erroneous Payment Return Deficiency will reduce the Commitments of any Payment Recipient and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold an Advance (or portion thereof) acquired pursuant to the assignment of an Erroneous Payment Return Deficiency, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Payment Recipient under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(5)    Each party’s obligations, agreements and waivers under this Section 14.12 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

Section 14.13 Receipt of Payments

If, at any time or times any Lender (including, for the avoidance of doubt, any Lender that takes Security under the Bank Act (Canada) (“Bank Act Security”) at the request of the Agent) shall receive (i) by payment, foreclosure, enforcement, setoff, or otherwise, any proceeds of collateral or any payments with respect to the Secured Obligations, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s Pro Rata Share of all such distributions by the Agent, such Lender promptly shall (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Secured Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Secured Obligations owed to the other Lenders so that such excess payment received shall be applied rateably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

Section 14.14 Bank Act Security

Without limitation of the foregoing, none of Bank of Montreal or any other Lender that takes Bank Act Security at the request of the Agent (each, a “Bank Act Security Lender”) shall take any action to enforce, foreclose on, release any Lien under, continue, extend or perfect the Bank Act Security unless the Agent agrees that such Bank Act Security Lender shall take such action, provided that the (i) partial or full release, and (ii) continuance, extension or perfection of Bank Act security liens (held by such Bank Act Security Lender on any collateral) shall be a required action by such Bank Act Security Lender if the Agent so requests or if the Agent is otherwise taking such steps with respect to the Agent’s Liens in accordance with this Agreement. In the event that a Bank Act Security Lender takes any such action such Bank Act Security Lender to take such action, or otherwise in accordance with the foregoing, such Bank Act Security Lender’s costs and expenses in its capacity as holder of the Bank Act Security shall form part of and constitute such Lender’s enforcement costs and expenses for the purposes of this Agreement, and such Bank Act Security Lender shall be entitled to the same immunities, indemnities and exclusion from liability as are prescribed in favor of the Agent in this Agreement, which shall apply mutatis mutandis. In addition to the foregoing, the provisions set forth in Article 14 with respect to the Agent shall also apply in each case to any Bank Act Security Lender as holder of the Bank Act Security. Notwithstanding anything to the contrary set forth in the Agreement, this Section may not be amended without the consent of any Bank Act Security Lender for so long such Bank Act Security Lender holds the Bank Act Security.

~~ARTICLE 15~~

~~BDC PROVISIONS~~

~~Section 15.01 BDC Availability~~

~~Notwithstanding any other provision of this Agreement, BDC as Lender hereunder shall make Accommodations available to the Canadian Borrower only, on the terms and conditions set forth in this Agreement, in a maximum aggregate amount not to exceed the BDC Commitment. For certainty, BDC is not required to, and shall not, make any Accommodations to any of the U.S. Borrowers at any time, and any Advances made to the U.S. Borrowers shall only be made by the Lenders other than BDC.~~

~~Section 15.02 Mechanics for Advances by BDC~~

~~In accordance with Section 15.01 and notwithstanding any other provision of this Agreement, a portion of every Advance made hereunder, equal to at least the BDC Commitment Percentage of such Advance, shall be made to the Canadian Borrower, such that BDC shall participate in each Advance hereunder, but any Advances by BDC shall be made to the Canadian Borrower only. The Borrowers acknowledge and agree that every Borrowing Notice shall list the portion of such Advance to be made to the Canadian Borrower, and that such portion to be made to the Canadian Borrower shall, in each case, be not less than the BDC Commitment Percentage of the applicable Advance. BDC shall participate in the funding of such portion of each Advance to the Canadian Borrower only, subject to the terms hereof, up to an amount not to exceed the BDC Commitment Percentage and the BDC Commitment. If any Advance is to be made in both Canadian Dollars and U.S. Dollars, the Canadian Borrower shall be required to borrow not less than the BDC Commitment Percentage of the portion of such Advance in Canadian Dollars and of the portion of such Advance in U.S. Dollars.~~

~~Section 15.03 Enforcement, Rights, Etc. of BDC~~

~~Other than solely in respect of Section 15.01 and Section 15.02 above, BDC shall, in all other regards under this Agreement be treated as a Lender, notwithstanding that it shall only make Advances to the Canadian Borrower, and BDC shall have all the other rights, obligations and privileges of a Lender hereunder, including, without limitation, in respect of enforcement, receipt of any proceeds of enforcement and all other matters hereunder.~~

ARTICLE 15~~ARTICLE 16~~

NOTICES: EFFECTIVENESS; ELECTRONIC COMMUNICATION

Section 15.01 ~~Section 16.01~~ Notices, etc.

(1)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as-provided in paragraph (2) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or email or sent by fax to the addresses or fax numbers set out opposite the applicable name on the signature pages hereto or, in respect of the Lenders, on SCHEDULE 8 to this Agreement or, if to a Lender, to it at its address or fax number specified in the Register or, if to a Loan Party other than the Parent, in care of any of the Parent. Any notice that is provided to the Parent by the Agent or a Lender shall be deemed to have been provided to all Loan Parties for purposes of this Agreement and the other Loan Documents. Any notice or other reporting obligation (other than an Accommodation Notice) that is required to be provided by, or otherwise may be provide by, one or more of the Loan Parties under this Agreement or any other Loan Documents may be provided by the Parent (and when so provided shall be binding on all of the Loan Parties).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a Business Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (2) below, shall be effective as provided in said paragraph (2).

(2)    Electronic Communications. Notices and other communications to the Loan Parties and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites and any E-System) pursuant to procedures approved by the Agent and the Loan Parties. The Agent or the applicable Loan Party may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(3)    Change of Address, Etc. Any party hereto may change its address, email address or fax number for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE 16~~ARTICLE 17~~

EXPENSES; INDEMNITY: DAMAGE WAIVER

Section 16.01 ~~Section 17.01~~ Expenses; Indemnity: Damage Waiver.

(1)    Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Agent or any Lender including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Accommodations issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Accommodations.

(2)    Indemnification by the Parent and the Borrower. The Parent and the Borrowers shall indemnify the Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of theirrespectiveobligationshereunderorthereunderortheconsummationor non-consummation of the transactions contemplated hereby or thereby, (ii) any Accommodation or the use or proposed use of the proceeds therefrom (including any refusal by the Fronting Letter of Credit Lender to honour a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased, used or operated by any Tucows Group Entity, or any Environmental Liabilities related in any way to any Tucows Group Entity, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Loan Party and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or from disputes amongst Indemnitees or (y) result from a claim brought by any Loan Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Loan Party has obtained a final and non-appealable judgment in its favour on such claim as determined by a court of competent jurisdiction, nor shall it be available in respect of Taxes other than Taxes that represent losses or damages arising from any non-Tax claim or matters specifically addressed in Section 10.02 and ~~Section 17.01(1)~~Section 16.01(1).

(3)    Reimbursement by Lenders. To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under paragraph (1) or (2) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (3) are subject to the other provisions of this Agreement concerning several liability of the Lenders.

(4)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrowers and the Guarantors shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Accommodation or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages have resulted from the gross negligence or wilful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and non-appealable judgment.

(5)    Payments. All amounts due under this Section shall be payable promptly after demand therefor with documented particulars thereof. A certificate of the Agent or a Lender setting forth the amount or amounts owing to the Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Parent shall be conclusive absent manifest error.

ARTICLE 17~~ARTICLE 18~~

SUCCESSORS AND ASSIGNS

Section 17.01 ~~Section 18.01~~ Successors and Assigns.

(1)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that neither the Parent, the Borrowers nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (2) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (4) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (6) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (4) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(2)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Accommodations Outstanding at the time owing to it); provided that:

(i)

except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Accommodations Outstanding at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Accommodations Outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Accommodations Outstanding of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Parent otherwise consents to a lower amount;

(ii)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Accommodations Outstanding or the Commitment assigned, except that this clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

(iii)

any assignment of a Commitment must be approved by the Fronting Letter of Credit Lenders and the Swingline Lender (such approval not to be unreasonably withheld, conditioned or delayed) unless the Person that is the proposed assignee is itself already a Lender (other than a Defaulting Lender);

(iv)	except if any Event of Default has occurred and is continuing, any assignment must be approved by the Agent (such approval not to be unreasonably withheld, conditioned or delayed) unless:

(A)	the proposed assignee is itself already a Lender; or

(B)	the proposed assignee is a bank whose senior, unsecured, non-credit enhanced, long term debt is rated at least A3, A- or A low by at least two of Moody’s, S&P and DBRS, respectively;

(v)

any assignment must be approved by the Parent (such approval not to be unreasonably withheld or delayed) unless (i) the proposed assignee is itself an Affiliate of such assigning Lender or an Approved Fund; or (ii) if an Event of Default under Section 9.01(1), Section 9.01(2), Section 9.01(4)(iii), Section 9.01(8) or Section 9.01(9) has occurred and is continuing;

(vi)

the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of Cdn.$3,500 payable by the Eligible Assignee (unless such assignment is from a Lender to an Affiliate or Approved Fund thereof) and such Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire satisfactory to the Agent; and

(vii)

in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Parent and the Agent, the applicable pro-rata share of Accommodations previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (1) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, each Fronting Letter of Credit Lender and each other Lender hereunder (and interest accrued thereon), and (2) acquire (and fund as appropriate) its full pro rata share of all Accommodations and participations in Letters of Credit in accordance with the percentage equivalent of the ratio which such Defaulting Lender’s portion of the Commitment bears to the aggregate amount of the Commitment. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to clause (iv) of this paragraph 2, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement with respect to the interest assigned and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 10 and ~~Article 17~~Article 16, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed to by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrowers or a new Accommodations to the Borrowers.

Notwithstanding any other provision of this Agreement, the Agent shall have no responsibility for monitoring any assignments or participations to Ineligible Transferees. The list of all Ineligible Transferees shall be made available to all Lenders.

(3)    Register. The Agent shall maintain at one of its offices in Toronto, Ontario a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Accommodations Outstanding owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Each Lender that sells a participation shall, acting solely for this purpose and as agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Accommodations Outstanding or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(4)    Participations. Any Lender may at any time, without the consent of, or notice to, the Parent or the Agent, sell participations to any Person (other than a natural person, a Loan Party, any Affiliate of a Loan Party, a Defaulting Lender or an Ineligible Transferee) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Accommodations Outstanding owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent, the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrowers or a new Accommodation to the Borrowers.

Subject to paragraph (5) of this Section, the Parent and each Borrower agrees that to the extent permitted by Law, each Participant shall be entitled to the benefits of Article 11 as though it were a Lender and had acquired its interest by assignment pursuant to paragraph (2) of this Section, provided such Participant agrees to be subject to Article 12 as though it were a Lender.

(5)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 10.01 and Section 10.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Article 10.

(6)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

ARTICLE 18~~ARTICLE 19~~

AMENDMENTS AND WAIVERS

Section 18.01 ~~Section 19.01~~ Amendments and Waivers

(1)    Subject to subsections (2), (3), (5) and (6) no acceptance, amendment or waiver of any provision of any of the Loan Documents, nor consent to any departure by the Loan Parties or any other Person from such provisions, shall be effective unless in writing and approved by the Majority Lenders. Any acceptance, amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Any consent or acknowledgement provided by the Parent shall be binding on all Loan Parties.

(2)    Subject to Section 2.15(1), only written acceptances, amendments, waivers or consents signed by (i) all of the Lenders shall increase the Commitment (other than as contemplated by Section 2.03) (and any increase of any Lender’s Commitment shall require the consent of such Lender); (ii) each Lender to whom such reduction shall apply, shall reduce the principal or amount of, or interest on, directly, any Accommodations Outstanding or any Fees (provided that, for greater certainty, the Majority Lenders may amend the definition of Total Funded Debt to Adjusted EBITDA Ratio or any of its constituent parts notwithstanding any effect on the Applicable Margin); (iii) each Lender to whom such postponement shall apply, shall postpone any date fixed for any payment of principal of, or interest on, any Accommodations Outstanding or any Fees; (iv) all of the Lenders shall change the percentage of the Commitments or the number or percentage of Lenders required for the Lenders, or any of them, or the Agent to take any action; (v) all of the Lenders shall permit any termination of any of the guarantees required hereunder or the Security or release any of the guarantees or all or substantially all of the Assets subject to the Security (except as contemplated by this Agreement or the other Loan Documents); (vi) all of the Lenders shall change the definition of Majority Lenders; (vii) all of the Lenders shall amend Section 9.03; or (viii) all of the Lenders shall amend this ~~Section 19.01(2)~~Section 18.01(2)

(3)    Only written acceptances, amendments, waivers or consents signed by the Agent, in addition to the Majority Lenders, shall affect the rights or duties of the Agent in such capacity under the Loan Documents. Only written acceptances, amendments, waivers or consents signed by a Fronting Letter of Credit Lender shall affect the rights or duties of such Fronting Letter of Credit Lender in such capacity under the Loan Documents. Only written acceptances, amendments, waivers or consents signed by the Swingline Lender shall affect the rights or duties of the Swingline Lender in such capacity under the Loan Documents.

(4)    Anything in this Agreement to the contrary notwithstanding, no waiver, amendment or modification of any provision of this Agreement that has the effect (either immediately or at some later time, or directly or indirectly) of enabling the Loan Parties to satisfy a condition precedent to the making of any Accommodation that represents an increase in the Accommodations Outstanding shall be effective against the Lenders only if the Majority Lenders have concurred with such waiver, amendment or modification.

(5)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Agent and the Borrowers may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Agent deems appropriate in order to implement any Benchmark Replacement, Canadian Benchmark Replacement, any Conforming Change or an any Canadian Benchmark Replacement Conforming Change or otherwise effectuate the terms of Section 3.06 or Section 3.07 (as applicable) in accordance with the terms thereof.

~~(6)    No amendments to, or waivers of any of the terms or conditions of, Article 15, Section 3.01(2)(ii) or Section 4.06(4) of this Agreement shall be made without the prior written consent of BDC.~~

Section 18.02 ~~Section 19.02~~ Judgment Currency.

(1)    If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable Law, on the day on which the judgment is paid or satisfied.

(2)    The obligations of the Loan Parties in respect of any sum due in the Original Currency from it to any Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Loan Parties agree, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the Parent.

ARTICLE 19~~ARTICLE 20~~

GOVERNING LAW; JURISDICTION; ETC.

Section 19.01 ~~Section 20.01~~ Governing Law; Jurisdiction; Etc.

(1)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.

(2)    Submission to Jurisdiction. Each of the Loan Parties irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Ontario, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against a Loan Party or its properties in the courts of any jurisdiction.

(3)    Waiver of Venue. The Loan Parties each irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (2) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(4)    USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended from time to time, the “Patriot Act”), and the Agent (for itself and not on behalf of any Lender), hereby notifies each Loan Party that, pursuant to the requirements of the Patriot Act, such Lender and the Agent are required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or the Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.

ARTICLE 20~~ARTICLE 21~~

WAIVER OF JURY TRIAL

Section 20.01 ~~Section 21.01~~ Waiver of Jury Trial

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ARTICLE 21~~ARTICLE 22~~

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

Section 21.01 ~~Section 22.01~~ Counterparts; Integration; Effectiveness; Electronic Execution.

(1)    Counterparts; Integration; Effectiveness. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto or thereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. This Agreement shall become effective when it has been executed by the Agent and when the Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(2)    Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement or any other Loan Document shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, as in provided Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Electronic Commerce Act (Nova Scotia), the Electronic Transaction Acts (British Columbia), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

ARTICLE 22~~ARTICLE 23~~

TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY

Section 22.01 ~~Section 23.01~~ Treatment of Certain Information: Confidentiality; Non-Public Information.

(1)    Each of the Agent and the Lenders shall maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (to the extent necessary to administer or enforce this Agreement and the other Loan Documents) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, with the applicable Agent or Lender being responsible for such Person’s compliance with this Section), (b) to the extent requested by any regulatory authority having jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Laws or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Parent and its obligations, (g) with the consent of the Parent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by such Person or actually known to such Person or (y) becomes available to, or has been made available to, the Agent or any Lender on a non-confidential basis from a source other than any Loan Party, and (z) for the avoidance of doubt, by Agent to any Secured Party. If the Agent or any Lender is requested or required to disclose any Information (other than to any bank or other regulatory examiner) pursuant to or as required by applicable Laws or by a subpoena or similar legal process, the Agent or such Lender, as applicable, shall use its reasonable commercial efforts to provide the Parent with notice of such requests or obligation in sufficient time so that the Parent may seek an appropriate protective order or waive the Agent’s, or such Lender’s, as applicable, compliance with the provisions of this Section, and the Agent and such Lender, as applicable, shall, to the extent reasonable, co-operate with the Parent in the Parent obtaining any such protective order.

(2)    For purposes of this Section, “Information” means all information received from any Loan Party relating to any Tucows Group Entity or Ting Fiber Group Entity any of their respective businesses. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers.

(3)    In addition, and notwithstanding anything herein to the contrary, the Agent may provide basic information concerning the Parent, the Borrowers and the Guarantors and the credit facilities established herein to Loan Pricing Corporation and/or other recognized trade publishers of information for general circulation in the loan market.

(4)    The Loan Parties acknowledge and agree that (A) the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Loan Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders by posting such Borrower Materials on an E-System; and (B) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non public information (“MNPI”) with respect to the Tucows Group or any of their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities. The Loan Parties hereby agree that they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (A) identify in writing, and (B) to the extent reasonably practicable, clearly and conspicuously mark any Borrower Materials that is publicly available or that is not material for purposes of United States federal and state securities laws as “PUBLIC”. The Loan Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Information with the SEC, then Agent and the Lenders shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of United States federal and state securities laws. The Loan Parties further represent, warrant, acknowledge and agree that the following Information shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (I) the Loan Documents, including the schedules and exhibits attached thereto, and (II) administrative materials of a customary nature prepared by the Loan Parties or Agent (including any Accommodation Notice and any similar request or notice posted on or through an E-System). Before distribution of Borrower Materials, the Loan Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein. The Loan Parties acknowledge and agree that the list of Ineligible Transferees does not constitute MNPI and may be posted to all Lenders by Agent (including any updates or supplements thereto).

(5)    Each of Agent and each Lender acknowledges and agrees that it may receive MNPI hereunder concerning the Loan Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Laws (including United States federal and state securities laws and regulations). Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non public information with respect to the Parent or its securities for purposes of United States Federal or state securities laws.

ARTICLE 23~~ARTICLE 24~~

ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS

Section 23.01 ~~Section 24.01~~ Acknowledgement and Consent to Bail In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution, and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down And Conversion Powers of the applicable Resolution Authority.

[Remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized officers as of the date first above written.

AGENT:	BANK OF MONTREAL, as Agent

	By:	/s/ Frederic Gosselin
Name: Frederic Gosselin Title: Senior Director, Loan Syndications

	By:	/s/ Paulina Kursa

Name: Paulina Kursa

Title: Managing Direction

Address:

Bank of Montreal Agent Bank Services

250 Yonge Street, 11th Floor

Toronto, Ontario M5B 2L7

Attention: Manager, Agent Bank Services

Email: bmocclo.agencytoronto@bmo.com

Facsimile: (416) 598-6218

LENDERS:
BANK OF MONTREAL, as Lender, Swingline Lender, Lead Swap Arranger and Fronting Letter of Credit Lender

	By:	/s/ Paulina Kursa
Name: Paulina Kursa Title: Managing Direction

	By:	/s/ Gregory Mancina
Name: Gregory Mancina Title: Director, Corporate Finance

BANK OF MONTREAL, CHICAGO BRANCH, as Lender,

By:	/s/ Charles Reggie Rice
Name: Charles Reggie Rice Title: Vice President

By:
Name:
Title:

THE TORONTO-DOMINION BANK, as Lender and Co-Syndication Agent

By:	/s/ Justin Whiteside
Name: Justin Whiteside Title: Director, National Accounts

By:	/s/ Kyle Rackley
Name: Kyle Rackley Title: Associate Vice President Credit

BANK OF NOVA SCOTIA, as Lender and Co-Syndication Agent

By:	/s/ Caitlin Furtado
Name: Caitlin Furtado Title: Director, National Accounts

By:	/s/ Sebastian Reveredo
Name: Sebastian Reveredo Title: Director, National Accounts

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender,

By:	/s/ Jonathan Gross
Name: Jonathan Gross Title: Associate, Authorized Signatory

By:	/s/ Patrick Martin
Name: Patrick Martin Title: Vice President, Authorized Signatory

NATIONAL BANK OF CANADA, as Lender,

By:	/s/ Justin Marchesseault
Name: Justin Marchesseault Title: Director

By:	/s/ David Bernstein
Name: David Bernstein Title: Associate Director

BUSINESS DEVELOPMENT BANK OF CANADA, as Lender,

By:	/s/ David Wearing
Name: David Wearing Title: Director, Syndicated Financing

By:	/s/ Conor Jefferies

Name: Conor Jefferies Title: Associate Director, Syndicated Financing

HSBC BANK CANADA, as Lender,

By:	/s/ Ashley Charlton
Name: Ashley Charlton Title: Director, Corporate Banking

By:	/s/ Jordan Stewart
Name: Jordan Stewart Title: Senior Director & Term Lead, Corporate Banking

BORROWERS:	TUCOWS INC., as Parent and U.S. Borrower

By:
Name: Davinder Singh Title: Treasurer and Chief Financial Officer Address: 96 Mowat Ave., Toronto, ON M6K 3M1 Attention: Davinder Singh

TUCOWS.COM CO., as Canadian Borrower

By:
Name: Davinder Singh Title: Treasurer and Chief Financial Officer Address: 96 Mowat Ave., Toronto, ON M6K 3M1 Attention: Davinder Singh

TING INC., as U.S. Borrower

By:
Name: Davinder Singh Title: Treasurer and Chief Financial Officer Address: 96 Mowat Ave., Toronto, ON M6K 3M1 Attention: Davinder Singh

TUCOWS (DELAWARE) INC. as U.S. Borrower

By:
Name: Davinder Singh Title: Treasurer and Chief Financial Officer Address: 96 Mowat Ave., Toronto, ON M6K 3M1 Attention:

TUCOWS (EMERALD), LLC, as U.S. Borrower

By:
Name: Davinder Singh Title: Treasurer and Chief Financial Officer Address: 96 Mowat Ave., Toronto, ON M6K 3M1 Attention: Davinder Singh

WAVELO, INC., as U.S. Borrower

By:
Name: Davinder Singh Title: Treasurer and Chief Financial Officer Address: 96 Mowat Ave., Toronto, ON M6K 3M1 Attention:

Acknowledged and agreed by the Guarantors of the date first written above.

TUCOWS DOMAINS SERVICES, INC., as Guarantor

By:
Name: Davinder Singh Title: Treasurer and Chief Financial Officer Address: 96 Mowat Ave., Toronto, ON M6K 3M1 Attention: Davinder Singh

eNOM, LLC, as Guarantor

By:
Name: Davinder Singh Title: Treasurer and Chief Financial Officer Address: 96 Mowat Ave., Toronto, ON M6K 3M1 Attention: Davinder Singh

ASCIO TECHNOLOGIES, CORP., as Guarantor

By:
Name: Davinder Singh Title: Treasurer and Chief Financial Officer Address: 96 Mowat Ave., Toronto, ON M6K 3M1 Attention: Davinder Singh

SCHEDULE 1

FORM OF BORROWING, ROLLOVER AND CONVERSION NOTICE

[Date]

Bank of Montreal, as Agent

Bank of Montreal Agent Bank Services

250 Yonge Street, 11th Floor

Toronto, Ontario M5B 2L7

Attention: Manager, Agent Bank Services

Email: bmocclo.agencytoronto@bmo.com

Facsimile: (416) 598-6218

Ladies and Gentlemen:

The undersigned, [<*>] (the “Borrower”), refers to the credit agreement dated September 22, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined) among, inter alios, the Borrowers party thereto, the Agent and the Lenders ~~and~~ .

Borrowing [select applicable section and delete the balance]

The undersigned hereby gives you notice pursuant to Section 3.02(1) of the Credit Agreement that the Borrower hereby requests a Borrowing under the Credit Agreement, and, in connection therewith sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 3.02(1) of the Credit Agreement:

(a)	The date of the Proposed Borrowing is [*], which is a Business Day.

(b)

The Type of Advance requested is [Canadian Prime Rate Advance] [Base Rate (Canada) Advance] [Base Rate (United States) Advance] [Adjusted Daily Simple SOFR][Adjusted Term SOFR][Daily Compounded CORRA Loan][Term CORRA Loan].

(c)	The aggregate amount of the Proposed Borrowing is [insert amount and currency].

(d)	[The initial Interest Period applicable to the Proposed Borrowing is [*]~~1~~.] [only applicable in the case of SOFR Loans and CORRA Loans]

*The duration of each Interest Period shall be 1, 3 or 6 months for SOFR Loans.

*The duration of each Interest Period shall be 1 and 3 months for CORRA Loans.

(e)

~~The Canadian Borrower shall be borrowing at least the BDC Commitment Percentage of each Advance and BDC shall fund such portion of such Advance, up to an amount not to exceed the BDC Commitment. The Borrowing requested hereunder shall be allocated as follows:~~

~~Canadian Borrower: $~~

~~U.S. Borrowers: $~~

Rollover [select applicable section and delete the balance]

The undersigned hereby gives you notice pursuant to the Credit Agreement that the Borrower hereby requests a rollover under the Credit Agreement, and, in connection therewith sets forth below the information relating to such rollover:

(a)	The date of the maturing Advance is [*].

(b)	The amount of the maturing Advance is [*].

(c)

The Type of maturing Advance is [Canadian Prime Rate Advance] [Base Rate (Canada) Advance] [Base Rate (United States) Advance] [Adjusted Daily Simple SOFR][Adjusted Term SOFR][Daily Compounded CORRA Loan][Term CORRA Loan].

(d)

The Type of Advance requested is [Canadian Prime Rate Advance] [Base Rate (Canada) Advance] [Base Rate (United States) Advance] [Adjusted Daily Simple SOFR][Adjusted Term SOFR][Daily Compounded CORRA Loan][Term CORRA Loan].

(e)	[The initial Interest Period applicable to the Borrowing is [*].] [only applicable in the case of SOFR Loans and CORRA Loans]

*The duration of each Interest Period shall be 1, 3 or 6 months for SOFR Loans.

*The duration of each Interest Period shall be 1 and 3 months for CORRA Loans.

Conversion [select applicable section and delete the balance]

The undersigned hereby gives you notice pursuant to the Credit Agreement that the Borrower hereby requests a conversion under the Credit Agreement, and, in connection therewith sets forth below the information relating to such conversion:

(a)	The date of the maturing Advance is [*].

(b)	The amount of the maturing Advance is [*].

(c)

The Type of maturing Advance is [Canadian Prime Rate Advance] [Base Rate (Canada) Advance] [Base Rate (United States) Advance] [Adjusted Daily Simple SOFR][Adjusted Term SOFR][Daily Compounded CORRA Loan][Term CORRA Loan].

(d)

The Type of Advance requested is [Canadian Prime Rate Advance] [Base Rate (Canada) Advance] [Base Rate (United States) Advance] [Adjusted Daily Simple SOFR][Adjusted Term SOFR][Daily Compounded CORRA Loan][Term CORRA Loan].

(e)	[The initial Interest Period applicable to the Borrowing is [*].] [only applicable in the case of SOFR Loans and CORRA Loans]

1~~The~~*The duration of each Interest Period shall be 1, 3 or 6 months for SOFR Loans.

*The duration of each Interest Period shall be 1 and 3 months for CORRA Loans.

~~[signature page follows]~~

Yours truly, [<Insert Name of Applicable US Borrower>]

Per:
Authorized Signatory

TUCOWS.COM CO

Per:
Authorized Signatory

SCHEDULE 2

FORM OF INTEREST RATE ELECTION NOTICE

[Date]

Bank of Montreal, as Agent

Bank of Montreal Agent Bank Services

250 Yonge Street, 11th Floor

Toronto, Ontario M5B 2L7

Attention: Manager, Agent Bank Services

Email: bmocclo.agencytoronto@bmo.com

Facsimile: (416) 598-6218

Ladies and Gentlemen:

The undersigned, [<*>] (the “Borrower”), refers to the credit agreement dated September 22, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined) among, inter alios, the Borrowers party thereto, the Agent and the Lenders and hereby gives you notice pursuant to Section 3.03(2) of the Credit Agreement that the Borrower hereby elects to [change or convert one Type of Advance to another Type of Advance or Type of Accommodation under the Credit Agreement] [continue a SOFR Loan/Term CORRA Loan/Daily Compounded CORRA Loan for a further Interest Period] and, in connection therewith, sets forth below the information relating to such election as required by Section 3.03(2) of the Credit Agreement:

(a)	If the Type of Advance is being changed or converted:

(i)	The Business Day on which the conversion from one Type of Advance to another is to be made is [*].

(ii)	The Type of Advance to be converted is [insert amount, currency and Type of Advance].

(iii)	The new [Type of Advance] [Type of Accommodation] selected is [*].

(iv)	The initial Interest Period applicable to such Advance is [*] and the date on which the Interest Period is to begin is [*]. [If applicable]

If the Advance is a SOFR Loan / Term CORRA Loan / Daily Compounded CORRA Loan which is to continue for an additional Interest Period, the subsequent Interest Period applicable to such SOFR Loan / CORRA Loan is [*] and the date on which the Interest Period is to begin is [*].

Yours truly,

<*>

Per:
Authorized Signatory

SCHEDULE 3

FORM OF ISSUE NOTICE

[Date]

Bank of Montreal, as Agent

Bank of Montreal Agent Bank Services

250 Yonge Street, 11th Floor

Toronto, Ontario M5B 2L7

Attention: Manager, Agent Bank Services

Email: bmocclo.agencytoronto@bmo.com

Facsimile: (416) 598-6218

Ladies and Gentlemen:

The undersigned, [<*>] (the “Borrower”), refers to the credit agreement dated September 22, 2023 (as amended, supplemented or restated from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined) among, inter alios, the Borrowers party thereto, the Agent and the Lenders and hereby gives you notice pursuant to Section 4.02 of the Credit Agreement that the Borrower hereby requests an Issue under the Credit Agreement, and, in that connection, sets forth below the information relating to such Issue as required by Section 4.02 of the Credit Agreement:

(a)	The date of the Issue, being a Business Day, is [*].

(b)	The Face Amount of such Letter of Credit is [Cdn.$[*]] [U.S.$[*]].

(c)	The expiration date of such Letter of Credit, being a Business Day is [*].

(d)	The proposed type of Letter of Credit is [*].

(e)	The name and address of the Beneficiary is [*].

(f)	[Insert any special terms or conditions for the Letter of Credit.]

Yours truly,

<*>

Per:
Authorized Signatory

SCHEDULE 4

NOTICE PERIODS AND AMOUNTS

Type of Accommodation	Borrowing Notice or Issue Notice (Sections Section 3.02(1), 4.03(1), Section 4.02)	Interest Rate Election Notice (Section 3.02(2))	Conversion (Section 3 .03(2))	Prepayment/ Cash Collateralize (Section 2.07)	Amount of Accommodations* (Sections Section 3.01(2) and 4.02(2))
Canadian Prime Rate Advance	1 Business Day	1 Business Day	1 Business Day	3 Business Days	minimum Cdn.$500,000 and integral multiples of Cdn. $100,000
Base Rate (Canada) Advances/Base Rate (United States) Advance	1 Business Day	1 Business Day	1 Business Day	3 Business Days	minimum U.S.$500,000 and integral multiples of U.S. $100,000
SOFR Loan	3 Business Days	3 Business Days	3 Business Days	3 Business Days	minimum U.S.$500,000 and integral multiples of U.S. $100,000
CORRA Loan	3 Business Days	3 Business Days	3 Business Days	3 Business Days	minimum U.S.$500,000 and integral multiples of U.S. $100,000

Letters of Credit	2 Business Days	-	-	-	-

In the case of conversion, the notice period applicable to the other Type of Accommodation or Advance into which an Accommodation is to be converted must also be observed. The day on which any notice is given is included and the day on which the specified action is to occur is excluded in calculating the notice period.

The notice periods and amounts specified herein shall not apply to Swingline Advances.

*The applicable Borrower shall be permitted to request an amount equal to the lesser of (i) the remaining available Commitment; and (ii) the minimum amount stipulated in this Schedule 4.

SCHEDULE 5

APPLICABLE STANDBY FEE AND APPLICABLE MARGINS

Level	Total Funded Debt to Adjusted EBITDA	For Canadian Prime Rate Advances/ Base Rate (Canada) Advances/Base Rate (United States) Advances, Canadian Prime Rate or Base Rate (Canada) or Base Rate (United States), as applicable, plus	For SOFR Loans or Term CORRA Loans or Daily Compounded CORRA Loans, Adjusted Term SOFR / Adjusted Daily Simple SOFR or Adjusted Term CORRA or Adjusted Daily Compounded CORRA, as applicable, plus:	Letters of Credit Fee Rate	Standby Fee Rate
1	<2.00x	25 bps	150 bps	150 bps	30 bps
2	>2.00x & <2.75x	75 bps	200 bps	200 bps	40 bps
3	>2.75 & <3.50x	125bps	250 bps	250 bps	50 bps
4	>3.50 ~~& <4.00x~~to 3.75x	175 bps	300 bps	300 bps	60 bps
~~5~~	~~>4.00x~~	~~225 bps~~	~~350 bps~~	~~350 bps~~	~~70 bps~~

The applicable “Applicable Margins” are expressed herein in basis points per annum.

SCHEDULE 6

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignment and Assumption Agreement dated as of [*] between [name of assignor] (the “Assignor”), a Lender under the Credit Agreement (as hereinafter defined), Bank of Montreal (the “Agent”), as Agent for the Lenders under the Credit Agreement, Tucows Inc. (the “Parent”) and [name of assignee] (the “Assignee”).

WHEREAS the Agent and such other Persons as may from time to time be parties to the Credit Agreement as lenders (collectively, the “Lenders”) have agreed to make certain credit facilities available to the Borrowers upon the terms and conditions contained in that certain credit agreement dated September 22, 2023 among, inter alios, the Borrowers, the Parent, the Agent, the Lenders and others (as it may at any time or from time to time be amended, supplemented, restated or replaced, the “Credit Agreement”);

AND WHEREAS the Assignor has agreed to assign and sell to the Assignee all of its right, title and interest in and to [describe the portion of the Commitments and Accommodations Outstanding being assigned], and all right, title and interest of the Assignor in and to the Loan Documents to the extent relating thereto (collectively, the “Assigned Credit Facilities”), and the Assignee has agreed to accept and purchase the Assigned Credit Facilities and assume all liabilities and obligations of the Assignor in respect of the Assigned Credit Facilities (collectively, such assignment, sale, purchase and assumption is hereinafter referred to as the “Assignment”);

AND WHEREAS all necessary consents, if any, to the Assignment have been obtained;

AND WHEREAS the Assignor and the Assignee are required to enter into this Agreement pursuant to ~~Section 18.01~~Section 17.01 of the Credit Agreement;

NOW THEREFORE, in consideration of the foregoing, the sum of $10.00 in lawful money of Canada now paid by the Borrowers, the Agent, the Assignor and the Assignee to each other party and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each such party, the parties agree as follows:

Section 1.01. Definitions. Terms defined in the Credit Agreement which appear in this Agreement without definition shall have the meanings ascribed to them in the Credit Agreement.

Section 2.01. Conveyance of Interest in Credit Facilities. The Assignor assigns, sells, conveys and transfers to the Assignee all of its undivided interest in and to the Assigned Credit Facilities as and from the date upon which this assignment is entered on the records of the Agent kept pursuant to ~~Section 18.01(3)~~Section 17.01(3) of the Credit Agreement.

Section 3.01. Assumption. The Assignee accepts and assumes the Assigned Credit Facilities and assumes and agrees to be bound by all of the terms and conditions of the Credit Agreement and the other Loan Documents as if it were an original Lender and party to them with a Lender’s Commitment equal to the Lender’s Commitment included in the Assigned Credit Facilities (plus, where the Assignee is already a Lender, its Lender’s Commitment on the date hereof) and acknowledges and expressly assumes in the name, place and stead of the Assignor all obligations and liabilities attaching to the Assigned Credit Facilities and agrees to perform all of the terms, conditions and agreements on its part to be performed as a Lender in respect thereof under the Credit Agreement and the other Loan Documents. Such assignment is without recourse to the Assignor and, except as expressly provided in this Agreement, without representation or warranty by the Assignor.

Section 4.01. Representations, Warranties and Covenants. (1) The Assignor represents and warrants to the Assignee that (i) the outstanding principal amount of the Assigned Credit Facilities as set forth in Schedule “A” remains outstanding as Accommodations Outstanding under the Credit Facilities, (ii) it is the legal and beneficial owner of the Assigned Credit Facilities, and (iii) the Assigned Credit Facilities are free and clear of any lien, encumbrance or other adverse claim.

(2) The Assignee represents and warrants to each other party to this Agreement that it has the capacity and power to enter into this Assignment and Assumption Agreement in accordance with its terms and to perform its obligations, and all action required to authorize the execution and delivery of this Agreement, and the performance of such obligations, has been duly taken.

Section 5.01. Assignee’s Acknowledgments. The Assignee acknowledges and agrees that (i) it is an Eligible Assignee, (ii) it has received a copy of the Credit Agreement and the other Loan Documents, (iii) if it is not a resident of Canada for purposes of the Income Tax Act (Canada), it acknowledges that payments made to it pursuant to the Loan Documents may be subject to withholding tax under such act and that the Borrower is under no obligation to indemnify it or hold it harmless in respect of such withholding tax; (iv) it is bound by all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents and, subject to subsection (iii) of this Section 5.01, entitled to the same rights and benefits thereof and is subject to the same limitations hereunder and under the other Loan Documents as it would have if it were an original Lender and signatory to the Credit Agreement with a Lender’s Commitment equal to the Lender’s Commitment included in the Assigned Credit Facilities (plus, where the Assignee is already a Lender, its Lender’s Commitment on the date hereof); and (v) it has, independently and without reliance upon the Assignor (other than those representations and warranties contained in this Agreement) and on the basis of such documents and information as it deems appropriate, made its own credit analysis and decision regarding this Assignment. Except for documents referred to in subsection (ii) of this Section 5.01 which the Assignor has already received, the Assignor shall not have any duty to provide the Assignee with any credit or other information concerning the affairs, financial condition or business of the Borrower or any third party.

Section 6.01. Recognition as Lender. The parties acknowledge and agree that the Assignee is, (i) by virtue of compliance with the provisions of ~~Section 18.01(2)~~Section 17.01(2) of the Credit Agreement, and (ii) by virtue of the Assignee paying to the Agent the processing and recordation fee of Cdn.$3,500 in accordance with ~~Section 18.01~~Section 17.01 of the Credit Agreement, effective upon the date upon which this assignment is entered on the records of the Agent kept pursuant to ~~Section 18.01(3)~~Section 17.01(3) of the Credit Agreement, a Lender under and as defined in the Credit Agreement for the purposes of the Credit Agreement and for all of the Loan Documents and bound by the terms, conditions and covenants, and, subject to Section 5.01(iii) hereof, entitled to the benefits thereof as if it were an original Lender and signatory with a Lender’s Commitment equal to the Lender’s Commitment included in the Assigned Credit Facilities (plus, where the Assignee is already a Lender, its Lender’s Commitment on the date hereof), and the Borrower shall be entitled as and from this date to deal exclusively and directly with the Assignee in respect of all matters relating to the Assigned Credit Facilities and the Loan Documents as they relate thereto.

Section 7.01. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein.

Section 8.01. Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

Section 9.01. Counterparts. This Agreement may be executed in any number of counterparts and delivered by facsimile or pdf formatted attachment to an email and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Remainder of this page left intentionally blank.]

IN WITNESS WHEREOF the parties have executed this Agreement under the hands of their proper officers duly authorized in that behalf as of the date first above written.

[ASSIGNOR] By: Authorized Signing Officer By: Authorized Signing Officer [ASSIGNEE] By: Authorized Signing Officer By: Authorized Signing Officer

Consented to by the undersigned this          day of         , 20 .

TUCOWS INC., as Parent By: Authorized Signing Officer

The undersigned acknowledges and consents to the above assignment and covenants to enter forthwith said assignment on the records kept by it pursuant to ~~Section 18.01(3)~~Section 17.01(3) of the Credit Agreement.

Dated this          day of          , 20         .

BANK OF MONTREAL, as Agent

By:

Authorized Signing Officer

By:

Authorized Signing Officer

BANK OF MONTREAL, as Fronting Letter of Credit Lender

By:

Authorized Signing Officer

By:

Authorized Signing Officer

BANK OF MONTREAL, as Swingline Lender

By:

Authorized Signing Officer

By:

Authorized Signing Officer

SCHEDULE “A”

Lender	Assigned Lender’s Commitment	Assigned Accommodations Outstanding
<*>	$<*>	[describe]

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:	Bank of Montreal, as Agent

Bank of Montreal Agent Bank Services

250 Yonge Street, 11th Floor

Toronto, Ontario M5B 2L7

Attention: Manager, Agent Bank Services

Email: bmocclo.agencytoronto@bmo.com

Facsimile: (416) 598-6218

And to:         The Lenders (as defined in the Credit Agreement, as defined below)

The undersigned, Tucows Inc. (the “Parent”), refers to the credit agreement dated September 22, 2023 among, inter alios, the Parent, the Borrowers, the Agent, the financial institutions party thereto as lenders, and others (as amended, supplemented or restated from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned hereby certifies to the Agent and the Lenders that as at [date] (the “Determination Date”) and for the [Rolling Period] ending on the Determination Date:

1.	No Default or Event of Default has occurred and is continuing.

2.	Financial Covenants and Calculations:

(a)	Total Funded Debt to Adjusted EBITDA Ratio. As at the Determination Date, the Total Funded Debt to Adjusted EBITDA Ratio was <*>:1.0;

(b)	Interest Coverage Ratio. At the Determination Date, the Interest Coverage Ratio was <*>:1.0; and

(c)	the calculations of the financial covenants set forth in 2(a) and 2(b), which calculations are attached hereto as Exhibit A, are true and correct in all material respects.

3.

The details of any previously undisclosed Subsidiaries of the Parent, any new Material Authorizations or Material Contracts, any cancellation or termination of any Material Authorization or Material Contract, any default or event of default under any Material Authorization or Material Contract of which the Parent has knowledge, any additional material and registered, or applications for registration of, Owned Intellectual Property of any Tucows Group Entity used in the business of any Tucows Group Entity, any additional Material Owned Real Property or Material Leased Real Property of any Tucows Group Entity, any jurisdiction not identified in Schedule 7.01(11) in which any Tucows Group Entity has any place of business or stores any tangible personal property with a realizable value in excess of $500,000 (or the Equivalent Amount in any other currency), any other Investment by any Tucows Group Entity in any Person other than a Guarantor, any new bank accounts not disclosed on Schedule 8.01(17): [●].

4.

The financial statements delivered pursuant to Section 8.01(2) have been prepared in accordance with GAAP (except as otherwise required to comply with the provisions of the Credit Agreement and, in the case of unaudited financial statements, to normal year-end adjustments and the addition of footnotes) in effect on the date of such financial statements and present fairly in all material respects the Consolidated financial position of the Parent and the consolidated results of the operations and changes in the financial position of the Parent as of and to the date thereof.

DATED the day of          , .

<*>

Per:
Authorized Signatory Officer

EXHIBIT A

[Insert Details of Financial Covenants and Calculations]

EXHIBIT B

[Insert Required Disclosure Details.]

LENDER COMMITMENTS

Lender	Credit Facility Commitment	Fronting Letter of Credit Commitment*	Swingline Commitment*	Notice Details
Bank of Montreal	$50,000,00 0	$8,000,000	$10,000,00 0	Bank of Montreal Agent Bank Services 250 Yonge Street, 11th Floor Toronto, Ontario M5B 2L7 Attn: Mirsada Krpo Email: GFS.AgencyUS@bmo.com
The Toronto-D ominion Bank	$42,500,00 0	Nil	Nil

The Toronto-Dominion Bank

66 Wellington St West, 12th Floor

Toronto, ON M5K 1A2

Attn: Seema Wadhera, Brandon Miranda and Samira Amir

Emails: td.cnasyndications@td.com

SEEMA.WADHERA@TD.COM

 BRANDON.MIRANDA@TD.COM

The Bank of Nova Scotia	$42,500,00 0	Nil	Nil

The Bank of Nova Scotia

4715 Tahoe Boulevard 3rd Floor,

Mississauga, Ontario, Canada L4W 0B4

Attn: Sonal Patel and Monir Maghami

Emails:

bsc@scotiabank.com

sonal.patel@scotiabank.com

monir.maghami@scotiabank.com

parjeet.kooner@scotiabank.com

Canadian Imperial Bank of Commerce	$27,500,00 0	Nil	Nil	Canadian Imperial Bank of Commerce CIBC Square 81 Bay Street Toronto, ON M5J 0E7 Attn: Adam Weiers Emails: adam.weiers@cibc.com; jonathan.gross@cibc.com mailbox.cpscadloanops@cibc.com

Lender	Credit Facility Commitment	Fronting Letter of Credit Commitment*	Swingline Commitment*	Notice Details
mailbox.commercialsyndications@ci bc.com frederick.alves@cibc.com vasa.ratnam@cibc.com
National Bank of Canada	$35,000,00 0	Nil	Nil	National Bank of Canada 500 Place d'Armes, 26th Floor Montreal, Quebec H2Y 2W3 Emails: operation@bnc.ca corpfinance09821@nbc.ca
Business Developm ent Bank of Canada	$25,000,00 0	Nil	Nil	Business Development Bank of Canada 81 Bay Street, Unit 3700 Toronto, Ontario, M5J 0E7 Attn: Katherine Trottier Email: SFopsfax@bdc.ca
~~HSBC~~Royal Bank of Canada	$17,500,00 0	Nil	Nil	~~HSBC~~Royal Bank of Canada Global Loan Administration ~~16 York~~155 Wellington Street West, ~~Suite 500~~8th Floor Toronto, ~~ON M5J 0E6, Canada~~Ontario
Attn: ~~Angelica Chan~~RBC GLA Toronto and Nicholas Shen Email: ~~cacmbagency5@hsbc.ca~~rbcglat3@rbc cm.com and Nicholas.shen@rbccm.com
Total	$240,000,0 00	$8,000,000	$10,000,00 0

* The Fronting Letter of Credit Commitment and Swingline Commitment form part of the Commitment.

SCHEDULE 9

FORM OF PAYMENT REDUCTION NOTICE

[Date]

Bank of Montreal, as Agent

Bank of Montreal Agent Bank Services

250 Yonge Street, 11th Floor

Toronto, Ontario M5B 2L7

Attention: Manager, Agent Bank Services

Email: bmocclo.agencytoronto@bmo.com

Facsimile: (416) 598-6218

Ladies and Gentlemen:

The undersigned, Tucows Inc. (the “Parent”), refers to the credit agreement dated September 22, 2023 (as amended, supplemented or restated from time to time the “Credit Agreement”, the terms defined therein being used herein as therein defined) among, inter alios, the Parent, the Borrowers, the Agent, the Lenders and others, and hereby gives you notice pursuant to Section 2.06 of the Credit Agreement that:

1.	[A payment will be made under the Credit Facility/the Commitment will be reduced/a [Term CORRA Loan / Daily Compounded CORRA Loan/SOFR Loan] will be Cash Collateralized [in whole]/[in part]].

2.	The date of the [payment/reduction], being a Business Day, is [*]

3.	The aggregate principal amount of the [payment/reduction] is $[*].

Yours truly, TUCOWS INC.

Per:
Authorized Signatory

Schedule 5.03

MORTGAGED PROPERTY

None.

Schedule 7.01(6)

MATERIAL AUTHORIZATIONS

None.

Schedule 7.01(7)

LITIGATION AND OTHER PROCEEDINGS

In the ordinary course of business, the Tucows Domain registration entities, including Tucows.com Co, eNom, LLC, EPAG Domainservices GmBH, and Ascio Tecnologies, Corp. (the “Domains Entities”, each a “Domains Entity”), have been named as parties in certain complaints filed under ICANN’s Uniform Domain-Name Dispute-Resolution Policy (the “UDRP”) and Uniform Rapid Suspension System (the “URS”) or the similar dispute resolution procedures or policies adopted by certain country-code Top Level Domain registries (together with the UDRP and URS, the “Dispute Policies”), each of which involves a domain name for which a Domains Entity or one of its Affiliates serves as the registrar or was registered through the Canadian Borrower’s privacy masking service and in the name of Whois Privacy Protection Service, Inc. In each such case, the Canadian Borrower and its Affiliates (if applicable) have complied with their obligations under the applicable Dispute Policies, and are entitled to indemnification from all associated costs and damages pursuant to their agreement with the applicable customer.

Schedule 7.01(8)

OWNERSHIP OF ASSETS

Ascio Technologies, Corp. (f/k/a Ascio Technologies, Inc.) has an outstanding tax Lien, which was filed by the Internal Revenue Service (“IRS”). The prior owner of Ascio Technologies, Inc. filed an extension return in 2017, which indicated a liability of $343,810.94, of which the prior owner paid $200,0000, leaving an outstanding amount of $143,810.94. After Tucows acquired Ascio Technologies, Inc., Tucows paid $160,380.69 (being the liability of $143,810.04 plus interest of $16,560.75) to the IRS on behalf of the prior owner, and the prior owner filed a Form 843 for abatement of the late penalty of $21,856.41. The IRS rejected the abatement request, but the prior owner never notified Tucows of the same, and a lien was placed as a result. Tucows has since addressed the lien with the IRS and expects the IRS to grant a waiver in respect of the penalty and the tax lien to be released. (the “Ascio Tax Matter”).

The Lien arising pursuant to the Ascio Tax Matter shall be a “Permitted Lien” for purposes under the Loan Documents and shall, in accordance with Schedule 9.01(21), be released on or before the date which is 90 days from the Closing Date.

Schedule 7.01(10)

REAL PROPERTY – OWNED AND LEASED

Owned Real Property

None.

Leased Real Property

Ontario Properties

Lessee	Lessor	Location	Lease Term	Basic Rent (CAD)	Sq. Ft.	Purchase Option or Right of First Refusal (Y/N)	Loan Parties with assets at this location
Tucows (Delaware Inc.) and Tucows.com Co	707932 Ontari0 Limited	96 Mowat Ave, Toronto, Ontario M6K 3M1	1/1/2021 – 12/31/2030	CAD $26.50/sq . ft. per annum	Approx . 27,000	No	Tucows.com Co Note: Wavelo, Inc. and Ting Inc. have employees with laptops at this location not physical assets.

US Properties

Lessee	Lessor	Location	Lease Term	Basic Rent	Sq. Ft.	Purchase Option or Right of First Refusal (Y/N)	Loan Parties with assets at this location
Tucows Inc.	CCMS Propertie s	421-2 Dr. Martin Luther King Dr. East, Starkville, MS 39759	1/4/18-1/ 4/25	USD $8.50/sq. ft. per annum	Approx. 4,700	Yes	Ting Inc. Wavelo, Inc.

Schedule 7.01(11)

PLACE OF BUSINESS

Company	Principal Place of Business
Tucows Inc.	Ontario
Tucows (Delaware) Inc.	Ontario
Tucows.com Co.	Ontario
Ting Inc.	Ontario
Tucows Domains Inc.	Ontario
Tucows (Emerald), LLC	Ontario
eNom, LLC	Kirkland, Washington
Ascio Technologies, Corp.	Nova Scotia
Wavelo, Inc.	Ontario
Tucows Domains Services, Inc.	Ontario

None of the Borrowers or any other Loan Party stores any tangible personal property with a realizable value in excess of $500,000 in any location.

Schedule 7.01(13)

MATERIAL CONTRACTS

1.	Registrar and Accreditation Agreement, effective as of November 13, 2013, by and between the Internet Corporation for Assigned Names and Numbers and Tucows Domains Inc.

2.	.com Registry-Registrar Agreement, effective July 5, 2012, by and between Tucows Domains Inc. and VeriSign, Inc.

3.	.net Registry-Registrar Agreement, effective July 5, 2012, by and between Tucows Domains Inc. and VeriSign, Inc.

4.	Verisign Registry-Registrar Agreement, Contract No. 00025008, effective as of February 3, 2016, by and between eNom, Incorporated and VeriSign, Inc.

5.	.com Registry-Registrar Agreement, effective July 5, 2012, by and between eNom, LLC (f/k/a eNom, Incorporated) and VeriSign, Inc.

6.	.net Registry-Registrar Agreement, effective July 5, 2012, by and between eNom, LLC (f/k/a eNom, Incorporated) and VeriSign, Inc.

7.	Registrar Accreditation Agreement, effective as of October 25, 2013, by and between Internet Corporation for Assigned Names and Numbers and eNom, LLC (f/k/a eNom, Incorporated).

8.

Amended and Restated Verizon Wholesale Agreement, effective May 20, 2021 by and between Ting, Inc. and Cellco Partnership d/b/a Verizon Wireless, as amended by Amendment 1 to the Verizon Wireless Amended and Restated Reseller Agreement executed by Ting, Inc. on August 30, 2022 and by Cellco Partnership on September 7, 2022.

9.	Dish Mobile Virtual Network Enabler (MVNE) Master Services Agreement, effective August 1, 2020, by and between Ting, Inc. and Dish Wireless L.L.C.

Schedule 7.01(15)

TAXES

1.

In Fiscal 2017, in connection with the eNom, LLC acquisition, Tucows acquired deferred tax liabilities primarily composed of prepaid registry fees. As a result, Tucows aligned its tax methodology pertaining to the deductibility of prepaid registry fees for Tucows’ other subsidiaries. In Fiscal 2018, Tucows’ tax preparers E&Y disclosed that they had not filed the required paperwork in error and that Tucows was in technical violation with respect to the administrative application of the accounting method change relating to the deductibility of prepaid registry fees for these additional subsidiaries. Based on an examination of administrative practices and precedents by the IRS, and the filing of a Form 9100 for relief, Tucows believes that its tax position will be sustained. If the position is not sustained, then the accounting method change would be deferred into the following taxation period and Tucows may be subject to incremental taxes as well as interest and penalties. For further details, please see Affidavit filed with the IRS and related Form 9100 on February 28, 2019. As of September 5, 2023 there has been no formal resolution to the case.

2.	The Ascio Tax Matter.

Schedule 7.01(18)

PENSION PLANS

None.

Schedule 7.01(23)

INTELLECTUAL PROPERTY

PATENTS

See Appendix “A” attached.

TRADEMARKS

See Appendix “A” attached.

DOMAIN NAMES

See Appendix “B” attached.

Schedule 7.01(25)

COLLECTIVE AGREEMENTS

None.

Schedule 8.01(13)

AUTHORIZATIONS, INTELLECTUAL PROPERTY

None.

Schedule 8.01(17)

MAINTENANCE OF BANK ACCOUNTS AND SERVICE ACCOUNTS

Account Name	Financial Institution	Type of Account (dep/securities)	Address of Account	Account Number	Approximate Value ($)
Tucows Inc	BMO Bank N.A.	Checking	111 W. Monroe St. Chicago, IL 60603	4238721	10M
Tucows.com Co	BMO Bank N.A.	Checking	111 W. Monroe St. Chicago, IL 60603	4242418	0 (ZBA)
Tucows.com Co	BMO Bank N.A.	Checking	111 W. Monroe St. Chicago, IL 60603	4302618	0 (ZBA)
Tucows.com Co	BMO Bank N.A.	Checking	111 W. Monroe St. Chicago, IL 60603	4254066	0 (ZBA)
Enom LLC	BMO Bank N.A.	Checking	111 W. Monroe St. Chicago, IL 60603	2465060	0 (ZBA)
Wavelo, Inc	BMO Bank N.A.	Checking	111 W. Monroe St. Chicago, IL 60603	4234910	0 (ZBA)
Ting Inc	BMO Bank N.A.	Checking	111 W. Monroe St. Chicago, IL 60603	4229605	0 (ZBA)
Tucows.com Co	Bank of Montreal	Checking	100 King Street West Toronto ON, M5X 1A3	0002-4605193	500K
Tucows.com Co	Bank of Montreal	Checking	100 King Street West Toronto ON, M5X 1A3	0002-1547881	500K
Tucows.com Co	HSBC Bank Canada	Checking	16 York St, Toronto ON, M5J 0E6	002-348624-2 40	0
Ascio Technologies, Danmark	HSBC Continental Europe, Ireland	Checking	1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland	36654064	100K
Ascio Technologies, Danmark	HSBC Continental Europe, Ireland	Checking	1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland	36654056	300K
Ascio Technologies, Danmark	HSBC Continental Europe, Ireland	Checking	1 Grand Canal Square, Grand Canal	36654072	1K

			Harbour, Dublin 2, D02 P820, Ireland
Ascio Technologies, Danmark	HSBC Continental Europe, Ireland	Checking	1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland	36654080	1K
Epag Domainservices GmbH	HSBC Continental Europe, Ireland	Checking	1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland	36655315	200K
Epag Domainservices GmbH	HSBC Continental Europe, Ireland	Checking	1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland	36655323	100K
Ascio Technologies, Corp.	HSBC UK Bank PLC	Checking	60 Queen Victoria Street, London EC4N 4TR, UK	401160-91256 475	10K

Schedule 8.01(21)

POST-CLOSING UNDERTAKING

POST-CLOSING REQUIREMENT	DATE BY WHICH TO BE MET
Delivery of evidence satisfactory to the Agent that Federal Tax Lien issued by the Internal Revenue Service in the amount of $143,529.94 against Ascio Technologies, Inc. has been released.	90 days following the Closing Date

To use commercially reasonable efforts to provide a fully executed landlord waiver for each of the following locations, each in form and substance satisfactory to the Agent:

a)    96 Mowat Ave, Toronto, Ontario,

Canada. M6K 3M1

b)     421-2 Dr Martin Luther King Dr. East, Starkville, MS, 39758

30 days following the Closing Date

Delivery to the Agent of the following original share certificates and/or powers of attorney to transfer shares, in form and substance satisfactory to the Agent:

Share certificates:

a)    eNom, LLC (100 cs of Secure Business Services, Inc.)

b)    eNom, LLC (100 cs of Whois Privacy Protection Services, Inc.)

c)    eNom, LLC (65 cs of eNom Canada Corp.)

d)    eNom, LLC (35 cs of eNom Canada Corp.)

Stock powers of attorney:

e)    Tucows.com Co. of its shares of Ascio Technologies, Corp.

f)     Tucows Domains Services, Inc. of its shares of Tucows.com

g)     eNom LLC, of its shares of Secure Business Services, Inc.

5 Business Days following the Closing Date

h) eNom LLC, of its shares of Whois Privacy Protection Services, Inc . i) eNom LLC, of its shares of eNom Canada Corp. (65 cs) j) eNom LLC, of its shares of eNom Canada Corp. (35 cs)

~~56776529.5~~65350474.5

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Changes:
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